UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CONVERTED ORGANICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: The outstanding membership units of TerraSphere Systems LLC

(2)	Aggregate number of securities to which transaction applies: 100% of the outstanding membership units of TerraSphere Systems LLC

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): A maximum being paid for 100% of the outstanding membership units of TerraSphere Systems LLC is $18,962,500.18. The transaction value is based on 34,166,667 shares of Converted Organics Inc. common stock being issued at the average of the high and low price of the registrant’s common stock reported on the NASDAQ Stock Market on July 6, 2010, or $0.555.

(4)	Proposed maximum aggregate value of transaction: $18,962,500.18

(5)	Total fee paid: $1,352.03

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This proxy statement is dated          , 2010 and is first being mailed to stockholders on or about          , 2010.

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
617 624 0111

Dear Stockholder:

A Special Meeting of Stockholders of Converted Organics Inc. (the “Company”) will be held at Marriott’s Long Wharf, 296 State Street, Boston, MA, 02109, on          , 2010 at 9:30 a.m. local time. The attached material includes the Notice of Special Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

On July 6, 2010, a Membership Interest Purchase Agreement was entered into by and among the Company, TerraSphere, Inc., a wholly owned subsidiary of the Company, TerraSphere Systems LLC (“TerraSphere”) and the members of TerraSphere, pursuant to which the Company agreed to acquire 100% of TerraSphere. The maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. Pursuant to the purchase agreement, if the acquisition is approved by the Company’s stockholders, the Company will issue up to 34,166,667 shares of its common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to certain anti-dilution adjustments described in this proxy statement. Of these shares, 19,563,492 shares will be issued at the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves certain milestones described in this proxy statement. Upon completion of the proposed acquisition, TerraSphere would become a wholly-owned subsidiary of the Company. TerraSphere designs, builds and operates highly efficient and scalable systems, featuring a patented, proprietary technology that utilizes vertically-stacked modules to house rows of plants, which are then placed perpendicular to an interior light source to grow pesticide-free, organic fruits and vegetables. Due to a controlled, indoor environment, the system generates fresh produce year-round in any location or climate world-wide.

Pursuant to the rules of the NASDAQ Stock Market, the TerraSphere acquisition requires the approval of the Company’s stockholders.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also vote by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.

This proxy statement sets forth more information about TerraSphere, the TerraSphere members and the purchase agreement. We encourage you to carefully read this proxy statement before voting, including the section entitled “Risk Factors” beginning on page 12.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/  Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholder Meeting to be Held on          , 2010:
The Proxy Statement is available at [http://ir.convertedorganics.com/annuals.cfm]

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
617 624 0111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD          , 2010

TO THE STOCKHOLDERS OF CONVERTED ORGANICS INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Converted Organics Inc., a Delaware corporation (the “Company”), relating to the proposed acquisition with TerraSphere Systems LLC, a Massachusetts limited liability company (“TerraSphere”), will be held at 9:30 a.m. Eastern time on          , 2010, at Marriott’s Long Wharf, 296 State Street, Boston, MA, 02109, to consider and vote upon the following matter:

Proposal 1.  The issuance of up to 34,166,667 shares of Company common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections described in this proxy statement. This proposal is called the “TerraSphere Proposal.”

Proposal 2.  Any adjournment of the special meeting for the purpose of soliciting additional proxies. This proposal is called the “Adjournment Proposal.”

On July 6, 2010, a Membership Interest Purchase Agreement was entered into by and among the Company, TerraSphere, Inc., a wholly owned subsidiary of the Company, TerraSphere and the members of TerraSphere, pursuant to which the Company agreed to acquire 100% of TerraSphere. The maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. Pursuant to the purchase agreement, if the acquisition is approved by the Company’s stockholders, the Company will issue up to 34,166,667 shares of its common stock, subject to upward adjustment based on certain anti-dilution protections, to the members of TerraSphere in exchange for 100% of the units of TerraSphere. Of these shares, 19,563,492 shares will be issued at the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves certain milestones described in this proxy statement. Upon completion of the proposed acquisition, TerraSphere would become a wholly-owned subsidiary of the Company. The acquisition of TerraSphere will require the issuance of approximately 84.6% of the outstanding shares of Company before the issuance and would represent 45.7% of our voting shares following the issuance, assuming the maximum number of shares are issued in the transaction.

Pursuant to the rules of the NASDAQ Stock Market, the TerraSphere acquisition requires the approval by a majority of the total votes cast at a special meeting of stockholders at which a quorum is present.

Mr. Edward J. Gildea, the Company’s Chairman and Chief Executive Officer, has an interest in 8.75% of the units of TerraSphere, and family members of Mr. Gildea hold significant units of TerraSphere and serve as officers of TerraSphere. Our board of directors formed an Acquisition Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition because of Mr. Gildea’s interest in TerraSphere. The Acquisition Committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with TerraSphere management. Mr. Gildea did not participate in the negotiations. The Acquisition Committee unanimously determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of our stockholders. Upon the Acquisition Committee’s unanimous recommendation, our board of directors then unanimously (with Mr. Gildea abstaining) determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of, our stockholders.

After careful consideration, and upon the unanimous recommendation of an Acquisition Committee of the disinterested directors, our board of directors has unanimously (with Mr. Gildea abstaining) approved the proposal referred to above and concluded that it is advisable, fair to, and in the best interests of our stockholders. The Acquisition Committee and our board of directors unanimously recommend that our stockholders vote “FOR” the TerraSphere Proposal referred to above, and “FOR” the Adjournment Proposal.

The Company’s board of directors has fixed the record date as the close of business on          , 2010, as the date for determining stockholders entitled to receive notice of and to vote at the special meeting and any adjournment thereof. The holders of record of the Company’s common stock on the record date are entitled to have their votes counted at the special meeting or any adjournment.

The proxy statement accompanying this notice sets forth more information about TerraSphere, the TerraSphere members, the purchase agreement and the interests of Mr. Gildea in the acquisition. The accompanying materials also provide instructions on how to vote your shares in person at the special meeting or by proxy.

Dated:          , 2010

By Order of the Board of Directors

/s/  Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board

Boston, Massachusetts

          , 2010

Your vote is important.

If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

ANNEXES
A — Membership Interest Purchase Agreement	A-1
B — Opinion of Duff & Phelps, LLC	B-1

ii

SUMMARY TERM SHEET

This section summarizes information related to the proposal to be voted on at the special meeting. The proposal is described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which you are referred.

•	The purpose of the special meeting is to approve our acquisition of TerraSphere Systems LLC, or TerraSphere, pursuant to the Membership Interest Purchase Agreement, or purchase agreement, between us, TerraSphere Inc., our wholly owned subsidiary, TerraSphere and TerraSphere’s members dated July 6, 2010. See the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition” on page 23 for more information about the acquisition and see the section entitled “The Purchase Agreement” on page 36 for more information about the purchase agreement.

•	The maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. Pursuant to the purchase agreement, if the acquisition is approved by our stockholders, we will issue up to 34,166,667 shares of our common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections, which represents 84.6% of our voting shares prior to the issuance and would represent 45.7% of our voting shares following the issuance, assuming the maximum number of shares are issued in the transaction, based on our outstanding capital stock at July 6, 2010. Of these shares, 19,563,492 shares will be issued at the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves certain milestones described in this proxy statement.

•	TerraSphere designs, builds and operates highly efficient and scalable systems, featuring a patented, proprietary technology that utilizes vertically-stacked modules to house rows of plants, which are then placed perpendicular to an interior light source to grow pesticide-free, organic fruits and vegetables. Due to a controlled, indoor environment, the system generates fresh produce year-round in any location or climate world-wide.

•	Our Chairman and Chief Executive Officer, Mr. Edward Gildea, has an interest in 8.75% of the units of TerraSphere. In addition, relatives of Mr. Gildea hold an additional 30.75% of the units of TerraSphere. Furthermore, Mark C. Gildea, the brother of Edward Gildea, is the President and Chief Executive Officer of TerraSphere, and William A. Gildea, also the brother of Edward Gildea, is an independent contractor of TerraSphere. See section entitled “The TerraSphere Acquisition — Interests of Our Officers and Directors in the TerraSphere Acquisition” on page 35.

•	Because of Mr. Gildea’s relationship with TerraSphere, our board of directors formed an Acquisition Committee to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition. The Acquisition Committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with the TerraSphere management. Mr. Gildea did not participate in the negotiations. See section entitled “The TerraSphere Acquisition — Opinion of the Acquisition Committee’s Financial Advisor Regarding the TerraSphere Acquisition” on page 30.

•	Due to the number of shares that would be issued in the acquisition and the related party nature of the acquisition, Rule 5635(a) of the NASDAQ Marketplace Rules requires us to obtain stockholder approval of the issuance of common stock to the TerraSphere members.

•	With limited exceptions, the shares to be issued to the TerraSphere members are subject to lock-up restrictions on future sales for periods of between six and eighteen months. See section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — Lock-Up of Shares” on page 25 for more information.

•	During the applicable lock-up period described above, we have agreed to provide certain of the TerraSphere members anti-dilution rights that require us to issue them additional shares if we sell our common stock at a price per share that is lower than the price at which we valued the shares to be issued in the TerraSphere acquisition. Messrs. Edward Gildea and William Gildea have not been provided this anti-dilution protection. See section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — Anti-Dilution Protection” on page 25 for more information.

QUESTIONS AND ANSWERS ABOUT THE TERRASPHERE ACQUISITION
AND THE SPECIAL MEETING

These Questions and Answers below are only summaries of matters described in this proxy statement. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement. The terms “Converted,” “Company,” “we,” or “our” refer to Converted Organics Inc.

Q.	What is being voted on?

A.	There are two proposals being presented at the special meeting. The TerraSphere Proposal is the approval of the acquisition of TerraSphere Systems LLC, or TerraSphere, by us through the issuance of up to 34,166,667 shares of our common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to certain anti-dilution adjustments described in this proxy statement. Of these shares, 19,563,492 shares will be issued at the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves certain milestones described in this proxy statement.

The Adjournment Proposal is the approval of any adjournment of the special meeting for the purpose of soliciting additional proxies.

Q.	Why am I being asked to approve the TerraSphere acquisition?

A.	Our stock is listed on the NASDAQ Capital Market. Rule 5635(a) of the NASDAQ Marketplace Rules requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, if:

• the securities to be issued represent 20% or more of the number of shares of common stock outstanding before the issuance;

• the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or

• any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

You are being asked to approve the issuance of the shares to be issued to the TerraSphere members because the issuance implicates each of the circumstances listed above, and, pursuant to the purchase agreement, our stockholders’ approval of the issuance of the shares is a condition to closing the TerraSphere acquisition. We will hold a special meeting of our stockholders to obtain approval of the issuance of the shares. This proxy statement contains important information about the special meeting, us, TerraSphere, the TerraSphere members, the purchase agreement and the interests of our Chairman and Chief Executive Officer in the acquisition, and you should read it carefully.

Q.	Why are we proposing the TerraSphere acquisition?

A.	We believe that the acquisition will provide substantial strategic and financial benefits to our stockholders. We believe our acquisition of TerraSphere will expand our portfolio of sustainable, environmentally-friendly businesses, and will provide us with an immediate revenue stream.

For a description of the other factors considered by the Acquisition Committee of our board of directors in determining to recommend approval of the TerraSphere acquisition, see “The TerraSphere Acquisition — Our Reasons for the TerraSphere Acquisition” beginning on page 28.

Q.	Do our Acquisition Committee and board of directors recommend voting in favor of the TerraSphere acquisition and issuance of the shares in connection with the acquisition?

A.	Yes. Our board of directors appointed an Acquisition Committee of disinterested directors, who have no interest in TerraSphere to evaluate and, if appropriate, negotiate the terms of the acquisition. We refer to them in this proxy statement as the Acquisition Committee. The Acquisition Committee unanimously determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of our stockholders. The Acquisition Committee has unanimously recommended that you vote “FOR” approval of the issuance of the shares in connection with the TerraSphere acquisition. Based solely on the Acquisition Committee’s unanimous recommendation, our board of directors (with Mr. Gildea abstaining) has also unanimously recommended that you vote “FOR” approval of the issuance of the shares in connection with the TerraSphere acquisition.

The reasons the Acquisition Committee’s recommendation are discussed in detail in “The TerraSphere Acquisition — Our Reasons for the TerraSphere Acquisition” beginning on page 28.

Q.	Why are we proposing to approve any adjournment of the special meeting?

A.	We are proposing to approve any adjournment of the special meeting so that we may delay the meeting in the event that it appears that the other proposal to be presented at the meeting will not be approved. This will provide our management with more time to solicit stockholders to vote or change their votes.

Q.	What vote is required by our stockholders to approve the issuance of the shares in connection with the TerraSphere acquisition?

A.	Pursuant to applicable NASDAQ Marketplace Rules and our by-laws, the affirmative vote of a majority of the total votes cast at a special meeting at which a quorum is present is required to approve the issuance of the shares in connection with the TerraSphere acquisition. As of the record date, our directors and executive officers were entitled to vote less than 1% of our outstanding shares of common stock.

Q.	Is the TerraSphere acquisition a related person transaction?

A.	Yes. Mr. Edward Gildea holds 8.75% of the units of TerraSphere. In addition, relatives of Mr. Gildea hold an additional 30.75% of the units of TerraSphere. If the acquisition is completed, and assuming all milestones are achieved, Mr. Gildea would receive 3,240,741 shares of our common stock in exchange for his TerraSphere units and his relatives would receive an additional 10,775,463 of our common stock in exchange for their TerraSphere units. Furthermore, Mark C. Gildea, the brother of Edward J. Gildea, is the President and Chief Executive Officer of TerraSphere, and William A. Gildea, also the brother of Edward J. Gildea, is an independent contractor of TerraSphere.

Because of Mr. Gildea’s relationship with TerraSphere, our board of directors formed the Acquisition Committee to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition. The Acquisition Committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with the TerraSphere management. Mr. Gildea did not participate in the negotiations.

For a further discussion of related persons, see “The TerraSphere Acquisition — Interests of Our Officers and Directors in the TerraSphere Acquisition” beginning on page 35.

Q.	How do our officers and directors intend to vote their shares?

A.	All of our officers and directors have indicated that they intend to vote all of their common stock in favor of the TerraSphere Proposal and the Adjournment Proposal. As of the record date, our directors and executive officers were entitled to vote less than 1% of our outstanding shares of common stock.

Q.	When do you expect the acquisition to be completed?

A.	It is anticipated that the acquisition will be completed promptly following the special meeting on , 2010.

Q.	Do our stockholders have appraisal rights under Delaware law?

A.	Our stockholders do not have appraisal rights under Delaware law.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.	Yes. After carefully reading and considering the information in this proxy statement, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also submit a proxy by telephone or on the internet, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q.	How do I change my vote?

A.	You must send a later-dated, signed proxy card to our corporate secretary prior to the date of the special meeting or attend the special meeting in person and vote. If you have instructed your broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Who will bear the costs of the proxy solicitation?

A.	We will bear the costs of soliciting proxies, including the printing, mailing and filing of this proxy statement and any additional information furnished to stockholders. Our directors, officers and employees may also solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials. We have retained Phoenix Advisory Partners to assist it in soliciting proxies.

We have agreed to pay Phoenix Advisory Partners, LLC a fee of $7,500, plus expenses, for its services in connection with the special meeting.

Q.	Who can help answer my questions?

A.	If you have questions, you may write or call:

Phoenix Advisory Partners, LLC 110 Wall Street 27th Floor New York, NY 10005 (866) 351-1539

Q.	When and where will the special meeting be held?

A.	The meeting will be held at 9:30 a.m. Eastern time on , 2010 at Marriott’s Long Wharf, 296 State Street, Boston, MA 02109.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the TerraSphere acquisition, you should read carefully this entire document and the other documents to which this proxy statement refers you, including the purchase agreement attached as Annex A to this proxy statement. The purchase agreement is the legal document that governs the TerraSphere acquisition. The purchase agreement is also described in detail elsewhere in this proxy statement. See “Where You Can Find More Information.”

The Parties

Converted Organics Inc.

We operate processing facilities that use food waste and other raw materials to manufacture all-natural fertilizer and soil amendment products combining nutritional and disease suppression characteristics. In addition to our sales in the agribusiness market, we sell and distribute our products in the turf management and retail markets. We also hope to achieve additional revenue by licensing the use of our technology to others. We currently operate two facilities:

•	Woodbridge facility. A facility in Woodbridge, New Jersey that we have equipped as our first internally constructed organic waste conversion facility (the “Woodbridge facility”). Operations at the Woodbridge facility began in late June 2008 and we are processing solid waste and are producing both liquid and dry fertilizer and soil amendment products.

•	Gonzales facility. A facility in Gonzales, California that we acquired in January 2008, which is operational and produces liquid fertilizer products (the “Gonzales facility”). The Gonzales facility began to generate revenue in February 2008.

Our principal executive office is located at 137A Lewis Wharf, Boston, MA 02110, and our phone number is (617) 624-0111.

TerraSphere Inc.

TerraSphere Inc. is a Delaware corporation that is our wholly owned subsidiary formed for the sole purpose of holding the units of TerraSphere.

TerraSphere Systems LLC

TerraSphere is dedicated to building highly efficient systems for growing pesticide-free, organic fruits and vegetables in a controlled indoor environment. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields, while improving environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution.

TerraSphere’s principal executive office is located at 137A Lewis Wharf, Boston, MA 02110, and its phone number is (617) 557-5440 .

The Purchase Agreement; Purchase Price; Lock-Up of Shares Issued; Anti-Dilution Protection (see page 27)

We have agreed to acquire 100% of the equity interests in TerraSphere pursuant to a purchase agreement we entered into with TerraSphere and its members. Upon completion of the acquisition, TerraSphere would become a wholly-owned subsidiary of the Company.

Purchase Price

The maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. We will issue up to 34,166,667 shares of our common stock, subject to upward adjustment based on certain anti-dilution protections, in consideration for 100% of the outstanding units of TerraSphere, which represents 84.6% of our voting shares prior to the issuance and would represent 45.7% of our voting shares following the issuance, assuming the maximum number of shares are issued in the transaction, based on our outstanding capital stock at July 6, 2010.

Pursuant to the terms of the purchase agreement, each TerraSphere member was given the option to receive either:

•	such member’s pro rata portion of $21,000,000 worth of our common stock, valued at $0.756 per share, which is the price which was the average closing price for our common stock over the fifteen day period preceding the date of the execution of the purchase agreement (we refer to this $0.756 price in this proxy statement as the “Closing Price Per Share”) (the shares to be issued pursuant to this immediate payment structure are referred to as the “Option One Shares”); or

•	such member’s pro rata portion of up to $28,000,000 worth of our common stock, valued at the Closing Price Per Share, in an earn-out payment structure consisting of up to four milestone payments (the shares to be issued pursuant to this earn-out payment structure are referred to as the “Option Two Shares”).

The earn-out payment is structured such that the TerraSphere members electing to receive Option Two Shares will be paid their respective pro rata portion of our common stock, valued at the Closing Price Per Share, in accordance with the following schedule:

(1) on the date of the closing, $12,000,000 of our common stock;

(2) $5,000,000 of our common stock, if, and only if, between the date of the purchase agreement and the earlier of the 90th day following the closing or the 180th day following the date of the purchase agreement, for a period of five consecutive trading days, our Market Capitalization (as defined in the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition”) exceeds the sum of: (1) our Initial Market Capitalization (as defined in the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition”) on the date of the purchase agreement plus (2) the Closing Price Per Share multiplied by the number of shares of our common stock to be issued to TerraSphere members electing Option One Shares, the number of shares of our common stock to be issued pursuant to paragraph 1 above and, if such calculation is being made prior to the closing, the number of shares of our common stock to be issued pursuant to this paragraph 2. Notwithstanding the foregoing, if between the date of the purchase agreement and the earlier of the 90th day following the closing or the 180th day following the date of the purchase agreement, we complete a debt or equity financing with a third party other than project financing, unless such project financing is completed for TerraSphere (referred to as a “Financing”), the cash received from the Financing during such period shall be added to the Market Capitalization. In addition, if between the closing and December 31, 2011, we sell equity of either the TerraSphere or any of TerraSphere’s subsidiaries, any cash received from such equity sales during such period shall be added to the Market Capitalization.

(3) $2,000,000 of our common stock, if, and only if, $2,000,000 of TerraSphere’s accounts receivable as of the date of the purchase agreement are received prior to February 28, 2011;

(4) $5,000,000 of our common stock, or the Milestone Three Payment, if TerraSphere generates Gross Margin (as defined in the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition”) of $6,000,000 from its operations during the period from the date of the purchase agreement through December 31, 2011; provided that, if TerraSphere generates Gross Margin of at least $4,200,000, or the Milestone Three Gross Margin Threshold, from its operations during such period, the TerraSphere members will be entitled to a pro rata portion of the common stock; and

(5) $4,000,000 of our common stock, or the Milestone Four Payment, if, and only if, TerraSphere generates Gross Margin of $4,000,000, or the Milestone Four Gross Margin Target, from its operations during any six-month period commencing on the date of the purchase agreement and ending on

December 31, 2012; provided that, if TerraSphere achieves the Milestone Three Gross Margin Threshold, but does not achieve the Milestone Three Gross Margin Target, 83.3% of the difference between the Milestone Three Gross Margin Target and the actual Gross Margins achieved pursuant to paragraph 4 above may be added by the TerraSphere members to the Milestone Four Payment and the Milestone Four Gross Margin Target.

Lock-Up of Shares

With limited exceptions, the shares to be issued to the TerraSphere members are subject to the following sale restrictions absent our approval:

•	the Option One Shares are subject to a lock-up the term of which is six months, beginning on the closing of the acquisition; and

•	the Option Two Shares are subject to a lock-up the term of which is the longer of: (a) eighteen months, beginning on the closing of the acquisition, or (b) six months, beginning on the date when shares of common stock are issued pursuant to the foregoing milestone payments.

Anti-Dilution Protection

During the applicable lock-up period described above, we have agreed to provide the TerraSphere members anti-dilution rights. The rights provide that if we issue shares of our common stock for cash consideration in connection with a financing transaction at a price less than the Closing Price Per Share, or $0.756 per share, then the TerraSphere members shall receive additional shares of our common stock based on a weighted average dilution formula. See the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — Anti-Dilution Protection” for details about the formula. Messrs. Edward Gildea and William Gildea have not been provided this anti-dilution protection.

The purchase agreement, which is the legal document governing the TerraSphere acquisition, is attached at Annex A to this document. You should read the agreement carefully and in its entirety.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on          , 2010, the record date for the special meeting. You will have one vote for each share of common stock you owned at the close of business on the record date. On the record date, there were           shares of common stock outstanding.

Approval of the TerraSphere Members

All of the TerraSphere members have approved the transactions contemplated in the purchase agreement. Accordingly, no further action by the TerraSphere members is needed to approve the acquisition.

Quorum and Vote Required to Approve the Proposals by the Our Stockholders

•	A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of our outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum for the meeting. Brokers may not vote on the proposal without stockholder action. We will not have any broker non-votes at the meeting.

•	The approval of the TerraSphere Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and cast at the special meeting.

Proxies

Proxies may be solicited by mail, telephone or in person. If you grant a proxy, you may revoke your proxy before it is exercised at the special meeting by sending a notice of revocation to our corporate secretary, submitting a later-dated proxy statement or voting in person at the special meeting.

Recommendations of the Acquisition Committee and Our Board of Directors (see pages 28 & 29)

After careful consideration, the Acquisition Committee of our board of directors, which was delegated the authority to evaluate and, if appropriate, negotiate the proposed acquisition of TerraSphere, has unanimously determined that the terms of the TerraSphere acquisition are advisable, fair to and in the best interests of our stockholders, has unanimously recommended that our board of directors approve the TerraSphere acquisition, has unanimously recommended that our board of directors recommend the TerraSphere acquisition, including the issuance of the shares contemplated in the purchase agreement, to our stockholders, and has unanimously recommended that you vote “FOR” the issuance of the shares contemplated in the purchase agreement, as described in this proxy.

Based solely upon the unanimous recommendations of the Acquisition Committee, our board of directors has also unanimously (with Mr. Gildea abstaining) determined that the terms of the TerraSphere acquisition are advisable, fair to and in the best interests of our stockholders, has unanimously approved the TerraSphere acquisition, and authorized us to enter into the purchase agreement, and has unanimously recommended that you vote “FOR” the issuance of the shares contemplated in the purchase agreement, as described in this proxy.

The factors that our board of directors and the Acquisition Committee relied upon to approve the TerraSphere acquisition and to recommend stockholder approval are described in more detail under the headings “The TerraSphere Acquisition Our Reasons for the TerraSphere Acquisition” beginning on page 28 and “The TerraSphere Acquisition — Recommendations of our Board of Directors” beginning on page 29.

Opinion of the Acquisition Committee’s Financial Advisor (beginning on page 30)

The Company engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as the financial advisor to the Acquisition Committee, and to provide an opinion as to the fairness, from a financial point of view, to the Company, and, accordingly, to the holders of the Company’s common stock, other than those holders who also own units of TerraSphere, of the consideration to be paid by the Company in the TerraSphere acquisition. On June 28, 2010, Duff & Phelps rendered its oral opinion to the Acquisition Committee, which opinion was subsequently confirmed in a written opinion dated July 6, 2010, to the effect that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of July 6, 2010, the consideration to be paid by the Company in the TerraSphere acquisition was fair, from a financial point of view, to the Company and, accordingly, to the holders of the Company’s common stock, other than those holders who also own units of TerraSphere.

The Duff & Phelps opinion was directed to the Acquisition Committee and addresses only the fairness, from a financial point of view, to the Company and, accordingly, to the holders of the Company’s common stock, other than those holders who also own units of TerraSphere, of the consideration to be paid by the Company in the TerraSphere acquisition. The Duff & Phelps opinion:

•	does not address the merits of the underlying business decision to enter into the TerraSphere acquisition versus any alternative strategy or transaction;

•	is not a recommendation as to how the Acquisition Committee or the Company’s board of directors or any stockholder should vote or act with respect to any matters relating to the TerraSphere acquisition, or whether to proceed with the TerraSphere acquisition or any related transaction; and

•	does not indicate that the consideration paid is the best possibly attainable under any circumstances.

Instead, the Duff & Phelps opinion merely states whether the consideration in the TerraSphere acquisition is within a range suggested by certain financial analyses. The decision as to whether to proceed with the TerraSphere acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based.

The full text of the written opinion of Duff & Phelps, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the opinion, is attached as Annex B to this proxy statement. The Company encourages its stockholders to read the full text of the Duff & Phelps opinion carefully and in its entirety.

Financial Projections

Neither we nor TerraSphere, as a matter of course, publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, TerraSphere’s management prepared the respective prospective financial information referenced in this proxy statement to present certain projections of financial performance for the respective companies, and these projections were provided to our Acquisition Committee, Duff & Phelps and our board of directors in connection with their financial analysis of the proposed acquisition. The projections were prepared by TerraSphere management solely for the purpose of evaluating the TerraSphere acquisition.

This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the Securities and Exchange Commission, or SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of TerraSphere’s management, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of their preparation, and presents, to the best of TerraSphere management’s knowledge and belief, a potential course of action and potential future financial performance of the company at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither our nor TerraSphere’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by TerraSphere’s management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor TerraSphere intends to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

Interests of Our Officers and Directors in the TerraSphere Acquisition (see page 35)

When you consider the unanimous recommendation of our board of directors (with Mr. Gildea abstaining) in favor of the TerraSphere acquisition you should note that Mr. Gildea has an interest in 8.75% of the units of

TerraSphere. In addition, relatives of Mr. Gildea hold an additional 30.75% of the units of TerraSphere. If the acquisition is completed and assuming all milestones are achieved, Mr. Gildea would receive 3,240,741 shares of our common stock in exchange for his TerraSphere units and his relatives would receive an additional 10,775,463 of our common stock in exchange for their TerraSphere units. Furthermore, Mark C. Gildea, the brother of Edward Gildea, is the President and Chief Executive Officer of TerraSphere, and William A. Gildea, also the brother of Edward Gildea, is an independent contractor of TerraSphere.

Because of Mr. Gildea’s relationship with TerraSphere, our board of directors formed the Acquisition Committee to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition. The Acquisition Committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with the TerraSphere management. Mr. Gildea did not participate in the negotiations.

Conditions to the Closing of the Purchase Agreement (see page 39)

Consummation of the purchase agreement is conditioned upon certain closing conditions, including, without limitation:

•	the receipt of the approval of our stockholders at the special meeting;

•	that there shall not have occurred and be continuing any event or occurrence, or series of events or occurrences, that individually or in the aggregate, would reasonably be expected to have a material adverse effect on TerraSphere;

•	we shall have restructured our $17,500,000 of New Jersey Economic Development Bonds in such form as is reasonably acceptable to a majority-in-interest of the TerraSphere members; and

•	that no litigation, action, suit or other proceeding involving us, TerraSphere or the TerraSphere members, is threatened or commenced, which would question the validity of the purchase agreement or would be reasonably expected to have a material adverse effect on TerraSphere.

Termination of the Purchase Agreement (see page 40)

The purchase agreement may be terminated and/or abandoned at any time prior to the closing by:

•	mutual written consent; or

•	either party if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other party; or

•	either party if the closing has not been consummated on or before August 31, 2010 (provided such date will be extended to September 30, 2010 if we receive comments from the SEC on this proxy statement); or

•	either party if the closing conditions have not been met or waived.

In the event of termination and abandonment by either party, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses.

U.S. Federal Income Tax Consequences of the TerraSphere Acquisition

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the TerraSphere acquisition.

Anticipated Accounting Treatment

We will account for the TerraSphere acquisition as a purchase under U.S. generally accepted accounting principles. Under the acquisition method of accounting, the assets and liabilities of TerraSphere will be recorded as of the date of the closing of the TerraSphere acquisition, at their respective fair values, and consolidated with those of us. The results of operations of TerraSphere will be consolidated with ours beginning on the date of the closing of the TerraSphere acquisition.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for completion of the TerraSphere acquisition, other than compliance with applicable corporate laws of Delaware, compliance with securities laws and filing with the NASDAQ Stock Market, with respect to the shares of our common stock to be issued to the TerraSphere stockholders pursuant to the purchase agreement. If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Risk Factors

In evaluating the proposals to be voted on at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or direct your vote to be cast to approve the TerraSphere acquisition. In assessing these risks, you should also refer to the other information included in this proxy statement, including the consolidated financial statements and the accompanying notes of TerraSphere, as well as the pro forma financial information set forth herein.

Risks Relating to the TerraSphere Acquisition

We will issue a large number of shares of common stock in connection with the acquisition, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the TerraSphere acquisition commensurate with the ownership dilution they will experience in connection with the shares issued to acquire TerraSphere.

If the TerraSphere acquisition is approved and assuming all milestones are achieved by TerraSphere, we will issue up to 34,166,667 shares of our common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections, in consideration for 100% of the outstanding units of TerraSphere, which represents 84.6% of our voting shares prior to the issuance and would represent 45.7% of our voting shares following the issuance, assuming the maximum number of shares are issued in the transaction, based on our outstanding capital stock at July 6, 2010. Our issuance of the shares will result in substantial percentage dilution of our existing stockholders’ ownership interests. Our issuance of the shares may also have an adverse impact on our net income per share in fiscal periods that include or follow the closing of the TerraSphere acquisition.

If we are unable to realize sufficient strategic and financial benefits from the TerraSphere acquisition, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

The actual value of the consideration we will pay to the TerraSphere members may exceed the value allocated to it at the time we entered into the purchase agreement.

Under the purchase agreement, the number of shares of common stock we will issue as consideration at closing or upon the achievement of milestones is fixed, and there will be no adjustment for changes in the market price of our common stock. The per share value of the shares issued to the TerraSphere members was based on the closing price of our common stock during the 15-day period preceding the date of the execution of the purchase agreement, or $0.756. Neither we nor the TerraSphere members are permitted to abandon or terminate the transaction solely because of changes in the market price of our common stock between the signing of the purchase agreement and the closing. Our common stock has historically experienced significant volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The value of the shares we issue to acquire TerraSphere may be significantly higher at the closing or upon the achievement of milestones than when we entered into the purchase agreement.

If the conditions to the closing of the purchase agreement are not met, the TerraSphere acquisition will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

The purchase agreement is subject to closing conditions that must be satisfied or waived before the TerraSphere acquisition can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of common stock in the acquisition. These conditions are summarized in the section in this proxy statement entitled “The Purchase Agreement — Conditions to Closing” beginning on page 39 and are described in detail in the purchase agreement attached to this proxy statement at Annex A. We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the TerraSphere acquisition is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.

In addition, we will be required to pay our costs related to the acquisition even if the acquisition is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the transaction is completed.

We may be required to issue additional shares of common stock to certain of the TerraSphere members if we issue shares of our common stock at a price less than the price per share at which we valued the shares issued to the TerraSphere members.

The TerraSphere members are required to lock-up the shares they will receive in the acquisition for a period of either six or eighteen months. During the applicable lock-up period, we have agreed to provide the TerraSphere members anti-dilution rights. The rights provide that if we issue shares of our common stock for cash consideration in connection with a financing transaction at a price less than $0.756 per share, then the TerraSphere members shall receive additional shares of our common stock based on a weighted average dilution formula. See the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — Anti-Dilution Protection” for details about the formula. Messrs. Edward Gildea and William Gildea have not been provided this anti-dilution protection.

The market price of our common stock may decline as a result of the issuance of shares in connection with the TerraSphere acquisition.

The market price of our common stock may decline as a result of the TerraSphere acquisition for a number of reasons including if:

•	we do not achieve the perceived benefits of the TerraSphere acquisition as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the TerraSphere acquisition on our business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on our business and prospects from the TerraSphere acquisition.

As shares of our common stock issued in the TerraSphere acquisition become eligible for resale, the sale of those shares could adversely impact our stock price.

All of the shares of our common stock issued to the TerraSphere members in the acquisition will be restricted securities and may not be sold absent registration under the Securities Act or pursuant to Rule 144 or another available exemption from registration. Additionally, TerraSphere members entitled to an aggregate of 8,611,111 shares of common stock are required to lock-up the shares they will receive in the acquisition for a period of six months and TerraSphere members entitled to an aggregate of up to 25,555,556 shares of common stock (assuming all milestones are achieved by TerraSphere) are required to lock-up the shares they will receive in the acquisition for a period of eighteen months.

Accordingly, a substantial number of shares of our common stock will become eligible for resale six months after the closing date, with an additional substantial number of shares of our common stock becoming eligible for resale eighteen months after the closing date. Our stock price may suffer a significant decline as a result of the sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

We may face challenges in integrating our business with TerraSphere’s and, as a result, we may not realize the expected benefits of the proposed acquisition.

We will be required to integrate the operations and personnel of both our company and TerraSphere, which will require a significant investment of our management’s time and effort as well as the investment of capital. The successful integration of the two companies will require, among other things, coordination of sales and marketing operations and the integration of TerraSphere’s operations into our organization. The diversion of the attention of our senior management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined business.

The inability to successfully integrate the operations and personnel of the two companies, or any significant delay in achieving integration, could have a material adverse effect on the combined business after the completion of the acquisition, and, as a result, on our cash flows, results of operations and financial position.

The combined business will continue to require significant capital, and financing may not be available to us on reasonable terms, if at all.

Our current operations are not cash flow positive and have required us to raise significant external financing. The combined business will continue to require significant working capital for the manufacturing and marketing activities as well as the expansion and integration of TerraSphere’s operations. Our existing resources will be insufficient to satisfy our liquidity requirements, and we will need to sell additional equity or debt securities to finance these operations. Any sale of additional equity or debt securities may result in additional dilution to our stockholders, and we cannot be certain that we will be able to obtain additional public or private financing in amounts, or on terms, acceptable to us, or at all.

The financial projections in this proxy statement are only estimates of future results and there is no assurance that we will achieve the results shown in the financial projections.

The financial projections included elsewhere in this proxy statement are only estimates of possible future operating results and not guarantees of future performance. The future operating results of the combined business will be affected by numerous factors, including those discussed in this “Risk Factors” section of this proxy statement. TerraSphere prepared the financial projections in good faith based upon assumptions. Although such assumptions are believed to be reasonable, no assurance can be given regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of operations for a business, especially where new products are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to us. We will conduct our business in a manner different from that set forth in the assumptions as changing circumstances may require.

Risks Relating to the Business of TerraSphere

TerraSphere has a limited operating history, and its prospects are difficult to evaluate.

TerraSphere is an early stage company and its activities have been limited primarily to developing its technology, and consequently there is limited historical financial information related to operations available upon which you may base your evaluation of TerraSphere’s business and prospects. The revenue and income potential of TerraSphere’s business is unproven. If TerraSphere is unable to develop its business, it will not achieve its goals and could suffer economic loss or collapse, which may have a material negative effect on our financial performance.

TerraSphere’s licensees are generally early stage companies and the failure of such licensees to be successful may adversely effect TerraSphere’s future revenues.

TerraSphere principally generates revenue from its licensing activities. TerraSphere generates revenues from its licensee partners initially from license fees payable from such partners, followed by such partners purchasing equipment from TerraSphere and finally from royalties from product sales. Many of TerraSphere’s licensees are early stage companies that may be under capitalized. If these licensees are not successful they may not be in a position to pay TerraSphere any future license fees, or to purchase equipment or pay royalties in the future. The failure of TerraSphere’s licensees may have a material adverse effect on TerraSphere’s future revenues.

TerraSphere is dependent on a small number of major customers for its revenues.

To date, TerraSphere has relied on a few major customers for a majority of its revenues. During the three month period ended March 31, 2010, 100% of TerraSphere’s revenues were from two customers. The loss of any of TerraSphere’s major customers could adversely effect its results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this proxy statement regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. The parties to this proxy statement have included important factors in the cautionary statements included in this proxy statement, particularly in the “Risk Factors” section, that the parties believe could cause actual results or events to differ materially from the forward-looking statements made by the parties, including, among others:

•	the demand for organic fertilizer and the resulting prices that customers are willing to pay;

•	the availability of an adequate supply of food waste stream feedstock and the competition for such supply;

•	the unpredictable cost of compliance with environmental and other government regulation;

•	the time and cost of obtaining USDA, state or other organic product labeling designations, and changes to such labeling requirements that may adversely affect our ability to market our products;

•	our ability to manage expenses;

•	our ability to remain in compliance with standards set by the National Organic Program;

•	supply of organic fertilizer products from the use of competing or newly developed technologies;

•	our ability to attract and retain key personnel;

•	to the extent we complete any acquisitions, our ability to finance those acquisitions, and our ability to efficiently integrate future acquisitions, if any, or any other new lines of business that we may enter in the future;

•	adoption of new accounting regulations and standards;

•	adverse changes in the securities markets;

•	our ability to sell sufficient quantities of product to cover operating expenses;

•	our ability to maintain production levels sufficient to meet customer demand;

•	our ability to comply with continued listing requirements of the NASDAQ Capital Market; and

•	the availability of, and costs associated with, sources of liquidity (including working capital requirements), as well as our ability to obtain bond financing for future facilities.

Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties.

You should read this proxy statement, including all annexes to this proxy statement, completely and with the understanding that actual future results may be materially different from what the parties expect. Neither we nor TerraSphere assume any obligation to update any forward-looking statements.

SELECTED SUMMARY HISTORICAL FINANCIAL INFORMATION FOR TERRASPHERE

The following tables summarize TerraSphere consolidated financial and other data. The consolidated statements of operations data for the years ended December 31, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2009 and 2008 have been derived from TerraSphere’s audited consolidated financial statements included elsewhere in this proxy statement. The consolidated statement of operations data for the three months ended March 31, 2010 and 2009, and the consolidated balance sheet data as of March 31, 2010, have been derived from TerraSphere’s unaudited consolidated financial statements included elsewhere in this proxy statement. The unaudited consolidated financial statements have been prepared on a basis consistent with TerraSphere’s audited financial statements and include, in the opinion of management, all adjustments that management considers necessary for the fair statement of the financial information set forth in those consolidated financial statements. The following financial data should be read in conjunction with, and is qualified by reference to, TerraSphere’s consolidated financial statements and related notes and schedules included elsewhere in this proxy statement and the information under “TerraSphere’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. Historical results are not necessarily indicative of the results to be expected in any future period.

	Years Ended December 31,
	2009	2008

Selected Operating Data:
Revenues	$36,732	$1,458,569
Cost of goods sold	—	730,446
Gross profit	36,732	728,123
Income (loss) from operations	(1,261,850)	14,342
Other income, net	45,896	78,614
Net income (loss)	(1,215,954)	92,956

	As of December 31,
	2009	2008

Selected Balance Sheet Data:
Cash	$197,046	$8,083
Accounts receivable	—	400,000
Other assets	63,036	123,096
Leasehold improvements	161,948	—
Patent and patent costs, net	134,932	98,347
Total assets	591,527	629,526
Working capital (deficit)	(1,336,832)	137,072
Total liabilities	1,625,787	390,341
Total members’ equity (deficit)	(1,034,260)	239,185

	Three Months Ended
	March 31,
	2010	2009

Selected Operating Data:
Revenues	$1,684,183	$9,183
Cost of goods sold	703,301	—
Gross profit	980,882	9,183
Income (loss) from operations	533,067	(219,137)
Other income (expenses)	13,285	(5,782)
Income (loss) before provision for income taxes	546,352	(224,919)
Net income (loss)	158,352	(224,919)

As of March 31,
2010

Selected Balance Sheet Data:
Cash	$106,830
Accounts receivable	950,000
Other assets	112,407
Leasehold improvements, net	158,819
Patent and patent costs, net	148,259
Total assets	1,557,332
Working capital (deficit)	(1,211,655)
Total liabilities	2,375,006
Total members’ deficit	(817,674)

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The following tables summarize selected unaudited pro forma consolidated condensed financial data. The unaudited pro forma consolidated balance sheet data as of March 31, 2010 gives effect to the acquisition of TerraSphere, on the balance sheet of Converted Organics Inc., as if it had occurred on March 31, 2010, and the unaudited pro forma consolidated statements of operations data for the year ended December 31, 2009 and for the three month period ended March 31, 2010 give effect to the acquisition, on the statements of operations of Converted Organics Inc., as if it had occurred on January 1, 2009. The pro forma financial statements are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent what our financial condition or results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project our results of operations for the period indicated or for any other period. The following pro forma financial data should be read in conjunction with our Form 8-K dated July 6, 2010 and filed on July 7, 2010, the historical financial statements and the related notes of Converted Organics Inc., which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, the quarterly financial statements and the related notes of Converted Organics Inc., which are included in our Form 8-K as of March 31, 2010, and the TerraSphere Systems, LLC financial statements and the unaudited pro forma consolidated financial statements included elsewhere in this proxy.

	Three Months Ended March 31, 2010
		Historical
		Converted
	Pro Forma	Organics Inc.
	Consolidated	and Subsidiaries

Selected Operating Data:
Revenues	$2,544,009	$859,826
Cost of goods sold	2,669,402	1,966,101
Gross loss	(125,393)	(1,106,275)
Loss from operations	(4,980,173)	(5,346,573)
Other expenses	(1,019,835)	(1,033,120)
Loss before provision for income taxes	(6,000,008)	(6,379,693)
Net loss	(6,000,008)	(6,379,693)
Net loss per share, basic and diluted	(0.10)	(0.17)
Weighted average common shares outstanding	56,389,068	37,864,169

	Year Ended December 31, 2009
		Historical
		Converted
	Pro Forma	Organics Inc.
	Consolidated	and Subsidiaries

Selected Operating Data:
Revenues	$2,670,514	$2,633,782
Cost of goods sold	6,914,857	6,914,857
Gross loss	(4,244,343)	(4,281,075)
Loss from operations	(17,994,628)	(16,066,111)
Other expenses	(4,993,781)	(5,039,677)
Loss before provision for income taxes	(22,988,409)	(21,105,788)
Net loss	(22,988,409)	(21,105,788)
Net loss per share, basic and diluted	(0.61)	(1.08)
Weighted average common shares outstanding	38,114,781	19,569,853

	As of March 31, 2010
		Historical
		Converted
	Pro Forma	Organics Inc.
	Consolidated	and Subsidiaries

Selected Balance Sheet Data:
Cash	$4,220,189	4,113,359
Accounts receivable, net	1,445,450	495,450
Other prepaid expenses	730,840	624,319
Property and equipment, net	18,541,647	18,382,828
Construction-in-progress	409,654	328,637
Intangibles, net	11,923,617	1,923,617
Goodwill	12,370,000	—
Total assets	52,692,960	28,913,887
Working capital	983,247	1,804,969
Total liabilities	(26,957,014)	(24,971,941)
Total owners’ equity	25,735,946	(3,941,946)

PRICE RANGE OF SECURITIES AND DIVIDENDS

Converted Organics

Our common stock has been listed on the NASDAQ Capital Market under the symbol “COIN” since March 16, 2007. Prior to March 16, 2007, there was no public market for our common stock. The following table sets forth the range of high and low closing prices per share as reported on NASDAQ for the periods indicated.

2010	High	Low

First Quarter	$1.14	$0.68
Second Quarter (through July 6, 2010)	$1.18	$0.54

2009	High	Low

First Quarter	$4.05	$.76
Second Quarter	$2.19	$.76
Third Quarter	$1.48	$.95
Fourth Quarter	$1.30	$.59

2008	High	Low

First Quarter	$14.17	$3.52
Second Quarter	$10.37	$4.50
Third Quarter	$7.83	$2.99
Fourth Quarter	$6.46	$2.00

Holders

As of July 2, 2010, there were approximately 7,000 beneficial holders of our common stock.

Dividends

Beginning with the first quarter of 2007, at the end of each calendar quarter, holders of record of our common stock received a 5% common stock dividend until the Woodbridge facility commenced commercial operations on June 30, 2008. We did not issue fractional shares as a part of the dividend program nor did we issue shares with respect to the calendar quarter in which we commenced commercial operations. We also issued a special 15% common stock dividend, payable on December 1, 2008, for all holders of record of our common stock on November 17, 2008. During 2008, we issued 1,232,552 shares as stock dividends.

We have not declared or paid any cash dividends and do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay cash dividends on common stock will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operation, capital requirements and other factors our Board of Directors may deem relevant.

TerraSphere

TerraSphere securities are not publicly traded.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the proposed acquisition of TerraSphere. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place.  We will hold the special meeting at 9:30 a.m., Eastern time, on          , 2010, at Marriott’s Long Wharf, 296 State Street, Boston, MA 02109.

Purpose.  At the special meeting, holders of our common stock will be asked to approve the issuance of at least 34,166,667 shares of our common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections described in this proxy statement.

The Acquisition Committee of our board of directors unanimously determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of our stockholders. Upon the Acquisition Committee’s unanimous recommendation, our board of directors then unanimously (with Mr. Gildea abstaining) determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of, our stockholders.

The special meeting has been called only to consider approval of the TerraSphere Proposal and the Adjournment Proposal. Under Delaware law and our bylaws, no other business may be transacted at the special meeting.

Record Date; Who Is Entitled to Vote.  The “record date” for the special meeting is          , 2010. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were          outstanding shares of our common stock. Each share of common stock is entitled to one vote at the special meeting.

Vote Required.  Approval of TerraSphere Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person at the meeting or represented by a proxy and entitled to vote thereon.

Abstentions; Broker Non-Votes.  Abstaining from voting or not voting on the proposal, either in person or by proxy or voting instruction, will have the effect of voting against the TerraSphere Proposal and the Adjournment Proposal.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the proposal. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The matters currently planned to be considered by the stockholders are not routine matters. As a result, brokers can only vote the common stock if they have instructions to do so. Broker non-votes will not be counted in determining whether the proposal to be considered at the meeting is approved.

Voting Your Shares.  Each share of common stock that you own in your name entitles you to one vote per proposal.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card.  If you duly sign and return a proxy card, your “proxy,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors, which is “FOR” approval of the TerraSphere Proposal and the Adjournment Proposal.

By telephone or on the internet.  You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

You can attend the special meeting and vote in person.  We will give you a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Questions About Voting.  If you have any questions about how to vote or direct a vote in respect of your shares, you may call Phoenix Advisory Partners, LLC at (866) 351-1539. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	if you have already sent in a proxy, sending another proxy card with a later date;

•	if you voted by telephone or by internet, calling the same number or going to the same website and following the instructions;

•	notifying us in writing before the special meeting that you have revoked your proxy; or

•	attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Solicitation Costs.  We will pay for all costs incurred in connection with the solicitation of proxies from our stockholders on behalf of our board of directors, including assembly, printing and mailing of this document, its related attachments, and the proxy card. Our directors, officers and employees may solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials. We have agreed to pay Phoenix Advisory Partners, LLC a fee of $7,500, plus expenses, for its services in connection with the special meeting.

THE TERRASPHERE ACQUISITION PROPOSAL

Approval of the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

At the special meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of at least 34,166,667 shares of our common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections described in this proxy statement.

Further information with respect to the issuance of the shares, the TerraSphere acquisition, TerraSphere, the purchase agreement and TerraSphere’s members is contained elsewhere in this proxy statement.

The Acquisition Committee unanimously recommends a vote “FOR” the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

Upon the unanimous recommendation of the Acquisition Committee, our board of directors unanimously (with Mr. Gildea abstaining) recommends a vote “FOR” the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

THE ADJOURNMENT PROPOSAL

This proposal allows our board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the TerraSphere Proposal. If this proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the TerraSphere Proposal.

After careful consideration of all relevant factors, our board of directors determined that the Adjournment Proposal of the special meeting for the purpose of soliciting additional proxies is in our best interests and in the best interest of our stockholders. The board of directors has approved and declared the Adjournment Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

THE TERRASPHERE ACQUISITION

The following is a description of the material aspects of the TerraSphere acquisition, including the purchase agreement. While we believe that the following description covers the material terms of the acquisition, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the purchase agreement attached to this proxy statement at Annex A, for a more complete understanding of the acquisition.

Description of the TerraSphere Acquisition

General

On July 6, 2010, we entered into a purchase agreement with TerraSphere Inc., our wholly owned subsidiary, TerraSphere and the members of TerraSphere. Pursuant to the purchase agreement, the maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. We will issue up to 34,166,667 shares of our common stock, subject to upward adjustment based on certain anti-dilution protections, in consideration for 100% of the outstanding units of TerraSphere, which represents 84.6% of our voting shares prior to the issuance and would represent 45.7% of our voting shares following the issuance. Upon completion of the proposed acquisition, TerraSphere would become our wholly-owned subsidiary.

Pursuant to the terms of the purchase agreement, each TerraSphere member was given the option to receive either:

•	such member’s pro rata portion of $21,000,000 worth of our common stock, valued at $0.756 per share, which is the price which was the average closing price for our common stock over the fifteen day period preceding the date of the execution of the purchase agreement (we refer to this $0.756 price in this proxy statement as the “Closing Price Per Share”) (the shares to be issued pursuant to this immediate payment structure are referred to as the “Option One Shares”); or

•	such member’s pro rata portion of up to $28,000,000 worth of our common stock, valued at the Closing Price Per Share, in an earn-out payment structure consisting of up to four milestone payments (the shares to be issued pursuant to this earn-out payment structure are referred to as the “Option Two Shares”).

The earn-out payment is structured such that the TerraSphere members electing to receive Option Two Shares will be paid their respective pro rata portion of our common stock, valued at the Closing Price Per Share, in accordance with the following schedule:

(1) on the date of the closing, $12,000,000 of our common stock;

(2) $5,000,000 of our common stock, if, and only if, between the date of the purchase agreement and the earlier of the 90th day following the closing or the 180th day following the date of the purchase agreement, for a period of five consecutive trading days, our Market Capitalization (as defined below) exceeds the sum of: (1) our Initial Market Capitalization (as defined below) on the date of the purchase agreement plus (2) the Closing Price Per Share multiplied by the number of shares of our common stock to be issued to TerraSphere members electing Option One Shares, the number of shares of our common stock to be issued pursuant to paragraph 1 above and, if such calculation is being made prior to the closing, the number of shares of our common stock to be issued pursuant to this paragraph 2. Notwithstanding the foregoing, if between the date of the purchase agreement and the earlier of the 90th day following the closing or the 180th day following the date of the purchase agreement, we complete a debt or equity financing with a third party other than project financing, unless such project financing is completed for TerraSphere (referred to as a “Financing”), the cash received from the Financing during such period shall be added to the Market Capitalization. In addition, if between the closing and December 31, 2011, we sell equity of either the TerraSphere or any of TerraSphere’s subsidiaries, any cash received from such equity sales during such period shall be added to the Market Capitalization.

(3) $2,000,000 of our common stock, if, and only if, $2,000,000 of TerraSphere’s accounts receivable as of the date of the purchase agreement are received prior to February 28, 2011;

(4) $5,000,000 of our common stock, or the Milestone Three Payment, if TerraSphere generates Gross Margin (as defined below) of $6,000,000 from its operations during the period from the date of the purchase agreement through December 31, 2011; provided that, if TerraSphere generates Gross Margin of at least $4,200,000, or the Milestone Three Gross Margin Threshold, from its operations during such period, the TerraSphere members will be entitled to a pro rata portion of the common stock; and

(5) $4,000,000 of our common stock, or the Milestone Four Payment, if, and only if, TerraSphere generates Gross Margin of $4,000,000, or the Milestone Four Gross Margin Target, from its operations during any six-month period commencing on the date of the purchase agreement and ending on December 31, 2012; provided that, if TerraSphere achieves the Milestone Three Gross Margin Threshold, but does not achieve the Milestone Three Gross Margin Target, 83.3% of the difference between the Milestone Three Gross Margin Target and the actual Gross Margins achieved pursuant to paragraph 4 above may be added by the TerraSphere members to the Milestone Four Payment and the Milestone Four Gross Margin Target.

For the purposes of the above milestone calculations we agreed upon the following definitions for “Market Capitalization,” “Initial Market Capitalization,” and “Gross Margin”:

•	The term “Market Capitalization” means on any date the number of shares of our common stock outstanding on such date, less any shares issued in a Financing, multiplied by the closing price of one share of our common stock as reported by the NASDAQ Stock Market.

•	The term “Initial Market Capitalization” means the number of shares of our common stock outstanding on the date of the purchase agreement multiplied by the Closing Price Per Share, or $0.756.

•	The term “Gross Margin” means:

•	With respect to license revenue, the amount of such revenue without deduction.

•	With respect to royalty income from licenses, the amount of such revenue without deduction.

•	With respect to equipment sales, the dollars billed for the sale of equipment to licensees or others, and subtracting all external costs to manufacture, fabricate or produce, deliver and install the equipment, including all parts, fabrication costs, additional drawings and direct labor and consulting costs.

•	With respect to revenues from build own operate projects, the revenues from such projects, and subtracting costs related to facility personnel, maintenance, utilities, disposal fees, fertilizer, rent, permits and licenses.

Lock-Up of Shares

With limited exceptions, the shares to be issued to the TerraSphere members are subject to the following sale restrictions absent our approval:

•	the Option One Shares are subject to a lock-up the term of which is six months, beginning on the closing of the acquisition; and

•	the Option Two Shares are subject to a lock-up the term of which is the longer of: (a) eighteen months, beginning on the closing of the acquisition, or (b) six months, beginning on the date when shares of common stock are issued pursuant to the foregoing milestone payments.

The above restrictions will not apply to the following transfers; provided the transfers do not involve a disposition for value and provided that we receive a lock-up agreement for the balance of the lock-up period discussed above from each donee, trustee, distributee, or transferee, as the case may be:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the TerraSphere members or the immediate family of the TerraSphere members;

•	as a distribution to members, partners or stockholders of a TerraSphere member; or

•	to any beneficiary of a TerraSphere member pursuant to a will or other testamentary document or applicable laws of descent.

Anti-Dilution Protection

During the applicable lock-up period described above, we have agreed to provide the TerraSphere members anti-dilution rights. The rights provide that if we issue shares of our common stock for cash consideration in connection with a financing transaction at a price less than the Closing Price Per Share, or $0.756 per share, then the TerraSphere members shall receive additional shares of our common stock based on the following formula:

New shares to be issued = [(A*B) / [B*(C/D)]] — A

A:	For each TerraSphere member, the number of shares of our common stock received at closing less any shares sold, assigned, or transferred by such TerraSphere member.

B:	$0.756 (subject to adjustment for stock splits or dividends)

C:	The sum of the number shares of our common stock issued and outstanding immediately prior to any dilutive issuance plus the number of shares of our common stock which the consideration we receive from the dilutive issuance would purchase at a price of B. above.

D:	The sum of the number of shares of our common stock issued and outstanding immediately prior to the dilutive issuance plus the number of shares of our common stock so issued in connection with the dilutive issuance.

Messrs. Edward Gildea and William Gildea have not been provided this anti-dilution protection.

Background of the TerraSphere Acquisition

During March 2010, our Chief Financial Officer, Mr. David Allen, contacted Atlas Advisors, LLC, or Atlas, a consulting firm that was assisting us with business development to discuss potential new acquisitions and new lines of business. As part of the discussion, Mr. Allen suggested that Atlas contact Mr. William Gildea and look into whether TerraSphere would be a good acquisition candidate. Atlas met with Mr. William Gildea to discuss TerraSphere and after their meeting Atlas suggested that they believed we should conduct some preliminary analysis as to whether TerraSphere would be a good fit for us.

On March 12, 2010, Mr. Edward Gildea introduced the topic of holding discussions with TerraSphere with our board of directors. Due to Mr. Gildea’s relationship with TerraSphere, our board decided to create an Acquisition Committee comprised of the three independent and disinterested directors, Messrs. Robert Cell, John DeVillars and Edward Stoltenberg, to review and evaluate a possible transaction with TerraSphere. Mr. Cell was made chairman of the committee. Mr. Allen was instructed by the Acquisition Committee to prepare an initial presentation for the committee regarding TerraSphere and to begin discussions with Atlas regarding a possible acquisition of TerraSphere.

On March 16, 2010, Mr. Allen and Atlas received correspondence from Mr. William Gildea containing TerraSphere’s valuation model with an enterprise value of $83 million.

Between March 22-29, 2010, we and TerraSphere discussed possible deal structures, and we continued performing due diligence on TerraSphere.

On March 30, 2010, the Acquisition Committee met with Mr. Allen and Atlas to discuss the TerraSphere opportunity. At the meeting, Atlas indicated that based on its review of TerraSphere, it believed a $40 million valuation was fair from a financial point of view for TerraSphere. Between March 30-31, 2010, we continued to receive additional due diligence items from TerraSphere.

On April 2, 2010, the Acquisition Committee met again to discuss the transaction. The Acquisition Committee determined that although it believed a TerraSphere acquisition had merit, it do not feel it could proceed at the proposed valuation. The Acquisition Committee instructed Mr. Cell (the chairman of the committee) to continue to review the transaction.

Between April 2-9, 2010, we and the Acquisition Committee continued to review a possible TerraSphere acquisition. During this period, we authorized our outside legal counsel, Cozen O’Connor, to begin preparation of the purchase agreement.

On April 9, 2010, our board of directors held a previously schedule meeting, at which the board continued to discuss a possible transaction with TerraSphere.

On April 13-14, 2010, Mr. Cell met Messrs. William Gildea and Mr. Edward Gildea in Chicago to discuss the TerraSphere transaction and TerraSphere’s valuation assumptions.

On April 23, 2010, the Acquisition Committee met to discuss Mr. Cell’s meeting with TerraSphere. After discussion at the meeting, the Acquisition Committee instructed Mr. Allen to contact Mr. William Gildea and to continue negotiations at an enterprise valuation of $20 million and to attempt to purchase 100% of TerraSphere.

On April 23, 2010, Mr. Allen and Mr. William Gildea discussed the revised proposed valuation and deal structure.

On April 24, 2010, Mr. William Gildea delivered a counterproposal to Mr. Allen that provided that we acquire 51% of TerraSphere with options to acquire the remaining interest over a one year period. In addition, the proposal required us to commit to certain funding requirements during such period, if needed by TerraSphere. Further, the proposal asked for price protection on the shares of our common stock being issued such that if we issued shares in the future for financings, the TerraSphere members would receive additional shares of common stock.

On April 25, 2010, Mr. Allen contacted Mr. William Gildea and proposed that the option for us to acquire the remaining 49% of TerraSphere be exercisable by us on a more expedited basis and that we were not willing to provide price protection for Messrs. William Gildea or Edward Gildea. On April 26, 2010, Mr. Allen met with Mr. William Gildea at our offices to further discuss the parameters of the price protection.

On April 27, 2010, Mr. Allen provided TerraSphere with an initial draft of the purchase agreement prepared by Cozen O’Connor. On May 3, 2010, Clark, Balboni & Gildea, or CBG, legal counsel to TerraSphere provided its initial comments to the purchase agreement.

On May 4, 2010, TerraSphere notified us that based on certain tax advice received it wished to structure the acquisition as a 100% acquisition of the members interest. After notifying the chairman of the Acquisition Committee, Mr. Allen informed TerraSphere that he believed a 100% acquisition would be in our best interest as well.

On May 5, 2010, Cozen O’Connor sent a revised draft of the purchase agreement to CBG with the revisions agreed to on May 4, 2010. On May 7, 2010, CBG provided its comments to the revised purchase agreement.

On May 11, 2010, the Acquisition Committee engaged Duff & Phelps, LLC, or Duff & Phelps, to provide the Acquisition Committee with an opinion as to the fairness, from a financial point of view, to us and our stockholders (other than our stockholders who are also TerraSphere members) of the proposed consideration to be paid by us in the TerraSphere transaction.

On May 12, 2010, the Acquisition Committee met to discuss the status of the TerraSphere transaction.

On May 17, 2010, Cozen O’Connor sent a revised draft of the purchase agreement. On May 18, 2010, CBG provided its comments to the revised purchase agreement. On May 18, 2010, Cozen O’Connor responded to CBG comments on the purchase agreement.

On May 20, 2010, Mr. Allen distributed draft TerraSphere financial statements to the Acquisition Committee. On May 21, 2010, the Acquisition Committee met to discuss the transaction with Mr. Allen, Duff & Phelps and Cozen O’Connor. At the meeting, Duff & Phelps informed the Acquisition Committee that it would not be able to arrive at a favorable opinion as to the fairness of the consideration to be paid by the Company in the TerraSphere acquisition. However, Duff & Phelps suggested that the parties consider restructuring the TerraSphere acquisition to include an earn-out feature that would permit the Company to pay a portion of the total consideration contingent upon TerraSphere’s achievement of specified milestones and, as a result, less up-front consideration. Based on Duff & Phelps’ suggestion, the Acquisition Committee instructed Mr. Allen, Mr. Cell and Mr. Allen to prepare alternative transaction structures that required less consideration to be paid at closing with additional consideration to be paid on the achievement of milestones by TerraSphere.

On May 30, 2010, Mr. Allen sent a revised transaction structure to Mr. William Gildea, which structure provided for less consideration to be paid at closing with additional consideration to be paid on the achievement of milestones by TerraSphere. On May 31, 2010, Mr. William Gildea informed Mr. Allen that the proposal sent by Mr. Allen on May 30 would not be acceptable to the TerraSphere members.

On June 2, 2010, the Acquisition Committee met to discuss the status of the transaction. Mr. William Gildea attended a portion of the meeting. At the meeting, the Acquisition Committee informed Mr. William Gildea that it believed a structured transaction with less consideration to be paid at closing with additional consideration to be paid on the achievement of milestones by TerraSphere was required due to the early stage nature of TerraSphere’s operations. At the meeting, Mr. William Gildea informed the Acquisition Committee that TerraSphere was willing to continue a dialogue of a structured transaction.

Between June 3-8, 2010, Mr. Allen and Mr. William Gildea negotiated a structured payout transaction with less consideration to be paid at closing with additional consideration to be paid on the achievement of milestones by TerraSphere. On June 8, 2010, Mr. William Gildea reported that he had come to an impasse with TerraSphere members and they would not accept a structured transaction.

Between June 9-21, 2010, the parties continued to negotiate. During this negotiation, the parties acknowledged that certain of the TerraSphere members, particularly the smaller equity holders, did not want to enter into a structured transaction, but wanted to receive their consideration in full at closing. In order to accommodate these members, the parties agreed to provide the TerraSphere members with two options: (1) an option to receive the $21 million valuation as previously discussed with all consideration being paid at closing; and (2) an option to receive an increased valuation of $28 million with a portion of such consideration being paid only upon the achievement of certain milestones. In negotiating such two-tiered offer, Mr. Allen informed Mr. William Gildea that such offer was contingent on a majority of TerraSphere members accepting the second option in order to keep the up-front consideration as low as possible. On June 21, 2010, the final transaction was agreed to by the parties.

On June 28, 2010, the Acquisition Committee met to discuss the transaction. At the meeting, Duff & Phelps made a presentation regarding the fairness to us, from a financial point of view, of the consideration to be paid by us pursuant to the purchase agreement. Duff & Phelps detailed for the Acquisition Committee the analysis performed and made a presentation concerning how it arrived at its opinion. Duff & Phelps discussed at length with the Acquisition Committee the different analyses used to determine whether the consideration to be paid by us was fair from a financial point of view to our stockholders (excluding the TerraSphere members that are our stockholders). After considerable review and discussion, the purchase agreement was unanimously approved and the board of directors (with Mr. Gildea abstaining) unanimously approved the purchase agreement. For a more detailed description of the Duff & Phelps fairness opinion, see the section entitled “The TerraSphere Acquisition — Opinion of the Acquisition Committee’s Financial Advisor Regarding the TerraSphere Acquisition.”

On July 6, 2010, the purchase agreement was executed by us, TerraSphere Inc., our wholly owned subsidiary, TerraSphere and the TerraSphere members.

Our Reasons for the TerraSphere Acquisition

In the course of reaching its unanimous decision to recommend that our board of directors approve the TerraSphere acquisition and the purchase agreement and to recommend that our stockholders vote to approve the acquisition pursuant to the purchase agreement, the Acquisition Committee consulted with our senior management and with its own independent financial advisors, and considered a number of potentially positive factors in its deliberations, including, but not limited to, the following:

•	that the TerraSphere acquisition would allow us to expand our environmentally sustainable business into the area of urban agriculture, positioning us into what we believe is an area of significant growth;

•	that the TerraSphere acquisition would give us access to proprietary technology, which is already tested, although not on a commercial scale;

•	that the TerraSphere acquisition would give us access to a company which is producing revenue and expects to be cash flow positive in 2010;

•	that the TerraSphere acquisition compliments our existing “green tech” businesses including food waste to fertilizer and treatment of industrial waste water; and

•	that the TerraSphere acquisition provides access to key operating personnel including the inventor of the technology and an existing client base.

The Acquisition Committee also considered potential negative factors relating to the TerraSphere acquisition, including:

•	that TerraSphere was a related party to us due to Mr. Edward Gildea’s relationship with TerraSphere;

•	that TerraSphere is a start up company, that has only produced consistent revenues in the last six months other than one contract in 2008;

•	that TerraSphere’s licensees are themselves start up companies, which increased the credit risk to TerraSphere if such licensees were not successful or sufficiently capitalized; and

•	that TerraSphere had not had produced product on a commercial scale.

Recommendation of Our Board of Directors

After careful consideration of a variety of factors, including the positive and negative factors described under the heading “The TerraSphere Acquisition — Our Reasons for the TerraSphere Acquisition,” on June 28, 2010, the Acquisition Committee unanimously recommended that our board of directors and stockholders approve the acquisition, including the issuance of the shares in connection with the acquisition. In particular, the Acquisition Committee unanimously:

•	determined that the terms of the TerraSphere acquisition are advisable, fair to and in the best interests of our stockholders;

•	recommended that our board of directors approve the TerraSphere acquisition and the related transactions, and approve the purchase agreement;

•	recommended that our board of directors recommend the TerraSphere acquisition and the related transactions, including the issuance of the shares in connection with the acquisition contemplated in the purchase agreement, to our stockholders; and

•	recommends that our stockholders approve the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

The Acquisition Committee unanimously recommends that you vote “FOR” the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

Having received the recommendation of the Acquisition Committee, for reasons including those described above under the heading “The TerraSphere Acquisition — Our Reasons for the TerraSphere Acquisition,” on June 28, 2010, based solely on the recommendation of the Acquisition Committee, our board of directors unanimously (with Mr. Gildea abstaining) approved the TerraSphere acquisition and related transactions and the issuance of the shares in connection with the acquisition, and recommends such matters to our stockholders. In particular, the board of directors unanimously (with Mr. Gildea abstaining):

•	determined that the terms of the TerraSphere acquisition are advisable, fair to and in the best interests of our stockholders;

•	approved the TerraSphere acquisition and related transactions, and authorized us to enter into the purchase agreement; and

•	recommends that our stockholders approve the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

Based solely on the recommendation of the Acquisition Committee, our board of directors unanimously (with Mr. Gildea abstaining) recommends that you vote “FOR” the TerraSphere acquisition and the issuance of the shares in connection with the acquisition.

Opinion of the Acquisition Committee’s Financial Advisor

The Company engaged Duff & Phelps to serve as the financial advisor to the Acquisition Committee and to provide an opinion as to the fairness, from a financial point of view, to the Company, and, accordingly, to the holders of the Company’s common stock, other than those holders who also own units of TerraSphere, of the consideration to be paid by the Company in the TerraSphere acquisition. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation, investment banking services and consulting services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions, and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

On June 28, 2010, Duff & Phelps rendered its oral opinion to the Acquisition Committee, which opinion was subsequently confirmed in a written opinion dated July 6, 2010, to the effect that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of July 6, 2010, the consideration to be paid by the Company in the TerraSphere acquisition was fair, from a financial point of view, to the Company and, accordingly, to the holders of the Company’s common stock, other than those holders who also own units of TerraSphere.

The full text of the written opinion of Duff & Phelps, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the opinion, is attached as Annex B to this proxy statement. This summary of the Duff & Phelps opinion set forth below is qualified in its entirety by reference to the full text of the Duff & Phelps opinion. The Company encourages its stockholders to read the full text of the Duff & Phelps opinion carefully and in its entirety.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Discussed the TerraSphere acquisition, the operations, financial condition, future prospects and projected operations and performance of the Company and TerraSphere with the managements of the Company and TerraSphere;

•	Reviewed the Company’s audited financial statements as filed with the SEC for the years ending December 31, 2008 and 2009 as well as the March 31, 2010 10-Q;

•	Reviewed TerraSphere’s audited financial statements as of December 31, 2009 and unaudited financial statements as of March 31, 2010;

•	Reviewed year-to-date unaudited trial balance of TerraSphere as of June 22, 2010;

•	Reviewed the three-year financial forecasts prepared by the management of the Company and the five-year financial forecasts prepared by the management of TerraSphere;

•	Met with licensees of TerraSphere and discussed strategic plans and business models;

•	Reviewed a draft of the purchase agreement received on June 28, 2010;

•	Reviewed the due diligence packet pertaining to the sale of the PharmaSphere division (“PharmaSphere”) of TerraSphere;

•	Reviewed investor presentations of TerraSphere dated March 2010 and October 2009;

•	Reviewed the historical trading price and trading volume of the Company’s common stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•	Compared the financial performance of the Company and TerraSphere and the prices and trading activity of the Company’s common stock with those of certain other publicly traded companies that Duff & Phelps deemed relevant; and

•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the TerraSphere acquisition, Duff & Phelps, with the Company’s consent:

•	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

•	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•	Assumed that information supplied to Duff & Phelps and representations and warranties made in the purchase agreement are accurate in all material respects;

•	Assumed that all of the conditions required to implement the TerraSphere acquisition will be satisfied and that the TerraSphere acquisition will be completed in accordance with the purchase agreement without any amendments thereto or any waivers of any terms or conditions thereof;

•	Relied upon the fact that the Acquisition Committee and the Company have been advised by counsel as to all legal matters with respect to the TerraSphere acquisition, including whether all procedures required by law to be taken in connection with the TerraSphere acquisition have been duly, validly and timely taken;

•	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the TerraSphere acquisition will be obtained without any adverse effect on the Company or TerraSphere or the contemplated benefits expected to be derived in the TerraSphere acquisition; and

•	Assumed the offer from a private equity group to purchase newly issued units of PharmaSphere for $6.7 million for an approximate ownership of 52.9% of PharmaSphere was still outstanding and available to be accepted by TerraSphere.

The Duff & Phelps opinion noted that the management of the Company directed Duff & Phelps to assume that TerraSphere members owning 69% of the units of TerraSphere will elect to receive Option Two Shares. The Duff & Phelps opinion further noted that the number of shares of the Company’s common stock to be issued in connection with the TerraSphere acquisition is subject to certain potential anti-dilution adjustments after the closing as to which Duff & Phelps expressed no opinion.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the TerraSphere acquisition, the assets, businesses or operations of the Company, or any alternatives to the TerraSphere acquisition, (b) negotiate the terms of the TerraSphere acquisition, and therefore, Duff & Phelps assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the purchase agreement and the TerraSphere acquisition, or (c) advise the Acquisition Committee, the Company’s board of directors or any other party with respect to alternatives to the TerraSphere acquisition. In addition, Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock after announcement of the TerraSphere acquisition. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by any other party, or with respect to the fairness of any such compensation. Duff & Phelps also expressed no opinion with respect to the impact of the TerraSphere acquisition on any particular holder of the Company’s common stock other than in its capacity as such.

The basis and methodology for the Duff & Phelps opinion were designed specifically for the express purposes of the Acquisition Committee and may not translate to any other purposes. The Duff & Phelps opinion:

•	does not address the merits of the underlying business decision to enter into the TerraSphere acquisition versus any alternative strategy or transaction;

•	is not a recommendation as to how the Acquisition Committee or the Company’s board of directors or any stockholder should vote or act with respect to any matters relating to the TerraSphere acquisition, or whether to proceed with the TerraSphere acquisition or any related transaction; and

•	does not indicate that the consideration paid is the best possibly attainable under any circumstances.

Instead, the Duff & Phelps opinion merely states whether the consideration in the TerraSphere acquisition is within a range suggested by certain financial analyses. The decision as to whether to proceed with the TerraSphere acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based. The Duff & Phelps opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Duff & Phelps prepared the opinion effective as of July 6, 2010. The Duff & Phelps opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of July 6, 2010, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to the attention of Duff & Phelps after July 6, 2010.

The following is a summary of the material analyses performed by Duff & Phelps in connection with rendering its opinion. Duff & Phelps noted that the basis and methodology for its opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the material information in Duff & Phelps’ opinion, the material analyses performed and the material factors considered by Duff & Phelps, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps. The Duff & Phelps opinion is based on the comprehensive consideration of the various analyses performed.

In performing its analyses, Duff & Phelps considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its written opinion. No company, transaction or business used in Duff & Phelps’s analyses for comparative purposes is identical to the Company, TerraSphere or the TerraSphere acquisition. Duff & Phelps made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company, TerraSphere and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company, TerraSphere or the industry or in the markets generally. Duff & Phelps believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using selected company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Duff & Phelps did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Duff & Phelps’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and Duff & Phelps. Much of the information used in, and accordingly the results of, Duff & Phelps’s analyses are inherently subject to substantial uncertainty.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’ own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

The Duff & Phelps opinion was provided to the Acquisition Committee in connection with its consideration of the TerraSphere acquisition and was only one of many factors considered by the Acquisition Committee in evaluating the TerraSphere acquisition. Neither the Duff & Phelps opinion nor its analyses were determinative of the consideration to be paid by the Company in the TerraSphere acquisition or of the views of the Acquisition Committee or the management of the Company with respect to the TerraSphere acquisition.

The following is a summary of the material financial analyses prepared in connection with the Duff & Phelps opinion to the Acquisition Committee. The order of the analyses does not represent relative importance or weight given to those analyses by Duff & Phelps. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Duff & Phelps, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Rather, the analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Duff & Phelps’ opinion.

Transaction Overview

The Company directed Duff & Phelps to assume that holders of 69% of TerraSphere’s outstanding units would elect to receive Option Two Shares, resulting in 57.3% of the aggregate consideration to be paid by the Company in connection with the TerraSphere acquisition being paid at the closing of the TerraSphere acquisition and the balance being contingent and paid upon TerraSphere’s achievement of the four milestones contemplated by the purchase agreement. Based on the average closing price per share of the Company’s common stock during the 15-day period ending July 2, 2010, the aggregate implied value of the shares to be delivered upon closing of the TerraSphere acquisition was approximately $14.8 million. To estimate the range of potential values of the aggregate consideration to be paid in connection with the TerraSphere acquisition, including the shares paid at closing and pursuant to the milestone payments, Duff & Phelps applied probability percentages of 70%, 85% and 100% to the achievement of such milestones and the value of the resulting milestone payments, which, when added to the implied value of the shares to be paid at closing of $14.8 million, resulted in implied aggregate consideration values of approximately $22.5 million, $24.2 million and $25.8 million, respectively, or a range of implied aggregate consideration values of approximately $22.5 million to $25.8 million.

Company Analysis

Duff & Phelps reviewed the share price trading history for the Company’s common stock for the period commencing March 16, 2007 and ending July 2, 2010. Duff & Phelps also reviewed the volume weighted average price of the Company’s common stock for the 30-day, 60-day, 90-day, 6-month and 1-year periods ending July 2, 2010. This analysis showed the following:

Volume Weighted
Time Period Ending July 2, 2010	Average Price

30-day	$0.83
60-day	$1.04
90-day	$1.04
6-month	$1.02
1-year	$1.04

In addition, based on approximately 40.5 million shares of the Company’s common stock outstanding as of July 2, 2010, the closing price of the Company’s common stock on July 2, 2010 and the 15-day average of the closing prices of the Company’s common stock, Duff & Phelps derived a range of equity values for the Company of approximately $24.3 million to $30.6 million. Duff & Phelps then added approximately $18.5 million, the book value of the net debt of the Company as of March 31, 2010, to derive a range of enterprise values for the Company of approximately $43 million to $49 million.

TerraSphere Analysis

PharmaSphere Analysis

Based on information provided by TerraSphere management, Duff & Phelps noted that in February 2010, a private equity group offered to purchase 52.9% of newly issued units of PharmaSphere for an aggregate purchase price of $6.7 million, and that such offer remained outstanding as of July 6, 2010. After applying an assumed 20% illiquidity discount, this aggregate offer price implied an equity value for PharmaSphere of approximately $4.8 million.

Discounted Cash Flow Analyses

TerraSphere Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis to estimate the present value of the free cash flows of TerraSphere (excluding cash flows from PharmaSphere) through the calendar year ending December 31, 2029 (which takes into consideration the life of the existing patents) based on TerraSphere management’s financial projections and estimates as to the minimum milestones needed to achieve full earnout payments under the purchase agreement, and discount rates ranging from 30.0% to 50.0%. This analysis indicated a range of enterprise values for TerraSphere of approximately $15.6 million to $30.7 million, compared to a range of implied aggregate transaction consideration values of approximately $22.5 million to $25.8 million.

TerraSphere Existing Licensees Discounted Cash Flow Analysis

Duff & Phelps also performed a discounted cash flow analysis to estimate the present value of the free cash flows of existing licensees of TerraSphere through the calendar year ending December 31, 2029 based on TerraSphere management’s financial projections and discount rates ranging from 25.0% to 35.0%. To estimate the value of the existing licensees of TerraSphere products, Duff & Phelps projected the revenues from the existing licensees through 2029 (which takes into consideration the life of the existing patents) and assumed TerraSphere would not obtain any new licensees. This analysis indicated a range of enterprise values for TerraSphere of approximately $9.2 million to $12.8 million.

Using the ranges of enterprise values for TerraSphere of approximately $15.6 million to $30.7 million calculated using the discounted cash flow analysis summarized above, Duff & Phelps then adjusted for cash and debt and added the implied equity value of $4.8 million for PharmaSphere and derived a range of implied equity values for TerraSphere of approximately $20.3 million to $35.4 million, compared to a range of implied aggregate transaction consideration values of approximately $22.5 million to $25.8 million.

Contribution Analysis

Duff & Phelps analyzed the expected contribution percentages of each of the Company and TerraSphere to the post-transaction combined equity value as implied by the estimated equity value ranges for TerraSphere calculated as summarized above, as compared to the Company’s market capitalization, excluding any possible synergies that the combined company may realize following the consummation of the TerraSphere acquisition. Duff & Phelps noted that the TerraSphere acquisition could result in holders of the Company’s common stock owning approximately 67.4% of the combined company if no milestones payments are paid by the Company and approximately 54.2% if all the milestone payments are paid by the Company, compared to the relative contribution by the Company to the combined company of earnings before interest, taxes, depreciation and amortization, or “EBITDA”, excluding EBITDA from PharmaSphere, based upon forecasts prepared by Company management and TerraSphere management, of 25.6% in 2011, 36.7% in 2012 and 45.7% in 2013.

Other Items

The Duff & Phelps engagement letter and amendment with the Company, dated May 11, 2010, and June 23, 2010, respectively, provided that, for its services, Duff & Phelps is entitled to receive from the Company a fee of $250,000, which was due and payable as follows: $100,000 non-refundable retainer payable upon execution of the engagement letter, and $150,000 payable upon Duff & Phelps informing the Acquisition Committee that Duff & Phelps is prepared to deliver its opinion. The engagement letter also provided that Duff & Phelps would be paid additional fees at its standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of the opinion. In addition, the Company agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses and to indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’ service as a financial advisor to the Acquisition Committee. Other than this engagement, during the two years preceding the date of its opinion, Duff & Phelps performed financial advisory services to a subsidiary of TerraSphere for which Duff & Phelps received customary fees and indemnification. Other than such services, during the two years preceding the date of Duff & Phelps’ opinion, Duff & Phelps did not have any material relationship with any party to the TerraSphere acquisition for which compensation was received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Interests of Our Officers and Directors in the TerraSphere Acquisition

When you consider the unanimous (with Mr. Gildea abstaining) recommendation of our board of directors in favor of the TerraSphere acquisition you should note that our Chairman and Chief Executive Officer, Mr. Edward Gildea, has an interest in 8.75% of the units of TerraSphere. In addition, relatives of Mr. Gildea hold an additional 30.75% of the units of TerraSphere. If the acquisition is completed, and assuming all milestones are achieved, Mr. Gildea would receive 3,240,741 shares of our common stock in exchange for his TerraSphere units and his relatives would receive an additional 10,775,463 of our common stock in exchange for their TerraSphere units.

Furthermore, Mark C. Gildea, the brother of Edward J. Gildea, is the President and Chief Executive Officer of TerraSphere, and William A. Gildea, also the brother of Edward J. Gildea, is an independent contractor of TerraSphere.

Effective April 2, 2010, Mark C. Gildea entered into an employment agreement with TerraSphere, pursuant to which TerraSphere employed Mr. Gildea as its President and Chief Executive Officer for a term of five years. Mr. Gildea’s annual salary is $180,000, subject to discretionary annual increases at the discretion of the board of directors, and Mr. Gildea is entitled to an annual bonus of at least $20,000. In the event Mr. Gildea is terminated without cause and in connection with a change of control of TerraSphere, he shall be entitled to severance, payable in a single lump sum, equal to thirty-six months base salary and all options or equity interests previously granted shall immediately vest. Our acquisition of TerraSphere constitutes a change of control as such term is defined in Mr. Gildea’s employment agreement, such that if Mr. Gildea is terminated in connection with the change of control transaction, he shall be entitled to the foregoing severance benefits.

Effective April 2, 2010, William A. Gildea entered into an engagement agreement with TerraSphere, pursuant to which TerraSphere engaged Mr. Gildea as an independent contractor for a term of three years. Mr. Gildea’s compensation for such independent contracting services is a flat monthly fee of $16,667 per month, and Mr. Gildea will be entitled to an annual bonus equal to that which is paid to senior management employees if TerraSphere develops a companywide bonus plan. In the event Mr. Gildea’s engagement is terminated without cause during the first two years of the engagement, he will be entitled to receive one-half of such annual compensation (or $100,000) subject to his execution of a non-competition agreement and release.

Because of Mr. Edward Gildea’s relationship with TerraSphere, our board of directors formed the Acquisition Committee to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition. The Acquisition Committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with the TerraSphere management. Mr. Gildea did not participate in the negotiations.

U.S. Federal Income Tax Consequences

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the TerraSphere acquisition.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for completion of the TerraSphere acquisition, other than compliance with applicable corporate laws of Delaware, compliance with securities laws and filing with the NASDAQ Stock Market, with respect to the shares of our common stock to be issued to the TerraSphere stockholders pursuant to the purchase agreement. If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

THE PURCHASE AGREEMENT

The discussion in this proxy statement of the TerraSphere acquisition and the principal terms of the purchase agreement described below are qualified in their entirety by reference to the copy of the purchase agreement attached as Annex A hereto, and incorporated herein by reference. The following description summarizes the material provisions of the purchase agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the TerraSphere acquisition.

The representations and warranties described below and included in the purchase agreement were made by us and TerraSphere as of specific dates. The assertions embodied in these representations and warranties may be subject to important qualifications and limitations agreed to by us and TerraSphere in connection with negotiating the purchase agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among us and TerraSphere, rather than establishing matters as facts. The purchase agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions at the time it was entered into by the parties. Accordingly, you should read the representations and warranties in the purchase agreement not in isolation but rather in conjunction with the other information contained in this document.

General; Unit Purchase Consideration

Pursuant to the purchase agreement, we agreed to acquire 100% of the units of TerraSphere. We will make the acquisition by issuing up to 34,166,667 shares of our common stock to the TerraSphere members, subject to upward adjustment based on certain anti-dilution protections, in exchange for 100% of the units of TerraSphere. Upon completion of the proposed acquisition, TerraSphere would become our wholly-owned subsidiary. For a more detailed description of the share issuance to be made pursuant to the purchase agreement, please see the section “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — General.”

With limited exceptions, the shares to be issued to the TerraSphere members are subject to the following sale restrictions absent our approval:

•	the Option One Shares are subject to a lock-up the term of which is six months, beginning on the closing of the acquisition; and

•	the Option Two Shares are subject to a lock-up the term of which is the longer of: (a) eighteen months, beginning on the closing of the acquisition, or (b) six months, beginning on the date when shares of common stock are issued pursuant to the foregoing milestone payments.

During the applicable lock-up period described above, we have agreed to provide the TerraSphere members anti-dilution rights. The rights provide that if we issue shares of our common stock for cash consideration in connection with a financing transaction at a price less than $0.756 per share, then the TerraSphere members shall receive additional shares of our common stock based on a weighted average dilution formula. See the section entitled “The TerraSphere Acquisition — Description of the TerraSphere Acquisition — Anti-Dilution Protection” for details about the formula. Messrs. Edward Gildea and William Gildea have not been provided this anti-dilution protection.

Representations and Warranties

In the purchase agreement, TerraSphere’s controlling members, consisting of Messrs. William Gildea, Edward Gildea and Nick Brusatore make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	organization and standing;

•	capitalization;

•	authority and enforceability to enter into purchase agreement;

•	no violation of organizational documents, contracts or laws;

•	required consents and approvals;

•	financial statements, accounts receivables and undisclosed liabilities;

•	real estate and personal property;

•	intellectual property;

•	material agreements;

•	environmental matters;

•	taxes;

•	employee matters;

•	permits;

•	insurance matters;

•	conflicts of interest; and

•	information about customers.

In the purchase agreement, we make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	organization and standing;

•	authority and enforceability to enter into purchase agreement;

•	no violation of organizational documents, contracts or laws;

•	required consents and approvals;

•	legal matters; and

•	due diligence.

Conduct of Business Pending Closing

Until the closing of the acquisition, TerraSphere agreed, among other items:

•	to use commercially reasonable efforts to carry on its respective businesses in the ordinary course in substantially the same manner as previously conducted;

•	to preserve its business organization and goodwill;

•	to maintain its material rights and franchises;

•	to retain the services of its officers and key employees;

•	to preserve its relationships with its customers, suppliers and others; and

•	to protect all confidential and proprietary information and intellectual property from dissipation, destruction, theft or other loss or disclosure.

In addition, until the closing of the acquisition, TerraSphere agreed not to, without our prior written consent, among other things:

•	declare or pay any dividends;

•	issue any interests in TerraSphere;

•	amend or propose to amend its organizational documents;

•	merge or consolidate with or acquire any equity interest in any person;

•	assume or incur any indebtedness for borrowed money;

•	enter into or modify any material contract;

•	incur any large capital expenditures;

•	record or effectuate the transfer of record ownership of, or beneficial interest in, any units;

•	make any change in its lines of business; or

•	take any other action that would cause any of the representations and warranties made not to remain true and correct.

Restrictive Covenants; Non-Competition; Non-Solicitation

The purchase agreement also contains restrictive covenants of the parties, including covenants providing for:

•	the TerraSphere members’ protection of confidential information of TerraSphere subject to certain exceptions as required by law, regulation or legal or administrative process;

•	each of the controlling members of TerraSphere, which consist of Messrs. William Gildea, Edward Gildea and Nick Brusatore, not to compete with TerraSphere for a period of five years; and

•	each of the controlling members of TerraSphere not to solicit business from TerraSphere’s customers for a period of five years.

Conditions to Closing

Converted Organics Closing Conditions

Our obligation to consummate the purchase agreement is conditioned upon certain closing conditions, including:

•	the approval of our shareholders authorizing us to consummate the TerraSphere acquisition and to issue the common stock pursuant to the purchase agreement;

•	each of the representations and warranties of TerraSphere and its members being true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the date of the closing;

•	since the date of the purchase agreement, that there shall not have occurred and be continuing any event or occurrence, or series of events or occurrences, that individually or in the aggregate, would reasonably be expected to have a material adverse effect on TerraSphere;

•	no litigation, action, suit or other proceeding involving or potentially involving a liability, obligation or loss on the part of TerraSphere, which would question the validity of the purchase agreement or be reasonably expected to have a material adverse effect on TerraSphere, shall have been threatened or commenced;

•	all consents and all authorizations, permits, and approvals required to consummate the transactions provided for in the purchase agreement shall have been obtained; and

•	we shall have received from the NASDAQ Stock Market all approvals that are required to compete the TerraSphere acquisition.

TerraSphere Closing Conditions

The obligation of TerraSphere and its members to consummate the purchase agreement is conditioned upon certain closing conditions, including:

•	each of our representations and warranties being true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the date of the closing;

•	no litigation, action, suit or other proceeding involving or potentially involving a liability, obligation or loss on the part of TerraSphere, which would question the validity of the purchase agreement or be reasonably expected to have a material adverse effect on TerraSphere, shall have been threatened or commenced; and

•	we shall have restructured our $17,500,000 of New Jersey Economic Development Bonds in such form as is reasonably acceptable to a majority-in-interest of the TerraSphere members.

The parties may waive any inaccuracies in the representations and warranties made to such party contained in the purchase agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the purchase agreement. We cannot assure you that all of the conditions will be satisfied or waived.

Indemnification

Indemnification by the Controlling Members of TerraSphere

The controlling members of TerraSphere, which consist of Messrs. William Gildea, Edward Gildea and Nick Brusatore, have agreed, on a joint and several basis, to indemnify us from any damages arising from: (a) any misrepresentation, breach of representation or warranty or any non-fulfillment of any covenant or agreement made by or to be performed by TerraSphere or any controlling members; or (b) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

With certain exceptions, the controlling members will have no obligation to indemnify us with respect to misrepresentations or breaches of warranties until the aggregate amount of all damages incurred or suffered exceeds $100,000 in the aggregate, in which event we will be entitled to indemnification for the amount of damages arising under such indemnification in excess of such amount.

With certain exceptions, the maximum aggregate amount of damages subject to indemnification claims by us is the total purchase price received by the controlling members (and any assignees of such members’ interest), or $13,580,000 worth of our common stock valued at $0.756 per share, assuming all milestones are achieved. As all the controlling members selected the Option Two Shares, if the milestones are not achieved by TerraSphere, such members will receive fewer shares, which will reduce their indemnification obligations.

Any claims for damages with respect to breaches of representations and warranties by the controlling member shall be satisfied by either cash, or to the extent the members hold sufficient shares of our common stock, such member may return of the appropriate number of shares of our common stock to us, with the shares to be valued at the average closing price of the our common stock for the five days prior to the date when the subject claim accrued.

Indemnification by Converted Organics

We have agreed to indemnify the TerraSphere members from any damages arising from: (a) any misrepresentation, breach of representation or warranty or any non-fulfillment of any covenant or agreement made by or to be performed by the buyer of TerraSphere; or (b) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

With certain exceptions, we will have no obligation to indemnify the TerraSphere members with respect to misrepresentations or breaches of warranties until the aggregate amount of all damages incurred or suffered exceeds $100,000 in the aggregate, in which event the TerraSphere members will be entitled to indemnification for the amount of damages arising under such indemnification in excess of such amount.

With certain exceptions, the maximum aggregate amount of damages subject to indemnification claims by the TerraSphere members is the total purchase price received by the controlling members as set forth above.

Termination

The purchase agreement may be terminated and/or abandoned at any time prior to the closing by:

•	by mutual written consent;

•	by either party if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other party;

•	by either party if the closing has not been consummated on or before August 31, 2010 (provided such date will be extended to September 30, 2010 if we receive comments from the SEC on this proxy statement); or

•	by either party if the closing conditions have not been met or waived.

In the event of termination and abandonment by either party, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses.

Amendment, Extension and Waiver

The purchase agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed by us and the controlling members. At any time prior to the closing, the parties, to the extent allowed by applicable law, may extend the time for the performance of the obligations under the purchase agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party.

To the extent a waiver by any party renders the statements in this proxy statement materially misleading, we intend to supplement this proxy statement and resolicit proxies from our stockholders to the extent required by law.

INFORMATION ABOUT TERRASPHERE

General

TerraSphere Systems, LLC, or TerraSphere, designs and builds highly efficient systems that grow an abundance of crops in compact, safe, pollutant-free facilities. TerraSphere’s technology is fully contained, which means crops can be grown year-round in any location using precise combinations of light, water, and nutrients to maximize production. TerraSphere’s technology is patented in the United States, with several international patents pending. TerraSphere’s wholly owned subsidiary, PharmaSphere, LLC, or PharmaSphere, is a pre-revenue company that will use the TerraSphere technology to grow plants and herbs that express high value compounds that are used as pharmaceutical ingredients.

TerraSphere’s units consist of vertically stacked modules housing rows of plants that are placed perpendicular to an interior light source (the “TerraSphere System” or “Technology”). The modules produce an abundance of crops with strong, compact, multi-directional growth. TerraSphere believes the Technology’s greatest advantage over traditional growth methods is its ability to generate higher yields per square foot of land than traditional growing methods. The contained nature of the TerraSphere System also provides many benefits related to year-round production, cost control, food safety and environmental concerns.

In 2008, TerraSphere completed its system design and testing, built a demonstration plant in Michigan under a joint venture agreement, and sold its first license for the rights to utilize the technology in the Province of British Columbia. In 2009, TerraSphere began construction of the foregoing plant in Vancouver.

TerraSphere has eight full-time employees. TerraSphere operates out of its research and manufacturing facility in Vancouver and its corporate office in Boston, Massachusetts. TerraSphere began generating revenue in 2007.

TerraSphere believes its Technology has several key benefits over competing growth methods. These include:

•	higher productivity rates;

•	full control of the growth environment;

•	the ability to grow high quality, flavor rich produce year-round in almost any location;

•	food safety;

•	reduced water use;

•	minimal waste generation; and

•	produce that is pathogen-free, chemical-free and has a significantly longer shelf life (due to the controlled growth environment and reduced transportation to end markets).

TerraSphere uses its Technology to generate revenue in two ways:

•	Licensing the Technology: TerraSphere licenses its patented Technology along with facility plans, engineering expertise, construction advice, and consulting and development expertise. This model gives qualified partners the opportunity to develop and operate a TerraSphere facility to meet their own requirements. Licenses can be granted for a specific size facility or specific menu of crops. TerraSphere will offer consulting services to plant licensees for a limited period of time to ensure the efficient and effective startup of operations.

•	Entering into Partnerships to Own and Operate TerraSphere Facilities: TerraSphere will seek qualified local partners to build and operate TerraSphere facilities. Under the joint-venture model, both parties contribute to the capital costs of the project and split the associated risks by selling TerraSphere Systems and equipment to licensees and project partners.

Overview of the Technology

TerraSphere believes its Technology has a competitive advantage over traditional growth methods, the most important of which is its ability to generate significantly larger yields per square foot of floor space. The Technology consists of collapsible trays that contain rows of plants placed perpendicular to a light source. The TerraSphere Technology has adjustable lighting. As the plants mature, the lights can be adjusted for maximum growth. The high pressure watering tanks and lines will ensure even distribution of water and nutrition to vegetation. The result is an abundance of plants with strong, compact, even growth. The Technology can be used to grow numerous different types of crops, from lettuce to tree seedlings to rare medicinal herbs. The following is a brief overview of how the Technology works and its advantages over other growth technologies.

Flat Trays

The trays that make up the TerraSphere System allow for efficient loading and unloading of the crops. The plastic trays rest on an aluminum frame which then clamp on four galvanized chains. These trays can be adjusted in height to accommodate any type of plant. The fertilizer is fed at one end and drained at the other by gravity, ensuring that each plant receives the proper nutrition for maximum growth. A UV Protected food grade ABS material is used for its light weight and cost savings.

The flat trays in which the crops are grown are a reusable plastic injection molded unit which allows the addition of water directly into each growing unit. The mechanical medium can be reused for several years and does not require the use of non-biodegradable rock wool, which is used by most traditional hydroponic facilities and is known to pose environmental challenges.

Collapsible Flat Tray

Each steel frame structure can hold many different configurations depending on the crop and the ceiling height of the building.

The taller the ceiling the more tiers that can be added. The trays extend and collapse by using a winch pulley system. When the plants are being loaded the trays are completely collapsed. When the top tray is filled with plants the winch moves up. The next tray is filled and the cycle continues until all the trays are filled. Unloading is the opposite. The collapsible trays are made of stainless steel, anodized aluminum, and various other common materials.

Facilities

Depending on the ceiling height of the building and the square footage of the space, the TerraSphere System has the ability to be scaled accordingly. A typical facility is 75% growing space and 25% office and storage space. TerraSphere can design any size facility, depending on what a customer wants to grow and in what volumes.

PharmaSphere

Overview

PharmaSphere is a pre-revenue wholly owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients, and for the production of transgenic plants (genetically engineered plants) for the biotechnology market.

PharmaSphere will install TerraSphere Systems in retrofitted warehouses, and extract and purify the compounds using environmentally friendly technologies. Additional environmental benefits include less water and fertilizer use by metered dispensing, less waste water or fertilizer discharge due to plant uptake, no chemical pesticides, no fuel and oil use by agricultural machinery, and no transportation of bulk plant materials to distant processing facilities.

PharmaSphere will cultivate “native” or “wild” plants that naturally express biocompounds, called “natural products or extracts.” Depending on obtaining partners and financing, PharmaSphere would cultivate “transgenic” plants, namely plants that have been genetically altered by the insertion of foreign DNA encoding the expression of a specific compound.

The model for PharmaSphere’s natural product business is to cultivate plants expressing biocompounds with well-established pharmaceutical, nutraceutical and cosmeceutical uses, and extract and purify the compounds for sale to customers for use in their products as “active ingredients” or chemical synthesis “starting material.” Unless there are a number of potential buyers for the compound in question, PharmaSphere will not grow the plant source without a partner or a long-term purchase agreement.

A major concern of sellers of natural product drugs, nutraceuticals and cosmeceuticals is the unreliable supply of top quality active ingredients because the cultivation of source plants in the field is erratic and the quality of extracts is uneven. With the TerraSphere system and state-of-the art extraction, purification and quality control technologies, PharmaSphere believes it can provide its customers a reliable supply of consistently high quality plant compounds.

By isolating the plants from the environment, the TerraSphere system allows each plant species’ growth parameters to be optimized for maximum compound expression by the precise control of light, temperature, water, carbon dioxide and fertilizer. The benefits are:

•	increased compound expression levels through (a) optimization of growth parameters, and (b) removal of the adverse impact of weather, soil conditions, disease and pests;

•	reduced costs of compound purification as the plants will not be taking up field-growth contaminants such as pesticide residues, fuel and oil leakage from machinery and impurities from the soil and rain, all of which must be removed to purify compounds from field-grown plants; and

•	shortened plant growth cycles, or “turns.”

PharmaSphere’s transgenic plant business model is to form development partnerships with pharmaceutical and biotechnology companies having product pipelines that include recombinant biopharmaceutical compounds (antibodies and other therapeutic proteins and vaccines). A typical partnership would first determine the feasibility of efficient expression of the compound of interest in the TerraSphere system, and then scale up production to the desired quantities. PharmaSphere would receive upfront and milestone payments and royalties. PharmaSphere does not intend to cultivate transgenic plants without partners, and there is no assurance that PharmaSphere will be able to find such partners.

PharmaSphere Plant Growth System

PharmaSphere believes the TerraSphere system is ideal for growing both native plants and transgenic plants as it permits full environmental containment and controlled growth conditions. The expression of natural compounds from native plants grown in the system is greatly enhanced by the absence of field-growth hazards such as weather, soil conditions, pests and disease.

A typical PharmaSphere commercial-scale biopharmaceutical production facility will contain hundreds of structures and extraction and purification areas in one single-story industrial building, and will comply with U.S. Food and Drug Administration (“FDA”) current Good Manufacturing Practices (cGMPs). The planting, harvest and storage areas of the building will provide containment at the BL-2 level for transgenic plant cultivation. USDA licensure for cultivating transgenic plants is not necessary, as transgenic plants growing in the trays will not be considered to be growing in the field, or in a greenhouse with inadequate containment. USDA licensure is not required in any event to grow native plants expressing natural compounds. A facility for cultivating native plants to produce natural products will comply with BL-2 to provide a flexible facility that could also be used to grow transgenic plants.

Other Applications

TerraSphere believes another potential application is the growth of plants that naturally express various biocompounds and substances that are used as nutrition supplements, cosmetic ingredients or herbal remedies. They are not regulated as “drugs” if health claims do not accompany their marketing. PharmaSphere believes it can economically grow large amounts of these plants using the TerraSphere System and can increase the expressed quantities of the biocompounds by optimizing and controlling growth conditions.

Market Demand

TerraSphere

The U.S. organic produce market has grown significantly in recent years. TerraSphere believes that a decrease in farmland near urban areas coupled with the increase in demand for organic foods creates a compelling opportunity to grow whole, organic foods locally for urban consumers (businesses, food markets, restaurants). Organic and natural foods are traditionally grown on smaller farms across the country and in hydroponic facilities on large farms in the western United States. The long distance between western suppliers and east coast markets increases both the economic cost and the environmental impacts of the produce. Seasonal constraints make it impossible to stock locally-grown, organic produce in northern cities year round. TerraSphere offers the ability to deliver fresh, local produce to whole foods markets, restaurants and other buyers, without seasonal interruption. This is true not only in the United States, but in cities throughout the world.

Food security is also a growing concern, which TerraSphere believes creates demand for the Technology since it grows produce in contained, secure facilities that are not dependent on environmental conditions.

PharmaSphere

Natural Biocompounds (therapeutic biocompounds native to a plant species): PharmaSphere intends to cultivate plants expressing natural biocompounds, and to extract, purify and market these compounds. As determined by customer requirements, either crude extracts or purified compounds will be sold as “active pharmaceutical ingredients” or as “starting material” for chemical synthesis. Potential customers are pharmaceutical companies with generic products, as well as patented products, and those biotechnology companies that add value to generic compounds with proprietary formulations for safer and more effective delivery. Unless the biocompound in question has a number of potential buyers, PharmaSphere will not grow the plant source without a partner or a long-term supply agreement. PharmaSphere expects revenues from this market will not be achieved until approximately 12 months after completion of its first facility.

Transgenic or Recombinant Biopharmaceuticals (therapeutic biocompounds from foreign DNA inserted in a plant host): In this category, working with partners, PharmaSphere would produce high value recombinant antibodies and other therapeutic proteins and subunit vaccines. PharmaSphere believes plants offer the prospect of inexpensive biopharmaceutical production without sacrificing product quality or safety. PharmaSphere believes the use of transgenic plants for pharmaceutical production has important safety and economic advantages, including the absence of animal contaminants such as viruses which are toxic to humans, less complex purification requirements, quicker conduct of feasibility studies and more rapid production implementation and scale-up due to shorter periods of time required for plant transformation and cultivation of the needed quantities of transformed plants. Transforming animals and building up transgenic herds require substantially more time.

Competitive Advantages

TerraSphere competes with both traditional field agriculture and greenhouses. TerraSphere believes its Technology has several advantages over both types of competitors, which include:

•	Higher Productivity: The difference in productivity between growing in cubic feet versus square feet is considerable and gives TerraSphere’s Technology a competitive advantage. Furthermore, yields are higher than in plants grown in the field since variable weather and soil conditions, and the presence of pests and diseases, which adversely impact yields, are not a factor. Finally, the ability to grow crops year round increases productivity.

•	Lower Energy Costs: A TerraSphere facility uses less energy than traditional agricultural methods. With unpredictable and often rising energy costs coupled with finite energy resources, this is a competitive advantage.

•	Controlled Environment: A fully automated, mechanized system that grows plants in peat provides many advantages, such as no cross contamination of the product (as is the case with certain organic produce), no exposure for contamination in water, and complete control of fertilizer type and quality.

•	Ease of Facility Siting: TerraSphere’s automated Technology allows people to grow crops in their community that are not indigenous to the geography or region. The TerraSphere System and harvesting stations can be installed in almost any location, including any retrofitted industrial/warehouse building with a minimum clearance of 25 feet.

•	Extended Produce Shelf Life: The ability to locate facilities near end markets, regardless of geography or climate, means produce is fresher when it arrives and has a longer shelf life.

•	Lower Cleaning and Product Preparation Costs: Cleaning and product preparation costs are substantially lower because impurities, including pesticide residues, fuel and oil leakage from machinery, and impurities from the soil and rain that are taken up by plants in the field are not a factor.

•	Minimal Fertilizer and No Pesticides: Precisely controlled growth conditions mean that plants grown in the TerraSphere System require less fertilizer than plants grown in the field or a greenhouse. The controlled environment also means that no chemical pesticides are required.

•	Water Conservation: The TerraSphere System’s watering injection system recycles water; therefore, the TerraSphere System requires less water and generates little to no wastewater. Water is a significant cost for farms and greenhouses and wastewater is a major environmental concern associated with traditional methods.

Government Regulation

In order to assure pharmaceutical product safety, quality and consistency, PharmaSphere is required to produce “active pharmaceutical ingredients” and chemical synthesis “starting material” in compliance with “current Good Manufacturing Practices” (or cGMPs) promulgated by the FDA. If PharmaSphere were to produce finished, end-use drugs, it would also be required to comply with cGMPs. In general, cGMPs entail process and equipment validation, maintenance of rigorous quality control procedures and extensive documentation. PharmaSphere facilities will be inspected by the FDA, including those located abroad that manufacture product to be sold in the United States. Similar regulation exists in Canada and other countries.

PharmaSphere’s plant cultivation system, in addition to its extraction and purification operations, must comply with cGMPs. If PharmaSphere intends to cultivate, extract and purify controlled substances, it will be required to register with the U.S. Drug Enforcement Administration (“DEA”) as a controlled substance bulk manufacturer. Registration entails the DEA’s inspecting and testing PharmaSphere’s physical security systems, verifying its compliance with state and local laws, and reviewing its background and history.

The field cultivation, interstate movement and importation of transgenic plants in the United States is regulated by the U.S. Department of Agriculture (“USDA”) under the Plant Protection Act. A separate permit is required for each activity, the most important and complex of which is the field-growing permit. Biopharmaceuticals, which are regulated by the FDA, are also subject to the USDA regulatory framework if produced by transgenic plants.

If PharmaSphere cultivates transgenic plants within the TerraSphere System, a field-growing permit from the USDA under the Plant Protection Act would not be necessary. If PharmaSphere were to transport transgenic plant materials such as seeds, seedlings or leaves across state lines or import them from abroad, it would be required to obtain a movement or importation permit from the USDA. PharmaSphere anticipates engaging in such transportation and importation from time to time. A development partner might require harvested transgenic plants or plant materials to be transported across state lines to its own facilities for processing. If so, PharmaSphere will be required to obtain a USDA movement permit.

PharmaSphere will submit to the FDA and maintain a “Drug Master File” for each native plant compound it sells to customers in the United States as an “active pharmaceutical ingredient” or chemical synthesis “starting material.” If other countries where it solicits customers have similar systems, it will make filings as required.

Should PharmaSphere sell products as finished, end-use drugs in the United States, it will be required to obtain premarket approval for each such drug product and its intended use from the FDA under the Federal Food, Drug, and Cosmetic Act. In general, if a drug is novel, it cannot be sold unless covered by an approved New Drug Application (“NDA”) after the completion of lengthy and expensive three-phase clinical trials. Similar regulation exists in foreign countries. PharmaSphere does not intend to sell finished drugs requiring NDA approval without a partner to fund the clinical trials and regulatory submissions.

A nutraceutical, cosmeceutical, or herbal product if marketed without specific health claims and labeling is not a “drug,” but may be a “dietary supplement,” a “food,” or a “cosmetic” as defined and regulated under the FDA laws. PharmaSphere could produce such products on its own or with partners.

PharmaSphere’s facilities in the United States will be subject to federal, state and local laws and regulations regarding the use, storage, handling and disposal of hazardous materials, including materials routinely used in life science research laboratories and for bioprocessing activities such as compound extraction and purification. Foreign countries generally have comparable laws and regulations.

TERRASPHERE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated year-end and unaudited interim financial statements and related notes to the consolidated year-end and interim unaudited financial statements included elsewhere in this report. This discussion contains forward-looking statements that relate to future events or TerraSphere’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause TerraSphere’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward-looking statements. These forward-looking statements are based largely on TerraSphere’s current expectations and are subject to a number of uncertainties and risks. Actual results could differ materially from these forward-looking statements.

TerraSphere Overview

TerraSphere Systems LLC, located in Boston, Massachusetts designs and builds highly efficient systems for growing organic fruits and vegetables in a controlled, indoor environment. TerraSphere partners with private businesses and public institutions to create solutions for food production challenges. TerraSphere derives its revenues from licensing fees and royalties, the sale of equipment and expects future revenue from operating facilities using the TerraSphere System. The TerraSphere System uses technology to operate automated, software driven plant growth systems that can be used to grow a variety of crops, from lettuce to tree seedlings to rare medicinal herbs.

PharmaSphere, LLC, located in Boston, Massachusetts, is a wholly-owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date.

TerraSphere Systems Canada, Inc., or TerraSphere Canada, located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is 85% owned by TerraSphere.

Future Development

TerraSphere plans on entering into partnerships to own and operate TerraSphere facilities. TerraSphere will seek qualified local partners to build and operate TerraSphere facilities. Under the joint-venture model, both parties contribute to the capital costs of the project and split the associated risks by selling TerraSphere systems and equipment to licensees and project partners. TerraSphere will also continue to market its exclusive licensing agreements to interested third parties throughout North America, Asia and Europe.

Trends and Uncertainties Affecting Operations

TerraSphere is subject to a number of factors that may affect its operations and financial performance. These factors include, but are not limited to, the ability of entering into partnerships to own and operate TerraSphere facilities, the ability to market its exclusive licensing agreements to interested third parties and market acceptance of TerraSphere patented technology. Furthermore, TerraSphere’s plans call for raising debt and/or equity financing to expand its operations. Currently there has been a slowdown in lending in both the equity and bond markets which may hinder its ability to raise the required funds.

Results of Operations for the Three Months Ended March 31, 2010 and 2009

For the three month period ended March 31, 2010, TerraSphere had revenue of approximately $1,684,000 compared to $9,000 for the same period in 2009. The $1,675,000 increase is comprised of equipment sales of $675,000 and granting a licensing fee for approximately $1,000,000.

For the three month period ended March 31, 2010, TerraSphere had cost of goods sold of approximately $703,000 compared to no cost of goods sold for the same period in 2009. The increase in cost of goods sold is related to the equipment sales of $675,000 as well as additional work on previous equipment sold in prior years.

TerraSphere had general and administrative expenses of approximately $437,000 and $227,000 for the three month periods ended March 31, 2010 and 2009, respectively. The approximately $210,000 increase in general and administrative expenses from 2010 to 2009 is composed of increases in legal and professional fees related to the future construction of the Worcester PharmaSphere facility.

Provision for income taxes totaling $388,000 was recorded for the three month period ended March 31, 2010 as TerraSphere elected to be treated as a taxable association effective February 22, 2010 for United States federal and state tax purposes.

Net income after tax for the three month period ended March 31, 2010 was $158,000 compared to a loss of $225,000 for the three month period ended March 31, 2009. The increase in net income of $383,000 is made up of equipment sales of $675,000 and granting a licensing fee for approximately $1,000,000.

Results of Operations for the Years Ended December 31, 2009 and 2008

For the year ended December 31, 2009, TerraSphere had revenues of approximately $37,000 compared to $1,459,000 for the same period in 2008. The decrease was due to no new licensing fees or equipment sales being consummated in 2009.

For the year ended December 31, 2009, TerraSphere had no cost of goods sold. Cost of goods sold for the year ended December 31, 2008 totaling $730,000 were related to equipment sales of $622,000 and licensing fees of $800,000.

TerraSphere had general and administrative expenses of approximately $1,292,000 and $674,000 for the years ended December 31, 2009 and 2008, respectively. The approximately $618,000 increase in general and administrative expenses from 2009 to 2008 is composed of increases in legal and professional fees related to the future construction of the Worcester PharmaSphere facility.

Net loss for the year ended December 31, 2009 was $1,216,000 compared to a net income of $93,000 for the year ended December 31, 2008. The decrease in net income is the result of no new licensing fees or equipment sales being consummated in 2009 to offset the increase in general and administrative expenses.

Results of Operations for the Years Ended December 31, 2008 and 2007

For the year ended December 31, 2008, TerraSphere had revenues of approximately $1,459,000 compared to $21,000 for the same period in 2007. The increase is due to equipment sales of $622,000 and licensing fees of $800,000 in 2008. There were no equipment sales or licensing fees consummated in 2007.

For the year ended December 31, 2008, TerraSphere had cost of goods sold of approximately $730,000 compared to $405,000 for the same period in 2007. Cost of goods sold increase in 2008 is related to equipment sales of $622,000 and licensing fees of $800,000.

TerraSphere had general and administrative expenses of approximately $674,000 and $346,000 for the years ended December 31, 2008 and 2007, respectively. The approximately $327,000 increase in general and administrative expenses from 2008 to 2007 is composed of increases in legal and professional fees related to the future construction of the Worcester PharmaSphere facility.

Net income for the year ended December 31, 2008 was $93,000 compared to a net loss of $625,000 for the year ended December 31, 2007. The increase in net income is the result of equipment sales of $622,000 and licensing fees of $800,000 in 2008.

Changes in Balance Sheet

As of March 31, 2010, TerraSphere had current assets of approximately $1.2 million compared to $289,000 as of December 31, 2009. TerraSphere’s total assets were approximately $1.6 million as of March 31, 2010 compared to approximately $592,000 as of December 31, 2009. The majority of the increase in assets from December 31, 2009 to March 31, 2010 is due to an increase in accounts receivable arising from the granting of an exclusive licensing agreement.

As of March 31, 2010, TerraSphere had current liabilities of approximately $2.4 million compared to $1.6 million at December 31, 2009. This increase is due largely to legal and professional fees incurred and the recording of a deferred tax liability.

As of December 31, 2009, TerraSphere had current assets of approximately $289,000 compared to $527,000 as of December 31, 2008. TerraSphere’s total assets were approximately $592,000 as of December 31, 2009 compared to approximately $630,000 as of December 31, 2008, a decrease in total assets of $38,000.

As of December 31, 2009, TerraSphere had current liabilities of approximately $1.6 million compared to $390,000 at December 31, 2008. This increase is due largely to legal and professional fees incurred.

Liquidity and Capital Resources

As of March 31, 2010 and December 31, 2009, TerraSphere had $106,000 and $197,000, respectively, in cash on hand. The major uses of cash during the three months ended March 31, 2010 were approximately $119,000 for operating activities and $97,000 for investing activities offset by an increase in cash of approximately $162,000 from financing activities.

Subsequent to March 31, 2010, TerraSphere entered into exclusive licensing agreements totaling $3.8 million. Based on the terms of these agreements, TerraSphere will receive installment payments throughout the year with the final installment payment being received in March 2011.

Off-Balance Sheet Transactions

TerraSphere does not engage in material off-balance sheet transactions.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

Foreign Operations

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than the functional currencies are reported as foreign currency exchanges gain (loss) in the statements of operations and comprehensive income (loss) in the period the gain or loss occurred.

Patent and Patent Costs, Net

TerraSphere accounts for its patent and patent related costs in accordance with ASC 250, which requires that intangible assets with finite lives, such as TerraSphere’s, specifically identifiable costs for patent and patent applications, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable.

Pre-Construction Costs

Pre-construction costs include architectural and engineering services related to the building of the PharmaSphere facility.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: persuasive evidence of a sales arrangement exists; delivery of the product has occurred; the sales price is fixed or determinable; and, collectability is reasonably assured.

In those cases where all four criteria are not met, TerraSphere defers recognition of revenue until the period these criteria are satisfied. Revenue is generally recognized upon shipment or upon completed performance on exclusive technology licenses where the term is equal to the life of the associated intellectual property.

TerraSphere recognizes deferred revenue when payment has been received for product sales but the revenue recognition criteria has not been met. In addition, TerraSphere defers revenue when payment has been received for future services to be provided.

Income Taxes

TerraSphere elected to be treated as a taxable association effective February 22, 2010 for United States federal and state tax purposes. TerraSphere accounts for income taxes following the asset and liability method in accordance with ASC 740. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

Management performs an evaluation of TerraSphere’s tax positions, ensuring that these tax return positions meet the “more likely than not” recognition threshold and can be measured with sufficient precision. These evaluations provide management with a comprehensive model for how TerraSphere should recognize, measure, present and disclose in its financial statements certain tax positions that TerraSphere has taken or expects to take on income tax returns.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Converted Organics

Set forth below is information regarding the beneficial ownership of our common stock, as of July 7, 2010, by:

•	each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers that were included in our annual meeting proxy statement; and

•	all of our current directors and executive officers as a group.

We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock to be received upon conversion of preferred stock, or subject to options or warrants currently exercisable or exercisable on or within 60 days of the date of this report, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

	Number of Shares of Common				Percentage of Outstanding
Name of Beneficial Owner(1)	Stock Beneficially Owned				Shares of Common Stock(2)
	Before the		After the		Before the	After the
	TerraSphere		TerraSphere		TerraSphere	TerraSphere
	Acquisition		Acquisition		Acquisition	Acquisition

Edward J. Gildea	898,970	(3)	3,413,311	(3)	2.2%	4.5%
David R. Allen	390,141	(4)	390,141	(4)	1.0%	*
Robert E. Cell	204,000	(5)	204,000	(5)	*	*
John P. DeVillars	204,000	(5)	204,000	(5)	*	*
Edward A. Stoltenberg	213,269	(6)(7)	213,269	(6)(7)	*	*
All directors and officers as a group (five persons)	1,910,380		5,151,121		4.5%	6.7%
5% Shareholders
Oppenheimer Funds, Inc.(8)	2,284,409				5.3%	3.0%

*	Less than 1%

(1)	The address of all persons named in this table, with the exception of Oppenheimer Funds, Inc. is: c/o Converted Organics Inc., 137A Lewis Wharf, Boston, MA 02110.

(2)	Percentage of common stock outstanding before the TerraSphere acquisition is based on 40,520,708 shares of our common stock outstanding as of July 7, 2010, and percentage of common stock outstanding after the TerraSphere acquisition assumes the issuance of 34,166,667 shares of common stock in connection with the TerraSphere acquisition, which assumes that all milestones are achieved by TerraSphere.

(3)	Includes 1,400 Class B Warrants and options to purchase 725,000 shares. The “After the TerraSphere Acquisition” amount includes 3,240,741 shares that Mr. Gildea would receive if all milestones are achieved by TerraSphere.

(4)	Includes options to purchase 381,195 shares.

(5)	Includes options to purchase 204,000 shares.

(6)	Includes options to purchase 194,000 shares.

(7)	Includes 2,966 shares beneficially owned and held in trust.

(8)	The following information is based on the Schedule 13G filed February 2, 2010. Oppenheimer Funds, Inc. is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All beneficial ownership is disclaimed pursuant to Rule 13d-4 of the Exchange Act. All positions reported reflect the exercise of warrants for shares of common stock. The principal address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10289.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Should a stockholder desire to include in next year’s annual meeting proxy statement a proposal other than those made by the Board, such proposal must be sent to the Corporate Secretary of the Company at 137A Lewis Wharf, Boston, MA 02110. Stockholder proposals must be received at our principal executive offices no later than 120 days prior to the first anniversary of the date our fiscal 2010 annual meeting proxy statement was mailed to stockholders, which was May 19, 2010. All stockholder proposals received after this date will be considered untimely and will not be included in the proxy statement for the fiscal 2011 annual meeting. The deadline for submission of shareholder proposals that are not intended to be included in our proxy statement is 45 days prior to the first anniversary of the date our fiscal 2010 annual meeting proxy statement was mailed to stockholders, which was May 19, 2010.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and our agents that deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of our proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 137A Lewis Wharf, Boston, MA 02110, and our phone number is (617) 624-0111.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by us with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. We files our reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009 AND 2008
AND FOR THE YEARS ENDED
DECEMBER 31, 2009, 2008 AND 2007

WITH REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
  TerraSphere Systems LLC

We have audited the accompanying consolidated balance sheets of TerraSphere Systems LLC (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity (deficit) and cash flows for the years ended December 31, 2009, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TerraSphere Systems LLC as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ CCR LLP

Glastonbury, Connecticut
June 3, 2010

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008	2007

ASSETS
Current assets:
Cash	$197,046	$8,083	$227,415
Accounts receivable	—	400,000	—
Other receivables	15,244	109,080	131,366
Inventories — work in process	34,565	—	23,043
Prepaid expenses	42,100	10,250	46,256

Total current assets	288,955	527,413	428,080
Leasehold improvements	161,948	—	—
Patent and patent costs, net	134,932	98,347	76,416
Other assets	5,692	3,766	3,766

Total assets	$591,527	$629,526	$508,262

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$—	$—
Due to member	102,292	—	—
Accounts payable	732,866	258,454	159,583
Accrued expenses	6,862	6,388	—
Deferred revenue	763,767	125,499	544,108

Total current liabilities	1,625,787	390,341	703,691

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(1,043,475)	247,412	(138,877)
Accumulated other comprehensive income (loss)	(42,254)	6,614	(20,312)

Total TerraSphere Systems LLC members’ equity (deficit)	(1,085,729)	254,026	(159,189)
Noncontrolling interest	51,469	(14,841)	(36,240)

Total members’ equity (deficit)	(1,034,260)	239,185	(195,429)

Total liabilities and members’ equity (deficit)	$591,527	$629,526	$508,262

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Revenue
Sales	$—	$621,877	$—
Licensing and marketing fees	36,732	836,692	21,427

	36,732	1,458,569	21,427
Cost of goods sold	—	730,446	404,760

Gross profit (loss)	36,732	728,123	(383,333)
Operating expenses
General and administrative expense	1,291,586	673,805	346,372
Research, development and testing expense	613	26,941	16,159
Amortization expense	6,383	13,035	1,884

Income (loss) from operations	(1,261,850)	14,342	(747,748)

Other income (expense)
Other income	19,356	123,566	114,113
Foreign currency gain (loss)	35,758	(44,952)	8,778
Interest expense	(9,218)	—	—

Total other expense	45,896	78,614	122,891

Net income (loss)	(1,215,954)	92,956	(624,857)
Net income (loss) attributable to noncontrolling interest	74,934	16,647	(26,887)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	(1,290,888)	76,309	(597,970)
Other comprehensive income (loss):
Foreign currency translation adjustment	(57,491)	31,678	(21,900)

Comprehensive income (loss)	(1,348,379)	107,987	(619,870)
Comprehensive income (loss) attributable to noncontrolling interest	(8,623)	4,752	(3,285)

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$(1,339,756)	$103,235	$(616,585)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Income (Loss)	Total	Interest	Total

Balance, December 31, 2006	244,093	(1,697)	242,396	(6,068)	236,328
Contributions	215,000	—	215,000	—	215,000
Foreign currency translation adjustment	—	(18,615)	(18,615)	(3,285)	(21,900)
Net loss	(597,970)	—	(597,970)	(26,887)	(624,857)

Balance, December 31, 2007	$(138,877)	$(20,312)	$(159,189)	$(36,240)	$(195,429)
Contributions	309,980	—	309,980	—	309,980
Foreign currency translation adjustment	—	26,926	26,926	4,752	31,678
Net income	76,309	—	76,309	16,647	92,956

Balance, December 31, 2008	247,412	6,614	254,026	(14,841)	239,185
Foreign currency translation adjustment	—	(48,868)	(48,868)	(8,623)	(57,491)
Net income (loss)	(1,290,888)	—	(1,290,888)	74,934	(1,215,954)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Cash flows from operating activities
Net income (loss)	$(1,215,954)	$92,956	$(624,857)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of patents and patent costs	6,383	13,035	1,884
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	400,000	(400,000)	—
Other receivables	103,392	(3,503)	59,763
Inventories	(34,565)	23,043	(23,043)
Prepaid expenses	(31,850)	36,006	(46,256)
Other assets	(1,493)	—	1,163
Increase (decrease) in:
Accounts payable	452,871	127,980	73,234
Accrued expenses	474	6,389	—
Deferred revenue	638,268	(418,609)	544,108

Net cash provided by (used in) operating activities	317,526	(522,703)	(14,004)

Cash flows from investing activities
Patent costs	(42,968)	(34,966)	(60,098)
Expenditures for leasehold improvements	(149,636)	—	—

Net cash used in investing activities	(192,604)	(34,966)	(60,098)

Cash flows from financing activities
Member contributions	—	309,980	215,000
Advances from member	102,292	—	—
Proceeds from notes payable — member	20,000	—	—

Net cash provided by financing activities	122,292	309,980	215,000

Effect of exchange rate changes on cash	(58,251)	28,357	(36,453)

Increase (decrease) in cash	188,963	(219,332)	104,445
Cash, beginning of year	8,083	227,415	122,970

Cash, ending of year	$197,046	$8,083	$227,415

The accompanying notes are an integral part of these financial statements.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 — NATURE OF OPERATIONS

TerraSphere Systems LLC (“TerraSphere”), located in Boston, Massachusetts designs and builds highly efficient systems for growing organic fruits and vegetables in a controlled, indoor environment. The Company partners with private businesses and public institutions to create solutions for food production challenges. The Company derives its revenues from licensing fees and royalties, the sale of equipment and expects future revenue from operating facilities using the TerraSphere System. The TerraSphere System uses technology to operate automated, software driven plant growth systems that can be used to grow a variety of crops, from lettuce to tree seedlings to rare medicinal herbs.

PharmaSphere, LLC (“PharmaSphere”), located in Boston, Massachusetts, is a wholly owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients, and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date.

TerraSphere Systems Canada, Inc., (“TerraSphere Canada”) located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere.

NOTE 2 — MANAGEMENT’S PLAN OF OPERATIONS

The Company has sustained a net loss in 2009 and has a members’ deficit totaling approximately $1,034,000 and has negative working capital totaling approximately $1,337,000 at December 31, 2009. Subsequent to December 31, 2009, the Company has entered into four exclusive licensing agreements totaling $3,800,000 and has received installment payments on those agreements totaling $760,000 with the remaining installments to be made on a quarterly basis through April 2011 (See Note 11). Management believes the above licensing agreements will provide the necessary working capital through 2010. The Company is currently pursuing additional exclusive licensing agreements. The Company is also pursuing a possible acquisition by another entity to further its mission of creating solutions to food production challenges.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the transactions and balances of TerraSphere Systems LLC and its wholly-owned subsidiary, PharmaSphere, LLC. The assets, liabilities and results of operations of TerraSphere Systems Canada, Inc. are included in the consolidated financial statements with appropriate recognition of noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

CODIFICATION

Effective July 1, 2009, the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) became the single official source of authoritative, non-governmental U.S. generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP. The Company’s accounting policies were not affected by the conversion to ASC.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FOREIGN OPERATIONS

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than the functional currencies are reported as foreign currency exchanges gain (loss) in the statements of operations and comprehensive income (loss) in the period the gain or loss occurred.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represents balances due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance, objective evidence that a single receivable is uncollectible, as well as historical collection patterns for accounts receivable are considered at each balance sheet date. At December 31, 2009 and 2008, an allowance for doubtful accounts was not required.

INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the first in, first out method. Inventories consist of the work-in-process related to twelve TerraSphere System units at December 31, 2009. There were no inventory reserves at December 31, 2009 or 2008.

LEASEHOLD IMPROVEMENTS

Leasehold improvements are carried at cost and are amortized over their estimated service life or the remaining term of the related lease, whichever is shorter. There was no amortization expense incurred in the years ended December 31, 2009, 2008 or 2007 as the assets had not been placed in service.

PATENT AND PATENT COSTS

The Company accounts for its patent and patent costs in accordance with ASC 250, which requires that intangible assets with finite lives, such as the Company’s specifically identifiable costs for patent and patent applications, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable, and;

•	Collectability is reasonably assured.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In those cases where all four criteria are not met, the Company defers recognition of revenue until the period these criteria are satisfied. Revenue is generally recognized upon shipment or upon completed performance on exclusive technology licenses where the term is equal to the life of the associated intellectual property.

The Company recognizes deferred revenue when payment has been received for product sales when the revenue recognition criteria have not been met. In addition, the Company defers revenue when payment has been received for future services to be provided.

INCOME TAXES

No provision for income taxes is recognized because the Company is a limited liability company. In lieu of federal and state income taxes, all income, losses, deductions and credits pass through to the members for them to report on their personal returns. Management has performed an evaluation of the Company’s tax positions, ensuring that these tax return positions meet the “more likely than not” recognition threshold and can be measured with sufficient precision. These evaluations provide management with a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements certain tax positions that the Company has taken or expects to take on income tax returns. Based upon these evaluations, management has concluded that the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements as of December 31, 2009.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. For the years ended December 31, 2009, 2008 and 2007, the Company recorded $613, $26,941 and $16,159 in research and development costs, respectively.

FAIR VALUE MEASUREMENTS

The Company applies FASB ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

NOTE 4 — CONCENTRATION OF CREDIT RISK

The Company’s financial instrument that is exposed to a concentration of credit risk is cash. The Company places its cash deposits with credit worthy banking institutions in the United States and Canada which are continually reviewed by management. From time to time, the bank balances of the Company’s cash may exceed current United States and Canadian insured limits. However, the Company has not experienced any losses in this area and management believes its cash deposits are not subject to significant credit risk. At December 31, 2009 and 2008, the Company’s did not have cash balances on deposit that exceeded United States and Canadian federal depository insurance limits.

NOTE 5 — PATENT AND PATENT COSTS

The following reflects the Company’s patent and patent costs at December 31:

	2009	2008

Carousel with spheres patent	$32,407	$32,407
Carousel with arcuate ribs patent	9,666	5,795
Rotatable carousel with arcuate ribs patent	13,582	8,192
Carousel with spheres application (Canadian)	7,199	5,321
Carousel with spheres application (Canadian)	5,836	3,976
Carousel with spheres application (European)	19,001	17,382
Carousel with spheres application (Chinese)	10,391	10,391
Carousel with spheres application (Hong Kong)	1,461	1,461
Carousel with spheres application (Japanese)	14,901	10,396
Rotatable carousel with arcuate ribs application	8,514	8,514
Rotatable carousel with drum-like members (Canadian)	4,760	—
Rotatable carousel with drum-like members application	5,267	—
Carousel with spheres application	10,040	10,040
Tray apparatus costs	5,780	440
Collapsible stack costs	6,140	—
Marchildon costs	2,338	—

Total	157,283	114,315
Accumulated amortization	22,351	15,968

Total, net amortization	$134,932	$98,347

Amortization expense for the years ended December 31, 2009, 2008 and 2007 was $6,383, $13,035 and $1,884, respectively.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aggregate expected amortization expense in future years is expected to be as follows:

2010	$6,724
2011	6,724
2012	6,724
2013	6,724
2014	6,724
Thereafter	101,312

Total	$134,932

NOTE 6 — NOTES PAYABLE

On May 29, 2009, the Company issued an unsecured note payable to a member in the amount of $20,000 with a fixed rate of 10% maturing July 29, 2009. The Company is in default of the note and the member has not called the note as of December 31, 2009. The principal due in 2010 is $20,000. The Company has accrued and incurred $1,189 in interest as of December 31, 2009.

NOTE 7 — DUE TO MEMBER

During the year ended December 31, 2009, a member provided an advance to the Company for working capital with an interest rate of 10%. The amount due to member at December 31, 2009 is $102,292. The Company has accrued and incurred $5,673 in interest as of and in the year ended December 31, 2009.

NOTE 8 — DEFERRED REVENUE

The Company has recorded deferred revenue of $763,767 and $125,499 at December 31, 2009 and 2008, respectively. On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation (“Squamish”) to promote the TerraSphere System to other First Nations bands in Canada for $200,000 Canadian dollars ($183,772 U.S.). The Company is recognizing the marketing fee over the term of the agreement (See Note 10). At December 31, 2009 and 2008, deferred revenue associated with this agreement is approximately $89,000 and $125,000, respectively. The Company also has deferred a $675,000 payment from the Squamish received in December 2009 for the sale of twelve TerraSphere System units to be delivered in the first quarter of 2010.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

LEASE

On September 30, 2009, the Company entered into an operating lease agreement to begin November 1, 2009 for warehouse space in Vancouver, British Columbia for TerraSphere Canada. The term is five years and the Company has a right to extend for an additional five years. Future minimum payments under this lease are as follows:

2010	$89,990
2011	89,990
2012	89,990
2013	89,990
2014	74,990

Total	$434,950

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rent expense incurred in connection with this lease was $14,998 for the year ended December 31, 2009.

MARKETING AGREEMENT

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation to promote the TerraSphere System to other First Nations bands in Canada. The Squamish paid TerraSphere $200,000 Canadian dollars ($183,772 U.S.) to secure the rights to work with the First Nations bands across Canada through May 2012. This fee is being recognized as revenue over the term of the agreement (Note 9). Revenue recognized in connection with this agreement was $36,732, $36,732 and $21,427 for the years ended December 31, 2009, 2008 and 2007, respectively.

In addition, the agreement stipulates that Squamish will receive a fee of 10% of any license fee agreement executed between TerraSphere and a First Nations band. Squamish also has the right of first refusal to participate in an ownership interest of any venture formed pursuant to First Nation band license agreement. These rights must be executed no later than May, 2012.

NOTE 10 — SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements, management evaluated subsequent events after the balance sheet date of December 31, 2009 through June 3, 2010.

Subsequent to December 31, 2009, the Company entered into four exclusive licensing agreements totaling $3,800,000. As of the date the consolidated financial statements were issued, the Company has received installment payments of $760,000 with the remaining installments to be made on a quarterly basis through April 2011. In addition to the licensing fees, the agreements provide the Company royalty income of 3% — 6% of net sales.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2010 (UNAUDITED)
AND DECEMBER 31, 2009 (AUDITED)
AND FOR THE THREE MONTH PERIODS ENDED
MARCH 31, 2010 (UNAUDITED) AND MARCH 31, 2009 (UNAUDITED)

TERRASPHERE SYSTEMS LLC

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$106,830	$197,046
Accounts receivable	950,000	—
Other receivables	52,796	15,244
Inventories — work in process	—	34,565
Prepaid expenses	53,725	42,100

Total current assets	1,163,351	288,955
Leasehold improvements, net	158,819	161,948
Patent and patent related costs, net	148,259	134,932
Pre-construction costs	81,017	—
Other assets	5,886	5,692

Total assets	$1,557,332	$591,527

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$20,000
Due to member	164,351	102,292
Accounts payable	1,357,304	732,866
Accrued expenses	10,767	6,862
Deferred tax liability	388,000	—
Deferred revenue	434,584	763,767

Total current liabilities	2,375,006	1,625,787

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(667,616)	(1,043,475)
Accumulated other comprehensive loss	(77,756)	(42,254)

Total TerraSphere Systems LLC members’ equity (deficit)	(745,372)	(1,085,729)
Noncontrolling interest	(72,302)	51,469

Total members’ equity (deficit)	(817,674)	(1,034,260)

Total liabilities and members’ equity (deficit)	$1,557,332	$591,527

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Revenue
Sales	$675,000	$—
Licensing and marketing fees	1,009,183	9,183

	1,684,183	9,183
Cost of goods sold	703,301	—

Gross profit	980,882	9,183
Operating expenses
General and administrative expense	436,998	226,684
Amortization expense	10,817	1,636

Income (loss) from operations	533,067	(219,137)

Other income (expense)
Other income	—	3,246
Foreign currency gain (loss)	17,190	(8,554)
Interest expense	(3,905)	(474)

Total other income (expense)	13,285	(5,782)

Net income (loss) before tax provision	546,352	(224,919)
Provision for income taxes	388,000	—

Net income (loss)	158,352	(224,919)
Net loss attributable to noncontrolling interest	(117,507)	(16,932)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	275,859	(207,987)
Other comprehensive income (loss):
Foreign currency translation adjustment	(41,766)	3,146

Comprehensive income (loss)	234,093	(204,841)
Comprehensive income (loss) attributable to noncontrolling interest	(6,264)	472

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$240,357	$(205,313)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Loss	Total	Interest	Total
	(Unaudited)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)
Contributions	100,000	—	100,000	—	100,000
Foreign currency translation adjustment	—	(35,502)	(35,502)	(6,264)	(41,766)
Net income (loss)	275,859	—	275,859	(117,507)	158,352

Balance, March 31, 2010	$(667,616)	$(77,756)	$(745,372)	$(72,302)	$(817,674)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$158,352	$(224,919)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization of patents and patent related costs	2,364	1,636
Amortization of leasehold improvements	8,453	—
Deferred income taxes	388,000	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(950,000)	400,000
Other receivables	(36,140)	290
Inventories	34,565	—
Prepaid expenses	(11,625)	—
Other assets	—	3,766
Increase (decrease) in:
Accounts payable	612,026	(60,921)
Accrued expenses	3,905	(5,681)
Deferred revenue	(329,183)	(9,183)

Net cash (used in) provided by operating activities	(119,283)	104,988

Cash flows from investing activities:
Patent and patent related costs	(15,691)	(33,250)
Pre-construction costs	(81,017)	—

Net cash used in investing activities	(96,708)	(33,250)

Cash flows from financing activities:
Member contributions	100,000	—
Advances from member	62,059	9,100

Net cash provided by financing activities	162,059	9,100

Effect of exchange rate changes on cash	(36,284)	2,885

(Decrease) increase in cash	(90,216)	83,723
Cash, beginning of period	197,046	8,083

Cash, end of period	$106,830	$91,806

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — NATURE OF OPERATIONS

TerraSphere Systems LLC (“TerraSphere”), located in Boston, Massachusetts designs and builds highly efficient systems for growing organic fruits and vegetables in a controlled, indoor environment. The Company partners with private businesses and public institutions to create solutions for food production challenges. The Company derives its revenues from licensing fees and royalties, the sale of equipment and expects future revenue from operating facilities using the TerraSphere System. The TerraSphere System uses technology to operate automated, software driven plant growth systems that can be used to grow a variety of crops, from lettuce to tree seedlings to rare medicinal herbs. The Company is also pursuing a possible acquisition by another entity to further its mission of creating solutions to food production challenges.

PharmaSphere, LLC (“PharmaSphere”), located in Boston, Massachusetts, is a wholly-owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date.

TerraSphere Systems Canada, Inc. (“TerraSphere Canada”), located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the transactions and balances of TerraSphere System LLC and its wholly-owned subsidiary, PharmaSphere, LLC. The assets, liabilities and results of operations of TerraSphere Systems Canada, Inc. are included in the consolidated financial statements with appropriate recognition of noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

CODIFICATION

Effective July 1, 2009, the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) became the single official source of authoritative, non-governmental U.S. generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP. The Company’s accounting policies were not affected by the conversion to ASC.

FOREIGN OPERATIONS

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than the functional currencies are reported as foreign currency exchanges gain (loss) in the statements of operations and comprehensive income (loss) in the period the gain or loss occurred.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represent balances due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance, objective evidence that a single receivable is uncollectible, as well as historical collection patterns for accounts receivable are considered at each balance sheet date. At March 31, 2010 and December 31, 2009, the Company has determined that an allowance for doubtful accounts is not deemed necessary.

INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the first in, first out method. Inventories consisted of the work-in-process related to twelve TerraSphere System units at December 31, 2009. There were no inventory reserves at March 31, 2010 or December 31, 2009.

LEASEHOLD IMPROVEMENTS

Leasehold improvements are carried at cost and are amortized over their estimated service life or the remaining term of the related lease, whichever is shorter. Amortization expense incurred for the three month periods ended March 31, 2010 and 2009 was $8,453 and $-0-, respectively.

PATENT AND PATENT RELATED COSTS

The Company accounts for its patent and patent related costs in accordance with ASC 250, which requires that intangible assets with finite lives, such as the Company’s specifically identifiable costs for patent and patent applications, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable.

PRE-CONSTRUCTION COSTS

Pre-construction costs include architectural and engineering services related to the building of the PharmaSphere facility.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable, and;

•	Collectability is reasonably assured.

In those cases where all four criteria are not met, the Company defers recognition of revenue until the period these criteria are satisfied. Revenue is generally recognized upon shipment or upon completed

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

performance on exclusive technology licenses where the term is equal to the life of the associated intellectual property.

The Company recognizes deferred revenue when payment has been received for product sales but the revenue recognition criteria have not been met. In addition, the Company defers revenue when payment has been received for future services to be provided.

INCOME TAXES

No provision for income taxes is recognized for the period from January 1, 2010 through February 21, 2010 because the Company is a limited liability company. In lieu of federal and state income taxes, all income, losses, deductions and credits pass through to the members for them to report on their personal returns.

The Company elected to be treated as a taxable association effective February 22, 2010 for United States federal and state tax purposes (Note 11). The Company accounts for income taxes following the asset and liability method in accordance with ASC 740. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

Management has performed an evaluation of the Company’s tax positions, ensuring that these tax return positions meet the “more likely than not” recognition threshold and can be measured with sufficient precision. These evaluations provide management with a comprehensive model for how the Company should recognize, measure, present and disclose in its financial statements certain tax positions that the Company has taken or expects to take on income tax returns. Based upon these evaluations, management has concluded that the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements as of March 31, 2010. See Note 9 for additional information.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. There were no research and development costs incurred for the three month periods ended March 31, 2010 and 2009.

FAIR VALUE MEASUREMENTS

The Company applies FASB ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

NOTE 3 — CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.

Cash — The Company places its cash deposits with credit worthy banking institutions in the United States and Canada which are continually reviewed by management. From time to time, the bank balances of the Company’s cash may exceed current United States and Canadian insured limits. The Company, however, has not experienced any losses in this area and management believes its cash deposits are not subject to significant credit risk. At March 31, 2010 and December 31, 2009, the Company’s did not have cash balances on deposit that exceeded United States and Canadian federal depository insurance limits.

Accounts receivable — One customer accounted for one hundred percent of the Company’s accounts receivable at March 31, 2010. Two customers accounted for one-hundred percent of sales for the three month period ended March 31, 2010.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

NOTE 4 — PATENT AND PATENT RELATED COSTS

The following reflects the Company’s patent and patent related costs at:

	March 31, 2010	December 31, 2009

Carousel with spheres patent	$32,407	$32,407
Carousel with arcuate ribs patent	9,666	9,666
Rotatable carousel with arcuate ribs patent	13,582	13,582
Carousel with spheres application (Canadian)	10,259	7,199
Carousel with spheres application (Canadian)	6,711	5,836
Carousel with spheres application (European)	21,024	19,001
Carousel with spheres application (Chinese)	10,391	10,391
Carousel with spheres application (Hong Kong)	1,461	1,461
Carousel with spheres application (Japanese)	14,901	14,901
Rotatable carousel with arcuate ribs application	8,514	8,514
Rotatable carousel with drum-like members (Canadian)	4,760	4,760
Rotatable carousel with drum-like members application	5,267	5,267
Carousel with spheres application	10,040	10,040
Tray apparatus costs	5,780	5,780
Collapsible stack costs	6,140	6,140
Marchildon costs	2,338	2,338
Apparatus for growing plants costs	9,733	—

Total	172,974	157,283
Accumulated amortization	24,715	22,351

Total, net amortization	$148,259	$134,932

Amortization expense for the three month periods ended March 31, 2010 and 2009 was $2,364, and $1,636, respectively.

Aggregate expected amortization expense is expected to be as follows in the years ending December 31:

2010	$5,576
2011	7,940
2012	7,940
2013	7,940
2014	7,940
Thereafter	110,923

Total	$148,259

NOTE 5 — NOTES PAYABLE

On May 29, 2009, the Company issued an unsecured note payable to a member in the amount of $20,000, with a fixed interest rate of 10% per annum, maturing July 29, 2009. The Company is in default of the note and the member has not called the note as of March 31, 2010. The principal due as of March 31, 2010 is $20,000. The Company has accrued interest totaling $1,682 and $1,189 as of March 31, 2010 and December 31, 2010, respectively and incurred $493 in interest expense for the three months ended March 31, 2010.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

NOTE 6 — DUE TO MEMBER

During the year ended December 31, 2009, a member provided an advance to the Company for working capital with an interest rate of 10% per annum. The amount due to the member at March 31, 2010 and December 31, 2009 is $164,351 and $102,292, respectively. The Company has accrued interest totaling $9,085 and $5,673 as of March 31, 2010 and December 31, 2009, respectively and incurred $3,412 and $474 in interest for the three month periods ended March 31, 2010 and 2009, respectively.

NOTE 7 — DEFERRED REVENUE

The Company has recorded deferred revenue of $434,584 and $763,767 at March 31, 2010 and December 31, 2009, respectively.

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation (“Squamish”) to promote the TerraSphere System to other First Nations bands in Canada for $200,000 Canadian dollars ($183,772 U.S.). The Company is recognizing the marketing fee over the term of the agreement (See Note 10). At March 31, 2010 and December 31, 2009, deferred revenue associated with this agreement is approximately $80,000 and $89,000, respectively.

The Company has also deferred the recognition of licensing fee deposits totaling $355,000 at March 31, 2010 as a result of the revenue recognition criteria not being met.

The Company had deferred a $675,000 payment from the Squamish received in December 2009 relating to twelve TerraSphere System units which were delivered during the three month period ended March 31, 2010. Accordingly, the associated revenue was recognized during the same period.

NOTE 8 — LICENSING FEES

The Company has developed a system of modules and processes for growing plants in a controlled environment. The system uses and controls precise combinations of light, water, nutrition, gravity, centrifugal forces, and gasses to produce growing conditions that can be controlled and manipulated to result in desired plant growth and maximum crop production (the “Growth System”). The Company has granted exclusive licenses to use the Growth System for the remaining term of the associated patents in accordance to the license agreement. Revenue recognized in connection with these license agreements was $1,000,000 for the three months ended March 31, 2010 as the Company has determined the revenue recognition criteria have been met.

NOTE 9 — INCOME TAXES

The Company elected to be treated as a taxable association effective February 22, 2010 (Note 2 and Note 11).

Income taxes for United States federal and state tax purposes for the three month period ended March 31, 2010 consisted of the following:

Current	$—
Deferred	388,000

$388,000

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts used for income tax purposes on the cash basis of accounting and amounts of assets and liabilities for financial reporting purposes. The principal sources of these differences include the carrying value of accounts

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

receivable, accounts payable and deferred revenue for financial statement purposes which are not recognized for income tax purposes.

Principal components of the Company’s net deferred tax liability at March 31, 2010 are as follows:

Accounts receivable	$361,000
Accounts payable	(78,000)
Deferred revenue	121,000
Amortization expense	(16,000)

$388,000

The effective tax rate based on the federal and state statutory rates is reconciled to the actual tax rate for the three month period ended March 31, 2010 as follows:

Federal and state statutory income tax rates	34%
Increase (decrease) resulting from:
Exclusion of net loss incurred in period prior to corporate tax election	(13)%
Exclusion of net loss in foreign subsidiary	(21)%
Effect of conversion from accrual to cash basis of accounting for income tax	71%

Effective tax rate	71%

NOTE 10 — COMMITMENTS AND CONTINGENCIES

LEASE

On September 30, 2009, the Company entered into an operating lease agreement to begin November 1, 2009 for warehouse space in Vancouver, British Columbia for TerraSphere Canada. The term is five years and the Company has a right to extend for an additional five years. Future minimum payments under this lease are as follows:

2010 (April 1, 2010 through December 31, 2010)	$67,500
2011	89,990
2012	89,990
2013	89,990
2014	74,990

Total	$412,460

Rent expense incurred in connection with this lease was $22,500 for the three months ended March 31, 2010.

MARKETING AGREEMENT

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation to promote the TerraSphere System to other First Nations bands in Canada. The Squamish paid TerraSphere $200,000 Canadian dollars ($183,772 U.S.) to secure the rights to work with the First Nations bands across Canada through May 2012. This fee is being recognized as revenue over the term of the agreement (Note 7). Revenue recognized in connection with this agreement was $9,183 for the three months ended March 31, 2010 and 2009.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

In addition, the agreement stipulates that Squamish will receive a fee of 10% of any license fee agreement executed between TerraSphere and a First Nations band. Squamish also has the right of first refusal to participate in an ownership interest of any venture formed pursuant to the First Nation band license agreement. These rights must be executed no later than May 2012.

NOTE 11 — SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements, management evaluated subsequent events after the balance sheet date of March 31, 2010 through June 15, 2010.

Subsequent to March 31, 2010, the Company entered into exclusive licensing agreements totaling $2,800,000. The Company deferred the receipt of licensing fee deposits totaling $355,000 related to these agreements at March 31, 2010. In addition to the licensing fees, the agreements provide the Company royalty income of 3% — 5% of net sales.

On May 5, 2010, the Company elected to be treated as a taxable association effective February 22, 2010 utilizing the seventy five day retroactive option.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On July 6, 2010, Converted Organics Inc. (the “Company”) and its wholly-owned subsidiary TerraSphere Inc. entered into a membership interest purchase agreement (“Agreement”) with TerraSphere Systems LLC to acquire 100% of the membership interests in TerraSphere Systems LLC (“TerraSphere”) subject to, among other items, the Company’s shareholder approval. This acquisition enables the Company to license TerraSphere’s patented Growth System, which is a system of modules and processes for growing plants in a controlled environment. The system uses and controls precise combinations of light, water, nutrition, gravity, centrifugal forces, and gasses to produce growing conditions that can be controlled and manipulated to result in desired plant growth and maximum crop production.

Terms

The Agreement allows for an election by TerraSphere members to accept 1) a purchase price of $21,000,000 of Company common stock upon closing of the transaction (with a 6 month holding period) (“Option One”) or 2) a purchase price of $12,000,000 of Company common stock upon closing of the transaction with an option to earn an additional $16,000,000 in contingent consideration based upon TerraSphere achieving certain milestones and agreeing to an 18 month holding period on stock distributed to them (“Option Two”). Based on 31% of TerraSphere members’ electing Option One and 69% electing Option Two, the maximum total purchase price is $25,830,000 payable in the Company’s common stock valued at $0.756 per share. Per the Agreement, TerraSphere members who elected Option One will receive $6,510,000 upon closing and members electing Option Two will receive $8,280,000 upon closing and up to an additional $11,040,000 based on achieving the defined milestones (contingent consideration).

Milestone One Payment:  $3,450,000 of Company common stock, if, and only if, between the date of the Agreement and the 90th day following the closing date or the 180th day following the date of the Agreement, the following occurs (such shares to be payable within ten (10) business days of achievement of the following or the closing date, whichever is later): For a period of five (5) consecutive trading days, the Company’s market capitalization exceeds the sum of: (1) the Company’s initial market capitalization on the date of execution of the Agreement, plus (2) the closing price per share, or $0.756, multiplied by the number of shares of Company common stock to be issued at closing pursuant to the Agreement, and, if such calculation is being made prior to the closing date, including this Milestone One. If between the date of the Agreement and the 90th day following the closing date or the 180th day following the date of the Agreement, the Company completes an equity financing, the cash received from the equity financing during such period shall be added to the market capitalization. If between the closing date and December 31, 2011, the Buyer sells equity of either the Company or any of the Company’s subsidiaries, any cash received from such equity sales during such period shall be added to the market capitalization;

Milestone Two Payment:  $1,380,000 of Company common stock, if, and only if, $2,000,000 of TerraSphere’s accounts receivable as of the date of the Agreement are received prior to February 28, 2011;

Milestone Three Payment:  $3,450,000 of Company common stock, if, and only if, the Company generates gross margin of $6,000,000 (gross margin target) from its operations during the period commencing as of the date of the Agreement and ending on December 31, 2011; provided that, if the Company generates gross margin of at least $4,200,000 (gross margin threshold) from its operations during such period, the Sellers shall be entitled to a pro rata portion of the Company common stock; and

Milestone Four Payment:  $2,760,000 of Company common stock, if, and only if, the Company generates gross margin of $4,000,000 from its operations during any six-month period commencing on the Agreement date and ending on December 31, 2012; provided that, if the Company achieves the Milestone Three gross margin threshold, but does not achieve the Milestone Three gross margin target, 83.3% of the difference between the Milestone Three gross margin target and the actual gross margins achieved pursuant to the Agreement (the “Milestone Three Deficiency”) may be added by the Sellers to the Milestone Four Payment and the Milestone Four gross margin target. Notwithstanding anything to the contrary herein, the total amounts payable pursuant to the Milestone Three Payment and Milestone Four Payment shall be no more than $6,210,000 of Company common stock.

The Company used the following assumptions to calculate fair value of the contingent consideration:

Milestone One:  The acquisition of TerraSphere will diversify the Company’s base while still sustaining business practices that protect and value the environment, current customers, colleagues, and shareholders. The likelihood of meeting this milestone is largely dependent on the state of the U.S. economy and future market conditions, both of which are uncertain and unpredictable. If the U.S. economy becomes stagnant or the market conditions are not favorable for investors, the Company may not achieve this milestone. Based on the uncertainty of the U.S. economy and the unpredictability of the market over the next 6-12 months, the Company has estimated that the likelihood of achieving this milestone is 75% and, as such, has determined that the fair value of this contingent payment is $2,588,000.

Milestone Two:  The Company has reviewed the customers’ credit worthiness and ability to make the required installment payments. Based on this information, the Company has estimated that the likelihood of achieving this milestone is 95% and, as such, has determined that the fair value of this contingent payment is $1,311,000.

Milestones Three and Four:  The Company has evaluated milestones three and four together as they can be achieved over the same milestone period. The Company has reviewed TerraSphere’s operating estimates and historical data and believes these milestones are achievable. TerraSphere’s plans are based on the U.S. economy continuing to grow at a steady rate, investors investing in new technology and market acceptance of the Growth System technology. If the U.S. economy becomes stagnant or the market conditions are not favorable or the technology is not well received during the milestone periods, the Company may not achieve the milestones. Based on the uncertainty of the U.S. economy and the unpredictability of the market over the next 36 months, the Company has estimated that the likelihood of achieving milestones three and four is 50% and as such, has determined that the fair value of these contingent payments is $3,105,000.

The estimated purchase price at fair value is as follows:

Election of Option One	$6,510,000
Election of Option Two	8,280,000
Milestone one payment	2,588,000
Milestone two payment	1,311,000
Milestones three and four payments	3,105,000

$21,794,000

The following unaudited pro forma consolidated financial information gives effect to the Company acquiring 100% of the membership interests in TerraSphere Systems, LLC and should be read in conjunction with the Company’s Form 8-K dated July 6, 2010 and filed on July 7, 2010, the historical financial statements and the related notes of Converted Organics Inc., which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the quarterly financial statements and the related notes of Converted Organics, Inc., which are included in the Company’s Form 8-K as of March 31, 2010, the TerraSphere Systems, LLC financial statements which are included in this proxy statement.

The unaudited pro forma consolidated balance sheet as of March 31, 2010 gives effect to the acquisition of TerraSphere Systems, LLC transaction as if it had occurred on March 31, 2010, and the unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009 and for the three month period ended March 31, 2010 give effect to the acquisition as if it had occurred on January 1, 2009.

The unaudited pro forma consolidated financial statements include all material pro forma adjustments necessary for their preparation, as required by Article 11 of Regulation S-X and, accordingly, do not assume any benefits from cost savings or synergies of operations.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent what the Company’s financial condition or results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project the Company’s results of operations for the period indicated or for any other period.

Changes in the fair value of contingent consideration that the Company recognizes after the acquisition date may be the result of additional information about facts and circumstances that existed at the acquisition date that the Company obtained after that date. Such changes are considered to be measurement period adjustments and would adjust the purchase price for changes within one year from the acquisition date. Contingent consideration classified as an asset or a liability that exceed a year from the acquisition date is remeasured at fair value and recognized in earnings.

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

	Historical	Pro		Pro
	Converted Organics	Forma		Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,113,359	$106,830	(1)	$4,220,189
Restricted cash	233,316	—		233,316
Accounts receivable, net	495,450	950,000	(1)	1,445,450
Inventories	371,301	—		371,301
Prepaid rent	641,781	—		641,781
Other prepaid expenses	624,319	106,521	(1)	730,840

Total current assets	6,479,526	1,163,351		7,642,877

Deposits	800,419	5,886	(1)	806,305
Restricted cash	29,769	—		29,769
Other assets	166,667	—		166,667
Property and equipment, net	18,382,828	158,819	(1)	18,541,647
Construction-in-progress	328,637	81,017	(1)	409,654
Capitalized bond costs, net	802,424	—		802,424
Intangible assets, net	1,923,617	10,000,000	(1)	11,923,617
Goodwill	—	12,370,000	(1)	12,370,000

Total assets	$28,913,887	$23,779,073		$52,692,960

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Term notes payable — current	$1,812,764	$184,351	(1)	$1,997,115
Accounts payable	1,150,770	1,353,304	(1)	2,504,074
Accrued compensation, officers, directors and consultants	455,218	—		455,218
Accrued legal and other expenses	708,095	12,834	(1)	720,929
Accrued interest	249,191	—		249,191
Deferred revenue	—	434,584	(1)	434,584
Convertible notes payable, net of unamortized discount	286,450	—		286,450
Capital lease obligations — current	12,069	—		12,069

Total current liabilities	4,674,557	1,985,073		6,659,630

Capital lease obligation, net of current portion	25,654	—		25,654
Term notes payable, net of current portion	509,833	—		509,833
Derivative liabilities	2,261,897	—		2,261,897
Bonds payable	17,500,000	—		17,500,000

Total liabilities	24,971,941	1,985,073		26,957,014

COMMITMENTS AND CONTINGENCIES	—	—		—
OWNERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, authorized
10,000,000 shares; no shares issued and outstanding	—	—		—
Common stock, $.0001 par value, authorized 75,000,000 shares	3,802	1,852	(1)	5,654
Additional paid-in capital	60,209,902	21,792,148	(1)	82,002,050
Accumulated deficit	(56,271,758)	—		(56,271,758)

Total owners’ equity	3,941,946	21,794,000		25,735,946

Total liabilities and owners’ equity	$28,913,887	$23,779,073		$52,692,960

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010

	Historical
	Converted Organics	Pro Forma		Pro Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

Revenues	$859,826	$1,684,183	(2)	$2,544,009
Cost of good sold	1,966,101	703,301	(2)	2,669,402

Gross loss	(1,106,275)	980,882		(125,393)
Operating expenses
General and administrative expenses	4,089,501	436,998	(2)	4,526,499
Research and development	64,059	—	(2)	64,059
Depreciation expense	2,819	—		2,819
Amortization of capitalized costs	75,371	177,484	(2),(3)	252,855
Amortization of license	8,548	—		8,548

Loss from operations	(5,346,573)	366,400		(4,980,173)

Other income/(expenses)
Interest income	281	—		281
Derivative gain/(loss)	(635,155)	—		(635,155)
Other income	—	17,190	(2)	17,190
Interest expense	(398,246)	(3,905)	(2)	(402,151)

	(1,033,120)	13,285		(1,019,835)

Loss before provision for income taxes	(6,379,693)	379,685		(6,000,008)
Provision for income taxes	—	—		—

Net loss	(6,379,693)	379,685		(6,000,008)
Net income (loss) attributable to noncontrolling interest	—	(117,507)	(2)	(117,507)

Net income (loss) attributable to Converted Organics Inc. before other comprehensive income (loss)	(6,379,693)	497,192		(5,882,501)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(41,766)	(2)	(41,766)

Comprehensive income (loss)	(6,379,693)	455,426		(5,924,267)
Comprehensive income (loss) attributable to noncontrolling interest	—	(6,264)	(2)	(6,264)

Comprehensive income (loss) attributable to Converted Organics Inc.	$(6,379,693)	$461,690		$(5,918,003)

Net loss per share, basic and diluted	$(0.17)		(4)	$(0.10)

Weighted average common shares outstanding	37,864,169		(4)	56,389,068

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CONVERTED ORGANICS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical
	Converted Organics	Pro Forma		Pro Forma
	Inc. and Subsidiaries	Adjustments	Reference	Consolidated

Revenues	$2,633,782	$36,732	(2)	$2,670,514
Cost of good sold	6,914,857	—		6,914,857

Gross loss	(4,281,075)	36,732		(4,244,343)
Operating expenses
General and administrative expenses	10,049,830	1,291,586	(2)	11,341,416
Research and development	637,142	613	(2)	637,755
Depreciation expense	723,846	—		723,846
Amortization of capitalized costs	357,718	673,050	(2),(3)	1,030,768
Amortization of license	16,500	—		16,500

Loss from operations	(16,066,111)	(1,928,517)		(17,994,628)

Other income/(expenses)
Interest income	24,097	—		24,097
Loss on impairment of long-term assets	(3,928,129)	—		(3,928,129)
Derivative gain/(loss)	5,766,035	—		5,766,035
Other income	68,995	55,114	(2)	124,109
Interest expense	(6,970,675)	(9,218)	(2)	(6,979,893)

	(5,039,677)	45,896		(4,993,781)

Loss before provision for income taxes	(21,105,788)	(1,882,621)		(22,988,409)
Provision for income taxes	—	—		—

Net loss	(21,105,788)	(1,882,621)		(22,988,409)
Net income (loss) attributable to noncontrolling interest	—	74,934	(2)	74,934

Net income (loss) attributable to Converted Organics Inc. before other comprehensive income (loss)	(21,105,788)	(1,957,555)		(23,063,343)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(57,491)	(2)	(57,491)

Comprehensive income (loss)	(21,105,788)	(2,015,046)		(23,120,834)
Comprehensive income (loss) attributable to noncontrolling interest	—	(8,623)	(2)	(8,623)

Comprehensive income (loss) attributable to Converted Organics Inc.	$(21,105,788)	$(2,006,423)		$(23,112,211)

Net loss per share, basic and diluted	$(1.08)		(4)	$(0.61)

Weighted average common shares outstanding	19,569,853		(4)	38,114,781

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CONVERTED ORGANICS INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following numbered notes are referenced on the Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations and Comprehensive Income (Loss).

(1)	The Company purchased 100% of the membership interests in TerraSphere Systems, LLC, for consideration and contingent consideration with an estimated fair value of $21,794,000 all consideration is to be paid in the Company’s common stock.

The estimated purchase price has been allocated to the assets and liabilities on a preliminary basis using estimated fair value information currently available. The allocation of the purchase price to the assets and liabilities will be finalized within a year as the Company obtains more information regarding asset valuations, liabilities assumed, contingent consideration and revisions of preliminary estimates of fair value made as the date of purchase. The preliminary purchase price allocation is as follows:

Cash and cash equivalents	$106,830
Accounts receivable	950,000
Other assets	112,407
Leasehold improvements	158,819
Construction-in-process	81,017
Goodwill	12,370,000
Patents and patent related costs	10,000,000
Assumption of liabilities	(1,985,073)

Total allocation of purchase price(*)	$21,794,000

The Company plans to amortize the leasehold improvements over their estimated service lives or the remaining terms of the related leases, whichever are shorter. Patents and patent related costs will be amortized over the 15 year remaining life of the patents.

(*)	The purchase price of $21,794,000 is an estimate based on the assumptions listed in the “Unaudited Pro Forma Condensed Combined Financial Statements” section of this document. Actual results could vary significantly from this estimate. Any adjustments within one year would adjust the purchase price. Adjustments after one year of the acquisition date are remeasured to fair value at each reporting date until the contingency is resolved and the changes in fair value are recognized in earnings in accordance with ASC 805 “Business Combinations”.

(2)	The operations of TerraSphere Systems, LLC are consolidated with the operations of Converted Organics Inc. assuming that the transaction was completed on January 1, 2009.

(3)	Amortization expense related to the fair value assigned to the patent and patent related costs.

(4)	Earnings per share has been recalculated to reflect the number of common stock shares issued in acquiring TerraSphere.

Annex A

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

CONVERTED ORGANICS INC.
a Delaware corporation,

TERRASPHERE INC.
a Delaware corporation,

TERRASPHERE SYSTEMS LLC
a Massachusetts limited liability company

and

The individuals set forth on Exhibit A

Dated: July 6, 2010

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into on this 6th day of July, 2010, by and among CONVERTED ORGANICS INC., a Delaware corporation (“Parent”), TERRASPHERE INC., a Delaware corporation (“Buyer”), TERRASPHERE SYSTEMS LLC, a Massachusetts limited liability company (the “Company”) and the individuals owners of the Company set forth on Exhibit A hereto (each a “Seller” and collectively, the “Sellers”). For purposes of Articles II and XII, the Sellers listed on Schedule A are referred to as “Controlling Sellers.”

W I T N E S S E T H:

WHEREAS, Sellers collectively own one hundred percent (100%) of the outstanding membership interests of the Company (the “Units”);

WHEREAS, Buyer is a newly formed entity which is wholly-owned by Parent;

WHEREAS, Buyer desires to purchase all of the Units from Sellers, and Sellers and the Company desire to sell all of the Units, all on the terms and subject to the conditions set forth in this Agreement (the “Purchase Transaction”);

WHEREAS, Parent, Buyer and Company desire to adopt a plan of reorganization within the meaning of Section 368(a) of the Code, as set forth hereinafter, and intend that the Purchase Transaction described hereinafter constitutes a B Reorganization within the meaning of Section 368 (a)(1)(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

THE TRANSACTION

Section 1.1  The Closing.  Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined):

(a) The Sellers shall collectively convey, assign, transfer and deliver to Buyer one hundred percent (100%) of the Units, and Buyer shall purchase from Sellers, all of Sellers’ right, title and interest in and to the Units, free and clear of all Liens.

(b) The Units shall be made up of all of the Units owned by each Seller.

(c) The purchase price for the Units (the “Purchase Price”) shall be, at the option of each Seller, in the form of either:

(i) on the Closing Date, such Seller’s pro rata portion of $21,000,000 worth of the common stock of Parent (“Parent Common Stock”), valued at the price which is the average closing price for Parent Common Stock over the fifteen (15) Trading Day period preceding the date of the execution of this Agreement (the “Closing Price Per Share”) (the Parent Common Stock to be issued pursuant to this Section 1.1(c)(i) are referred to as the “Option One Shares”); or

(ii) such Seller’s pro rata portion of Parent Common Stock, valued at the Closing Price Per Share, in accordance with the following schedule (the Parent Common Stock to be issued pursuant to this Section 1.1(c)(ii), including the Milestone Payments, are referred to as the “Option Two Shares”):

(1) on the Closing Date, $12,000,000 of Parent Common Stock;

(2) $5,000,000 of Parent Common Stock (“Milestone One Payment”), if, and only if, between the date hereof and the earlier of the 90th day following the Closing Date or the

180th day following the date hereof, the following occurs (such shares to be payable within ten (10) business days of achievement of the following or the Closing Date, whichever is later):

A. For a period of five (5) consecutive Trading Days, the Parent’s Market Capitalization exceeds the sum of: (1) the Parent’s Initial Market Capitalization on the date of execution of this Agreement plus (2) the Closing Price Per Share multiplied by the number of shares of Parent Common Stock to be issued pursuant to Section 1.1(c)(i), Section 1.1(c)(ii)(1) and, if such calculation is being made prior to the Closing Date, this Section 1.1(c)(ii)(2).

B. If between the date hereof and the earlier of the 90th day following the Closing Date or the 180th day following the date hereof, Parent completes a debt or equity financing with a third party other than project financing, unless such project financing is completed for the Company (a “Financing”), the cash received from the Financing during such period shall be added to the Market Capitalization. If between the Closing Date and December 31, 2011, the Buyer sells equity of either the Company or any of the Company’s subsidiaries, any cash received from such equity sales during such period shall be added to the Market Capitalization.

C. The term “Market Capitalization” shall mean on any date the number of shares of Parent Common Stock outstanding on such date, less any shares issued in an Financing, multiplied by the closing price of one share of Parent Common Stock as reported by the NASDAQ Stock Market.

D. The term “Initial Market Capitalization” shall mean the number of shares of Parent Common Stock outstanding on the date of this Agreement multiplied by the Closing Price Per Share (as defined herein).

(3) $2,000,000 of Parent Common Stock (“Milestone Two Payment”), if, and only if, $2,000,000 of the Company’s accounts receivable as of the date of this Agreement are received prior to February 28, 2011 (such shares to be payable within ten (10) business days of achievement of such event or the Closing Date, whichever is later);

(4) $5,000,000 of Parent Common Stock (“Milestone Three Payment”), if the Company generates Gross Margin of $6,000,000 (“Milestone Three Gross Margin Target”) from its operations during the period commencing as of the date of this Agreement and ending on December 31, 2011; provided that, if the Company generates Gross Margin of at least $4,200,000 (“Milestone Three Gross Margin Threshold”) from its operations during such period, the Sellers shall be entitled to a pro rata portion of the Parent Common Stock (such shares to be payable within ten (10) business days of achievement of such event or the Closing Date, whichever is later); and

(5) $4,000,000 of Parent Common Stock (“Milestone Four Payment”), if, and only if, the Company generates Gross Margin of $4,000,000 (“Milestone Four Gross Margin Target”) from its operations during any six-month period commencing as of the date of this Agreement and ending on December 31, 2012; provided that, if the Company achieves the Milestone Three Gross Margin Threshold, but does not achieve the Milestone Three Gross Margin Target, 83.3% of the difference between the Milestone Three Gross Margin Target and the actual Gross Margins achieved pursuant to Section 1.1(c)(ii)(4) (the “Milestone Three Deficiency”) may be added by the Sellers to the Milestone Four Payment and the Milestone Four Gross Margin Target (such shares to be payable within ten (10) business days of achievement of such event or the Closing Date, whichever is later). Notwithstanding anything to the contrary herein, the total amounts payable pursuant to the Milestone Three Payment and Milestone Four Payment shall be no more than $9,000,000 of Parent Common Stock.

(6) For the purposes of this Section 1.1(c)(ii), the term “Gross Margin” shall mean:

A. With respect to license revenue, the amount of such revenue without deduction.

B. With respect to royalty income from licenses, the amount of such revenue without deduction.

C. With respect to equipment sales, the dollars billed for the sale of equipment to licensees or others, and subtracting all external costs to manufacture, fabricate or produce, deliver and install the equipment, including all parts, fabrication costs, additional drawings and direct labor and consulting costs.

D. With respect to revenues from build own operate projects, the revenues from such projects, and subtracting costs related to facility personnel, maintenance, utilities, disposal fees, fertilizer, rent, permits and licenses.

Milestone One Payment, Milestone Two Payment, Milestone Three Payment and Milestone Four Payment are collectively referred to as the “Milestone Payments.” In each case, such Parent Common Stock will be distributed to the Sellers upon the Closing or in accordance with the Milestone Payments set forth above, in all cases at the Closing Price Per Share, in the proportions set forth on Exhibit A.

(d) Anything hereinabove to the contrary notwithstanding, the maximum number of shares of Parent Common Stock which may be issued as Purchase Price hereunder is 34,166,667 Shares, and at least fifty percent (50%) of such number of shares of Parent Common Stock shall be issued at Closing. All shares of Parent Common Stock issued hereunder shall in all amounts be issued within five (5) years of the date of Closing. The right to receive shares of Parent Common Stock as Milestone Payments shall not be assignable.

Section 1.2  Lock-Up.

(a) Without the prior written consent of Parent, during the period from the date hereof until and through the date that is: (i) with respect to the Option Two Shares issued to the Sellers choosing such option, the longer of: (A) eighteen (18) months following the Closing or (B) six (6) months following the issuance of any shares pursuant to the Milestone Payments, and (ii) with respect to the Option One Shares issued to the Sellers choosing such option, six (6) months following the Closing (as applicable, the “Lock-Up Period”), each of the Sellers may not offer, sell, assign, transfer, pledge, contract to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock acquired pursuant to this Agreement. The Sellers agree that during the Lock-Up Period Parent may cause any transfer agent for the Parent Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Parent Common Stock issued to the Sellers.

(b) Notwithstanding the foregoing, and subject to the conditions below, the Sellers may transfer the Parent Common Stock in the transactions described in clauses (i) through (v) below, provided that (1) Parent receives a signed lock-up agreement in such form as determined by Parent for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the Sellers or the immediate family of the Sellers;

(iii) as a distribution to members, partners or stockholders of a Seller; or

(iv) to any beneficiary of a Seller pursuant to a will or other testamentary document or applicable laws of descent.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Section 1.3  Anti-Dilution Protection.  If during the applicable Lock-Up Period, Parent sells for cash consideration in connection with a financing transaction (which excludes, without limitation, issuances for cash consideration in connection with any equity compensation plan or arrangement), Parent Common Stock at a purchase price per share less than the Closing Price Per Share (such lower price, the “Base Share Price,” such issuances collectively, a “Dilutive Issuance,” and the Base Share Price multiplied by the number of shares issued in any Dilutive Issuance, the “Dilutive Issuance Consideration”) then, each Seller, other than Edward Gildea and William Gildea, which is then subject to the restrictions applicable during the Lock-Up Period shall receive additional shares according to the following calculation (to the extent Parent’s common stock is subject to a stock split, stock dividend on all its shares, or similar event, which Parent does not currently expect to complete prior to the Closing Date, the Closing Price Per Share shall be proportionately adjusted):

New Shares to be issued = [(A*B) / [B*(C/D)]] − A

A: For each Seller, the number of shares of Parent Common Stock received on the Closing Date pursuant to either Section 1.1(c)(i) or Section 1.1(c)(ii)(1) less any shares sold, assigned, or transferred by such Seller.

B: Closing Price Per Share

C: The sum of the number shares of Parent Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Parent Common Stock which the Dilutive Issuance Consideration would purchase at the Closing Price Per Share.

D: The sum of the number of shares of Parent Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Parent Common Stock so issued in connection with the Dilutive Issuance.

Section 1.4  Operating Agreement.  At the Closing, Buyer shall enter into the Amended and Restated Operating Agreement in the form attached as Exhibit C.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE CONTROLLING SELLERS

As a material inducement to Buyer and Parent to enter into this Agreement and to consummate the Purchase Transaction, the Company and the Controlling Sellers as listed on Schedule A hereby, jointly and severally, represent and warrant to Buyer and Parent as follows:

Section 2.1  Organization and Standing.

(a) The Company is a limited liability company duly organized, in good standing and having a legal existence under the laws of the Commonwealth of Massachusetts and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is organized and qualified to do business in the jurisdictions set forth on Schedule 2.1(a). Except as set forth on Schedule 2.1(a), the Company is duly qualified to do business and is in good standing to conduct business in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its properties, makes such qualification necessary.

(b) Schedule 2.1(b) sets forth each of the subsidiaries of the Company (the “Subsidiaries”). Except as set forth on Schedule 2.1(b), the Company does not own, directly or indirectly, any capital stock or other equity, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other Person.

Section 2.2 Capitalization.

(a) Schedule 2.2(a) sets forth (i) the number of authorized Units, (ii) the number and kind of issued and outstanding Units, and (iii) the record and beneficial holder of the outstanding Units. All of the outstanding Units are duly authorized, validly issued, fully paid and non-assessable and are not subject to, and have not been issued in violation of, any preemptive or other similar rights. None of the issued and outstanding Units were issued in violation of any applicable federal or state securities laws or any other applicable Law. All of the outstanding equity or debt securities of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are not subject to, and have not been issued in violation of, any preemptive or other similar rights. None of the issued and outstanding equity or debt securities of the Subsidiaries were issued in violation of any applicable federal or state securities laws or any other applicable Law.

(b) Except as set forth on Schedule 2.2(b), (i) there are no outstanding agreements, subscriptions, commitments, options, warrants, calls or other rights to acquire from the Company or its Subsidiaries, or other obligations or understandings or arrangements of the Company or its Subsidiaries to issue, at any time, or upon the occurrence of any event, to any Person any interest in any Units or any other security of or rights in the Company or its Subsidiaries, whether or not presently issued or outstanding; (ii) there exists no rights of first refusal or any other preemptive right in the Company’s or its Subsidiaries’ Organizational Documents or any other agreement, in each case with respect to any Units or any other security of or interest in the Company or its Subsidiaries and (iii) there are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Company or its Subsidiaries. Neither the Company nor its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise retire or acquire any Units or any other security of or interest in the Company or its Subsidiaries.

Section 2.3  Authority; Enforceability.  The Company has the full legal right, power and authority to execute and deliver this Agreement and each Transaction Document to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each Transaction Document to which the Company is a party have been duly executed by the Company and constitute the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or in law).

Section 2.4  No Violation.  The execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is a party and the consummation of the transactions by the Company contemplated hereby and thereby do not or will not (a) violate or conflict with any provision of the Organizational Documents of the Company or its Subsidiaries, (b) except as set forth on Schedule 2.4, violate, conflict with or result in a breach of the terms or conditions or provisions of, or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under or result in or give rise to a right of termination, modification, acceleration or cancellation of any obligation under any Contract, or any other agreement or obligation to which the Company or its Subsidiaries is a party or by which any of the Company’s or its Subsidiaries’ assets are bound or affected, (c) result in any violation of any Laws applicable to the Company, its Subsidiaries or a Seller, (d) result in the creation or imposition of a Lien on any of the Company’s or its Subsidiaries’ assets or any of the Units or (e) effect the Company’s or its Subsidiaries’ ownership of the Technology.

Section 2.5  Consents.  Except as disclosed on Schedule 2.5, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Agency or any other Person, including a party to a Contract or any contract to which the Company or its Subsidiaries is a party, is required by or with respect to the Company or its Subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents or consummation of the transactions contemplated hereby or thereby, including without limitation, the ability of the Company or its Subsidiaries to continue to service their respective customers upon completion of the Purchase Transaction.

Section 2.6  Bank Accounts; Letters of Credit and Powers of Attorney.  Schedule 2.6 contains an accurate and complete list of (a) all bank accounts, brokerage accounts, securities accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company or its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company or its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or its Subsidiaries.

Section 2.7  Financial Statements.

(a) Attached hereto as Schedule 2.7 are copies of the consolidated balance sheet of the Company for the year ended December 31, 2009 and the consolidated related statements of income, and cash flows and stockholder’s equity for the year then ended as prepared by the management of the Company (collectively, the “Financial Statements” and the consolidated balance sheet of the Company as of December 31, 2009 the “Balance Sheet”). Except as set forth on Schedule 2.7, the Financial Statements (including any related notes thereto) (i) fairly present, in all material respects, the financial condition and results of operations of the Company and its Subsidiaries, as of the respective dates thereof and for the respective periods covered thereby, and (ii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

(b) To the Company’s Knowledge, there have been no instances of fraud, whether or not material, which occurred during any period covered by the Financial Statements.

Section 2.8  Accounts Receivable.  Each of the accounts receivable of the Company included on the Balance Sheet (a) is a valid obligation (net of any reserve for doubtful accounts reflected in the Balance Sheet) of the respective account debtor thereof, (b) was not and is not subject to any material offset or counterclaim, and (c) has arisen from bona fide transactions of the Company in the ordinary course of its business consistent with past practice. There have not been any write-offs of any of the Company’s accounts receivable, except to the extent reflected in the Financial Statements.

Section 2.9  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule 2.9 or to the extent reflected on the Balance Sheet, there are no liabilities or obligations of any nature (whether direct or indirect, matured or unmatured, liquidated or unliquidated, absolute, accrued, contingent or otherwise) of the Company that would be required to be accrued for or otherwise reflected on a balance sheet or on the accompanying notes thereto. The Company has neither guaranteed nor is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person, except to the extent disclosed in the Financial Statements.

Section 2.10  Real Estate.  Neither the Company nor its Subsidiaries owns any real property. Schedule 2.10 sets forth a true and correct list of all leases, subleases or other agreements, oral or written (collectively, “Real Property Leases”), under which the Company or its Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Leased Real Property”). Each Real Property Lease is valid, binding and in full force and effect. Neither the Company nor, to the Company’s Knowledge, any other party to any Real Property Lease, is in material breach or default of, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material breach or default by the Company or its Subsidiaries under any Real Property Lease or permit the termination, material modification, acceleration or cancellation thereof. The Company has not received written notice from any insurance carrier or landlord for any Leased Real Property that the Company needs to undertake any material repairs, alterations or construction or to take any other corrective action with respect to any Leased Real Property. All base rent, additional rent and all other charges and amounts payable by the Company or its Subsidiaries under the Real Property Leases have been paid to date. Except for reasonable wear and tear, all improvements, buildings and systems, including, without limitation, the electrical, plumbing, heating, ventilation, air conditioning, roofing and other utility systems on the Leased Real Property are in all material respects in good repair, working order and operating condition and are adequate for operation of the Company’s business both at the current operating levels and levels currently contemplated. There are no material structural defects in the improvements on the Leased Real Property, nor are there any material repairs that are reasonably necessary to be undertaken in order to operate the Company’s business on the Leased Real Property in a lawful, safe and efficient manner.

The zoning of the Leased Real Property permits the presently existing improvements and the continuation of the Company’s business as presently being conducted on such Leased Real Property. There are no condemnation or rezoning hearings or proceedings pending before any Governmental Agency, or, to the Company’s Knowledge, proposed or contemplated by any Governmental Agency with respect to the Leased Real Property. The Company is in actual, exclusive possession of the Leased Real Property (other than any common areas thereon), and except as otherwise provided in the Real Property Leases, has good, valid and indefeasible title to all leasehold estates created under the Real Property Leases, free and clear of all Liens. The Company has delivered to Buyer a correct and complete copy of each Real Property Lease, and all amendments, supplements or modifications thereto.

Section 2.11  Personal Property.  Set forth on Schedule 2.11 is a list of all material tangible personal property that is owned, leased or otherwise being used by the Company or its Subsidiaries (the “Personal Property”). The Company or its Subsidiaries have good and marketable title, or holds valid and enforceable leases, to all the Personal Property held by the Company or its Subsidiaries, respectively, free and clear of all Liens. The Company or its Subsidiaries is the owner of or has valid and enforceable leasehold interests in all of the Personal Property that the Company or its Subsidiaries uses in, or is otherwise necessary to, the operation of the Company’s business both at the current operating levels and levels currently contemplated by the Company. All the Personal Property is in good operating condition and repair, normal wear and tear excepted, for the performance and operation of the Company’s business, both at the current operating levels and levels currently contemplated by the Company. The Company has delivered to Buyer a correct and complete copy of each lease for any leased Personal Property, and all amendments, supplements or modifications thereto.

Section 2.12  Intellectual Property.

(a) Schedule 2.12(a) sets forth a true and complete description of all Intellectual Property owned, used or otherwise employed by or licensed to the Company or its Subsidiaries. The Company is the sole owner or assignee of all such Intellectual Property and holds such Intellectual Property free and clear of any Liens or encumbrances. The Company has not licensed the Intellectual Property to any third party, nor has the Company entered into any agreement with any third party with respect to the Intellectual Property that would interfere with Buyer’s use of the Intellectual Property, except to the extent set forth in the Material Contracts listed in Schedule 2.13(d), copies of which have been made available to Parent. No claims have been made, or, to the Company’s Knowledge, threatened against the Company alleging that any services provided or products sold by the Company or any Intellectual Property used by the Company is being provided, sold or used in violation of any rights of any other Person not otherwise resolved. To the Company’s Knowledge, no third party is infringing on the Intellectual Property. To the Company’s Knowledge, Buyer’s proposed use of the Intellectual Property will not give rise to any adverse claim of infringement from a third party. The Company has complied with all requirements of applicable Law concerning the use and registration of fictitious names, and the Company has the legal right to use the name or names under which the Company operates. Each license pursuant to which the Company has licensed from others the right to use any Intellectual Property (the “Intellectual Property Licenses”) is the valid, legal and binding obligation of the Company and, to the Company’s Knowledge, the other party thereto and is in full force and effect, and there are no defaults by the Company or, to the Company’s Knowledge, such other party under such Intellectual Property License. Nothing in this Agreement violates the terms of the Intellectual Property Licenses, and all such Intellectual Property Licenses will continue in full force and effect without change following the consummation of the transactions contemplated by this Agreement. The Company has used reasonable efforts to protect the proprietary and, as appropriate, confidential nature of all Proprietary Information that it presently owns or uses. To the Company’s Knowledge, the Company has purchased the required number of Intellectual Property Licenses for the use of each material copyrighted computer program used by the Company. The Company has delivered to Buyer a correct and complete copy of the Intellectual Property Licenses and all amendments, supplements or modifications thereto.

(b) For purposes of this Agreement, “Intellectual Property” shall mean all of the following that is owned by, licensed by, licensed to, or used by the Company or its Subsidiaries (including all authorized copies and embodiments thereof): (i) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations of the foregoing in any jurisdiction, and applications in any jurisdiction to register the foregoing (the “Trademarks”); (ii) all issued U.S. and foreign patents and pending patent applications, including, without limitation, divisionals, continuation, continuation in part, continuing and renewal applications (the “Patents”); (iii) all registered and unregistered copyrights and all applications to register the same (the “Copyrights”); (iv) all computer software, software systems and protectable databases owned by the Company or under development by, or specifically on behalf of, the Company or its Subsidiaries (the “Software”); (v) all Intellectual Property Licenses pursuant to which the Company has acquired rights in or to any Trademarks, Patents, Copyrights or Software; (vi) all Intellectual Property Licenses pursuant to which the Company or its Subsidiaries has licensed or transferred the rights in and to any Intellectual Property; (vii) all confidential and proprietary trade secrets, know-how, processes, procedures, drawings, specifications, designs, plans, operations manuals, training manuals, labor estimating systems and procedures, proposals or technical data (the “Proprietary Information”); and (viii) all internet domain names, email addresses and world wide web addresses and pages used or otherwise employed by the Company or its Subsidiaries.

Section 2.13  Contracts.

(a) For purposes of this Agreement, “Contract” shall mean any contract, agreement, arrangement or understanding to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of the Company’s or its Subsidiaries’ assets are bound or affected, together with all modifications and amendments thereto. For purposes of this Agreement, “Customer Contract” shall mean a Contract to market, license, manufacture or sell products or services currently sold by the Company or based on the Intellectual Property.

(b) For purposes of this Agreement, “Material Contract” shall mean any Contract that constitutes or contains any of the following:

(i) any Customer Contract that, as of December 31, 2009, had annualized gross revenues (determined as provided in Section 2.13(d) below) of at least $10,000 (the “Material Customer Contracts”);

(ii) any Contract that contains a covenant restricting the ability of the Company or its Subsidiaries (or which, following the consummation of the Purchase Transaction, would reasonably be expected to restrict the ability of Buyer or any of its subsidiaries or Affiliates) to compete with any Person or engage in any business or activity in any geographic area or pursuant to which any benefit is required to be given or lost as a result of such competing or engaging;

(iii) any Real Property Lease with annual payments in excess of $10,000 per year;

(iv) any loan, guarantee or similar agreement relating to the borrowing of money from, or extension of credit to, any other Person in excess of $10,000;

(v) any Contract not fully performed for the purchase of any commodity, material, services, equipment or fixed assets, for a price in excess of $10,000 in the aggregate over a twelve-month period;

(vi) any Contract for the purchase of any commodity, material, services, equipment or fixed assets that is not terminable by the Company or its Subsidiaries without penalty on not more than ninety (90) calendar days’ notice;

(vii) any lease for Personal Property involving annual payments in excess of $10,000 per year;

(viii) any Contract that obligates the Company or its Subsidiaries to obtain all or a substantial portion of its requirements for any goods or services from, or, except for Customer Contracts, supply all or a substantial portion of the requirements for any goods or services of, any other Person;

(ix) any Contract with an employee, labor union or sales agent;

(x) any Contract of the type referred to in Section 2.27; or

(xi) any written instrument granting a power of attorney on behalf of the Company.

(c) Except as set forth in Schedule 2.13(c):

(i) each Material Contract is the valid, legal and binding obligation of the Company or any Subsidiary, respectively, in full force and effect and, to the Company’s Knowledge, enforceable against the other parties thereto, in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or in law);

(ii) neither the Company nor its Subsidiaries are in material breach or default under any Contract, and, to the Company’s Knowledge, no other party is in material breach or default thereunder;

(iii) the Company has not received any written notice, or, to the Company’s Knowledge, oral notice, of any event or condition that with the passage of time, would constitute a default by the Company or its Subsidiaries under any Contract; and

(iv) the Company has not received any written notice, or, to the Company’s Knowledge, oral notice, or advice of termination, modification, acceleration, cancellation, nonrenewal or material adverse price adjustment of any Contract.

(d) Schedule 2.13(d) contains a complete and correct list of all Material Contracts. The Company has made available to Buyer complete and correct copies of each Contract.

Section 2.14  Environmental Matters.

(a) Except as disclosed on Schedule 2.14(a):

(i) no property owned, operated, leased, or otherwise occupied by the Company or its Subsidiaries or any predecessor such entities has been used for the disposal of refuse or waste, or for the generation, processing, manufacture, storage, handling, treatment, release, discharge or disposal of any Hazardous Substances;

(ii) neither the Company nor its Subsidiaries (or any predecessor of such entities) has placed, deposited or permitted to exist any Hazardous Substances in, on or under any property, including the land, improvements, ground water and surface water thereof, owned, operated, leased or otherwise occupied by the Company or its Subsidiaries or any predecessor of such entities at any time;

(iii) no (A) asbestos or asbestos-containing materials, (B) machinery, equipment or fixtures containing PCBs, (C) underground storage tanks or other storage tanks used for the storage of gasoline or any other Hazardous Substance, or (D) urea formaldehyde foam insulation, has been installed, used, stored, handled or located by the Company or its Subsidiaries or, to the Company’s Knowledge by any other Person, on any property owned, operated, leased or otherwise occupied by the Company or its Subsidiaries or, to the Company’s Knowledge, any predecessor of such entities, except in material compliance with Environmental Laws;

(iv) the Company and its Subsidiaries are in compliance with all Environmental Laws and hold all permits, licenses, clearances and consents required under any Environmental Law for the conduct of its business;

(v) no written or, to the Company’s Knowledge, oral notice has been given to the Company by any Governmental Agency or any Person alleging a violation of any Environmental Law or other liability or responsibility related to Hazardous Substances used, generated, processed, manufactured, stored, handled, treated, released, discharged or disposed by the Company or its Subsidiaries;

(vi) no actions, suits, claims, arbitrations, grievances, complaints, charges, proceedings or, to the Company’s Knowledge, investigations have been commenced or, to the Company’s Knowledge, threatened concerning a violation of any Environmental Law or other liability or responsibility related to Hazardous Substances used, generated, processed, manufactured, stored, handled, treated, released, discharged or disposed by the Company or its Subsidiaries or, to the Company’s Knowledge, any predecessor of such entities.

(b) For purposes of this Agreement, “Environmental Laws” shall mean all applicable federal, state or local laws, statutes, codes, ordinances, rules, regulations, opinions, orders, directives, decrees and policies that relate to pollution, the environment, or exposure to Hazardous Substances including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001, et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300(f), et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; those provisions of the Occupational Safety and Health Act, as amended, 29 U.S.C. §§ 651, et seq. regulating or relating to Hazardous Substances; and any other Law regulating or related to any Hazardous Substance, all as amended through the Closing Date.

(c) For purposes of this Agreement, “Hazardous Substance” shall include, without limitation, (i) all chemicals, materials and substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” contaminants,” “wastes,” or “pollutants,” or any words of similar import, under any Environmental Law, including, without limitation, petroleum products and materials, (ii) all other chemicals, materials and substances, the exposure to which is prohibited, limited or regulated by any Governmental Agency, including asbestos and asbestos-containing materials in any form, lead-based paint, radioactive materials, polychlorinated biphenyls (“PCBs”) and substances and compounds containing PCBs, and (iii) those elements or compounds that are contained in any list of hazardous substances and/or toxic pollutants or related or similar substance adopted or designated by the United States Environmental Protection Agency, United States Congress or any other Governmental Agency or defined by any other Law regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, including petroleum or petroleum products or constituents.

Section 2.15  Taxes.

(a) The Company previously made a “check-the-box” either to be taxed as a corporation for federal and, if applicable, state and local income tax purposes. A copy of that election is attached as Exhibit 2.15(a). The Company and its Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or its Subsidiaries is or has been a member, have timely filed (taking into account extensions of time to file) or caused to be filed with the appropriate Governmental Agency all federal, state, local and foreign Tax Returns and reports required to be filed by or with respect to the Company or its Subsidiaries, and such Tax Returns were correct and complete.

(b) The Company and its Subsidiaries have timely paid or withheld and remitted all Taxes required to be paid or remitted by the Company or its Subsidiaries.

(c) Charges, accruals and reserves for Taxes with respect to the Company or its Subsidiaries for any pre-Closing tax period or for any tax period beginning before the Closing but ending after the Closing (a “Straddle Period”) (including any pre-Closing tax period or Straddle Period for which no Tax Return has yet been filed) have been estimated and reflected on the Financial Statements (in addition to any accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) and are adequate to cover such Taxes (without taking into account any accrual or reserve for deferred Taxes) as of the date of such Financial Statements, whether or not shown as due on any Tax Return. Except for Taxes incurred in the ordinary course of business, the Company and its Subsidiaries have no liability for unpaid Taxes accruing after the date of the Balance Sheet.

(d) Except as disclosed in Schedule 2.15(d), there is no claim (including under any indemnification or Tax sharing agreement), audit, examination, action, suit, proceeding or investigation now pending or, to the Company’s Knowledge, threatened against or in respect of (i) any Tax, (ii) any Tax Return or (iii) any items of net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute that could be carried forward or back to reduce Taxes with respect to the Company or its Subsidiaries. No audit or examination by any Governmental Agency of any Tax Return of the Company or its Subsidiaries is being conducted or, to the Company’s Knowledge, threatened, and the Company has not received notice of any deficiency, refund litigation, assessment, proposed adjustment or matter in controversy from any Governmental Agency with respect to any amount of Taxes asserted to be due and owing by the Company or its Subsidiaries. Each deficiency or assessment relating to any amount of Taxes resulting from any completed audit or examination relating to any amount of Taxes by any Governmental Agency or any concluded litigation has been timely paid.

(e) Except as disclosed on Schedule 2.15(e), the Company has not received any written ruling of a Governmental Agency relating to Taxes nor has executed or entered into with any Governmental Agency a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other Tax law that will require any increase in revenue, taxable income or alternative minimum taxable income, or any reduction in deductions, net operating losses, alternative minimum tax, capital loss carryovers or charitable contribution deduction carryovers or Tax credits for the Company for any period ending after the Closing.

(f) There are no currently effective agreements, waivers or arrangements, nor any application by the Company or its Subsidiaries, extending or requesting to extend the statutory period of limitation applicable to the determination or assessment of any Taxes or any claim for, or the period for the determination or assessment or collection of, Taxes due from or with respect to the Company or its Subsidiaries for any taxable period. No currently effective power of attorney with respect to any Taxes has been executed or filed by the Company or its Subsidiaries with any Governmental Agency.

(g) Neither the Company nor its Subsidiaries has been or will be required by reason of the Purchase Transaction or as a result of any event or transaction occurring or accounting method employed prior to the Closing to include any adjustment in taxable income for any tax period pursuant to Section 481(a) or 263A of the Code (or any predecessor provision) or any comparable provisions under state, local or foreign Tax laws, and there is no application pending with any Governmental Agency requesting permission for any changes in any accounting method of the Company.

(h) Except as set forth on Schedule 2.15(h), neither the Company nor its Subsidiaries is a party to, is bound by, nor does the Company or its Subsidiaries have any obligation to any other Person under any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement or similar contract, agreement or arrangement (including any advance pricing agreement, closing agreement or gain recognition agreement relating to Taxes with any Governmental Agency), nor does the Company or its Subsidiaries have any liability for Taxes of any Person (other than the Company or its Subsidiaries) as a result of being a member of any affiliated, consolidated, combined unitary or similar group under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee, successor or guarantor, or by contract, indemnification or otherwise. Neither the Company nor its Subsidiaries is subject or a party to, or a partner or member of any, joint venture, partnership, limited liability company or other arrangement or contract that is treated as a partnership for federal income Tax purposes.

(i) Neither the Company nor its Subsidiaries is a party to any contract, plan or arrangement covering any employee or former employee of the Company or its Subsidiaries, which individually or collectively, has resulted in any payment not being deductible or which could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

(j) Neither the Company nor its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4T(b).

(k) Neither the Company nor its Subsidiaries is a “United States real property holding corporation” within the meaning of Section 897 of the Code. No amount will be required to be withheld under Section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

(l) Each of the Company and its Subsidiaries (i) does not have any assets having a “net unrealized built-in gain” within the meaning of Section 1374(d) of the Code, (ii) has not acquired any assets from a C corporation, the disposition of which would produce any “net recognized built-in gain” within the meaning of Section 1374(d)(8) of the Code, and (iii) is not otherwise subject to the provisions of Section 1374 of the Code.

(m) Neither the Company nor its Subsidiaries have any liability or obligation to remit any amounts with respect to any escheat or state forfeiture laws, except to the extent set forth on the Balance Sheet.

(n) Except as set forth on Schedule 2.15(n), no claim has ever been made in writing to the Company or its Subsidiaries by any Governmental Agency in a jurisdiction in which the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and the Company or its Subsidiaries do not conduct business in, nor derive income from, within or allocable to any state, local or foreign taxing jurisdiction other than those for which all Tax Returns have been provided to Buyer.

(o) The Company or its Subsidiaries do not engage in a non-United States trade or business and do not have a permanent establishment outside the United States, other than its operations in Canada. Neither the Company nor its Subsidiaries is a party to any gain recognition agreement under Section 367 of the Code.

Section 2.16  Legal Matters.  There is no suit, action, arbitration, administrative or other proceeding or investigation, governmental or otherwise, pending, or, to the Company’s Knowledge, threatened against, affecting or involving the Company, its Subsidiaries, the Technology, or any of the Units before any court or arbitrator or any Governmental Agency.

Section 2.17  Employee Benefits.

(a) Set forth on Schedule 2.17(a) is a complete and accurate list of all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect which the Company or any of its ERISA Affiliates maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, (i) any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, ESOP (as defined in Section 4975(e)(7) of the Code), pension, retainer, consulting, retirement, vacation, change of control, disability, severance or other termination benefit, welfare, or incentive pay policy, agreement, practice or arrangement; and (ii) any plan, agreement, policy or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents of the Company and its ERISA Affiliates, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical insurance, retiree life insurance and any other type of benefits for retired and terminated employees, in each case whether or not an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (herein referred to individually as a “Plan” and collectively as “Plans”). For purposes of this Agreement, “ERISA Affiliate” shall mean all persons and entities that are treated as being under common control with an entity or any Affiliate of the entity under Section 414(b), (c), (m) or (o) of the Code.

(b) True and complete copies of the following documents with respect to any Plan of the Company and its ERISA Affiliates have been delivered to Buyer: (i) the most recent Plan document and trust agreement (including any amendments thereto); (ii) the last three Internal Revenue Service (“IRS”) Form 5500 filings and schedules thereto; (iii) the most recent IRS determination letter; (iv) all summary plan descriptions; (v) a written description of each material non-written Plan; (vi) each written communication to all employees intended to describe a Plan or any benefit provided by such Plan; (vii) the most recent actuarial report, and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (“PBGC”) concerning any controversy. Each report described in clause (vii) accurately reflects the funding status of the Plan to which it relates as of the date of such report and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

(c) Each Plan is and has been maintained in compliance in all material respects with applicable Law, including but not limited to ERISA and the Code and with any applicable collective bargaining agreements or other contractual obligations. The reporting and disclosure requirements under ERISA and the Code have been timely satisfied, including but not limited to the timely filing of all IRS Forms 5500, with respect to all Plans maintained by the Company or any of its ERISA Affiliates.

(d) Except as set forth on Schedule 2.17(d), with respect to any Plan that is subject to Section 412 of the Code (a “412 Plan”), there has been no failure to make any contribution, pay any amount due or meet the minimum funding standards as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan. No 412 Plan has incurred a minimum funding deficiency within the meaning of Section 412 of the Code whether or not waived. Neither the assets of the Company nor any of its ERISA Affiliates are now, nor will they after the passage of time, be subject to any lien imposed under Section 412(n) of the Code or Section 302 of ERISA by reason of a failure of the Company or any of its ERISA Affiliates to make timely installments or other payments required under Section 412 of the Code.

(e) As of the Closing Date, no Plan that is subject to Title IV of ERISA has any Unfunded Pension Liability. For purpose of this Agreement, “Unfunded Pension Liability” shall mean, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001 (a)(16) of ERISA) of a Plan exceeds the fair market value of all assets of such Plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the Plan on such determination date.

(f) There are no pending or, to the Knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) the Company or any of its ERISA Affiliates with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Company or any of its ERISA Affiliates may be directly or indirectly liable, through indemnification obligations or otherwise.

(g) Neither the Company nor any of its ERISA Affiliates has within the past six (6) years incurred and/or reasonably expects to incur (i) any withdrawal liabilities as defined in Section 4201 of ERISA or any actual or contingent liability under Section 4204 of ERISA (collectively, “Withdrawal Liability”) and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would reasonably be expected to result in a Withdrawal Liability, or any liability under Sections 4063, 4064, 4071 or 4243 of ERISA, or (ii) any outstanding current or secondary liability under Title IV of ERISA with respect to any 412 Plan.

(h) Within the last six (6) years, neither the Company nor any of its ERISA Affiliates has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may be subject to Section 4212(c) or Section 4069 of ERISA.

(i) Neither the Company nor any of its ERISA Affiliates has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

(j) The unfunded liability with respect to any Plan or arrangement that is a non-tax qualified deferred compensation plan or arrangement does not exceed $10,000.

(k) Neither Buyer nor any of its ERISA Affiliates will have (i) an obligation to make contribution(s), contingent or otherwise, to any multiemployer plan (as defined in Section 3(37) of ERISA), or (ii) any Withdrawal Liability (whether imposed and not yet paid or calculated assuming a complete or partial withdrawal of the Company or any of its ERISA Affiliates as of such date not yet imposed) which it would not have had if it had not entered into this Agreement and consummated the transactions contemplated hereby.

(l) During the last two (3) years (i) there have been no amendments to any Plan and no interpretation or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to any Plan, (ii) there have not been and are no negotiations, demands, or proposals which are pending that concern any Plan and (iii) no Plan has been established, which resulted in or could result in a material increase in the accrued or promised benefits of any employees of the Company or any of its ERISA Affiliates or in the level of expense incurred in respect thereof.

(m) There has been no “Reportable Event,” as defined in Section 4043 of ERISA, with respect to any 412 Plan subject to Title IV of ERISA within the last five (5) years.

(n) Neither the Company nor any of its ERISA Affiliates has any obligations, direct, contingent or otherwise, with respect to any Plan that are subject to the laws of any country other than the United States.

(o) Except as set forth on Schedule 2.17(o), neither the Company nor any of its ERISA Affiliates maintains an ESOP (as defined in Section 4975(e)(7) of the Code) or other plan holding securities of the Company or any ERISA Affiliate.

(p) Each Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 609 of ERISA and (i) Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) and (ii) Section 4980B of the Code and regulations thereunder after 1988, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease, including applicable provisions of the American Recovery and Reinvestment Act of 2009. Neither the Company nor any of its ERISA Affiliates has contributed to a nonconforming group health plan (as defined under Section 5000(c) of the Code), and no ERISA Affiliate has incurred a tax under Section 5000(a) of the Code which could become a liability of the Company or any of its ERISA Affiliates. Except as set forth on Schedule 2.17(p), neither the Company nor any of its ERISA Affiliates maintains, sponsors or provides or has maintained, sponsored or provided post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code and at the sole, expense of the participant or the beneficiary of the participant. The Company has complied in all respects with the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, with respect to each Plan to the extent applicable to such Plan. The Company does not maintain any plan that is an “employee welfare benefit plan” (as such term is defined under Section 3(1) of ERISA) that has provided any “disqualified benefit” (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976.

(q) Except as set forth on Schedule 2.17(q), the Company and its ERISA Affiliates have funded each Plan in accordance with the terms of such Plan through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Plan, for coverage provided through the Closing Date.

(r) Each Plan that is intended to be a tax qualified plan under Section 401(a) of the Code (a “Tax Qualified Plan”) has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would reasonably be expected to adversely affect its qualification or tax-exempt status.

(s) No Tax Qualified Plan has been amended since the date of its most recent IRS determination letter which would materially increase its cost, and no Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

(t) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will result in any direct or indirect obligation of the Company or any of its ERISA Affiliates to make any payment (whether of severance pay, including but not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of the Company or its ERISA Affiliates. Except as listed on Schedule 2.18(t), no Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment.

(u) The Balance Sheet properly and adequately reflects any and all liabilities and obligations of the Company and any of its ERISA Affiliates relating to any period ending on or prior to the Closing Date to or in respect of current and former employees of the Company or any of its ERISA Affiliates or the Plans, for

(i) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (ii) unpaid contributions, costs and expenses to or in respect of any Plan, (iii) the unfunded status of any Plan and (iv) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the Closing Date.

(v) Any surrender, finance or penalties charges (and the total dollar amount thereof) that would be imposed on the investments held by any Tax Qualified Plan (including. plans with a cash or deferred arrangement under Section 401(k) of the Code) on the liquidation of the investments in such plans is set forth on Schedule 2.17(v).

(w) Each of the Plans that constitutes “deferred compensation” as described in Section 409A of the Code has been amended to comply with such Section on or before the relevant effective date of such Section and is, and has been, operated in good faith compliance with Section 409A of the Code and the notices, releases and regulations issued thereunder.

Section 2.18  Employment Matters.  Set forth on Schedule 2.18 is a list of each written employment agreement between the Company or its Subsidiaries and any employee of the Company or its Subsidiaries (collectively, the “Company Employment Agreements” and individually, a “Company Employment Agreement”). The Company has made available to Buyer correct and complete copies of each Company Employment Agreement. Each of the Company or its respective Subsidiary (a) is not in violation of applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, (b) has withheld and reported all amounts required by Law or contract to be withheld or reported with respect to wages, salaries and other payments to its respective employees, (c) has no liability for any arrears of wages or any Taxes or any penalty for violation of clauses (a) or (b) above, or (d) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Agency with respect to wages, unemployment compensation, benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business, consistent with past practice). Except as set forth on Schedule 2.18, the Company or its Subsidiaries do not have any change of control agreements with any officer, director or employee of the Company or its Subsidiaries.

Section 2.19  Labor Relations.  The Company or its Subsidiaries are not a party to any collective bargaining agreements with any labor organization relating to any of the employees of the Company or its Subsidiaries. (a) No collective bargaining agreements relating to any of the employees of the Company or its Subsidiaries are being negotiated as of the date hereof, (b) no union organizational campaign or representation petition is currently pending or, to the Company’s Knowledge, threatened with respect to any employees of the Company or its Subsidiaries, (c) there is no pending or, to the Company’s Knowledge, threatened, strike, slowdown, lock-out, work-stoppage, union organizing effort or other labor dispute, labor board proceeding, labor arbitration proceeding or administrative tribunal proceeding involving any employees of the Company or its Subsidiaries, (d) to the Company’s Knowledge, there are no complaints or charges filed with or by any Governmental Agency or by any employee or former employee of the Company or its Subsidiaries or applicant for employment with the Company or its Subsidiaries against the Company or its Subsidiaries claiming that the Company or its Subsidiaries has violated any applicable Law relating to labor or employment matters, (e) to the Company’s Knowledge, there are no complaints or proceedings of any kind relating to the Company or its Subsidiaries before any labor relations board, (f) there are no outstanding orders or charges in respect of any employee of the Company or its Subsidiaries against the Company or its Subsidiaries under any applicable Law relating to health and safety, (g) the Company and its Subsidiaries have, with respect to its employees, complied with its obligations under any applicable Law relating to immigration, (h) no grievance, arbitration or other proceeding arising, or asserted to arise, out of or under a collective bargaining agreement relating to an employee of the Company or its Subsidiaries is pending, and (i) the Company and its Subsidiaries are not subject to any unsatisfied or pending settlement agreement, conciliation agreement, letter of commitment, deficiency letter or consent decree with any employee of the Company or its Subsidiaries, former employee of the Company or its Subsidiaries or applicant for employment with the Company or its Subsidiaries, labor union or other representative or any Governmental Agency or arbitrator relating to claims of unfair labor practices, employment discrimination or other claims with respect to employment and labor practices and policies. Since the formation of the Company or its Subsidiaries, no Governmental Agency, administrative tribunal or arbitrator has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of the Company or its Subsidiaries.

Section 2.20  All Assets.  The assets, property, rights and privileges owned, leased or licensed by the Company or its Subsidiaries constitute all of the assets, property, rights and privileges that are used by the Company or its Subsidiaries in the operation of their businesses or are required for the operation of their businesses both at the current operating levels and levels currently contemplated by the Company or its Subsidiaries.

Section 2.21  No Adverse Development.  Since the date of the Balance Sheet, there has not been any event, circumstance, state of affairs, condition or development that has had or would be reasonably expected to have a Material Adverse Effect.

Section 2.22  Actions Since Balance Sheet Date.  Since the date of the Balance Sheet, except as otherwise provided in this Agreement or in connection with the transactions contemplated hereby, (a) the Company has carried on its business in the usual, regular and ordinary course consistent with past practices (including, without limitation, collection of accounts receivables and payment of accounts payables) and has used all reasonable efforts to (i) preserve intact its business organization and goodwill, (ii) retain the services of its current officers and key employees, and (iii) preserve its relationships with customers, suppliers and others having business dealings with it and (b) except as set forth on Schedule 2.22, the Company has not:

(i) (A) declared or paid any dividends on or made other distributions in respect of any Units, any equity securities of its Subsidiaries or set aside funds therefor; (B) split, combined or reclassified any Units or issued, authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for, any Units or any equity securities of its Subsidiaries; or (C) repurchased or otherwise acquired any Units or any equity securities of its Subsidiaries;

(ii) issued any Units or any other security, instruments, rights or interests in the Company or its Subsidiaries or any subscription, option, warrant, commitment or right of any kind whatsoever with respect to any Units or any other security, instrument, rights or interest in the Company or its Subsidiaries;

(iii) amended or proposed to amend its Organizational Documents;

(iv) merged or consolidated with or acquired any equity interest in any Person, or entered into an agreement with respect thereto; acquired or agreed to acquire any material assets, except for the purchase of inventory and supplies in the ordinary course of business; or made any loan or advance to, or otherwise made any investment in, any Person other than trade debt incurred in the ordinary course of business consistent with past practice;

(v) sold, encumbered or otherwise disposed of, or agreed to sell, lease (whether such lease is an operating or capital lease), encumber, assign or otherwise dispose of, any of its assets (including any Units, other securities of the Company or any Intellectual Property), other than sales of inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business consistent with past practice;

(vi) authorized, recommended, proposed or announced an intention to adopt a plan of complete or partial liquidation or dissolution;

(vii) except as required by Law or any Company Employment Agreement, (A) paid or agreed to pay any pension, retirement allowance or other employee benefit to any director, officer, management employee or key employee of the Company, whether past or present; (B) entered into any new, or materially amended any existing, employment or severance or termination agreement with any Person; (C) became obligated under any new benefit plan or employee agreement or amended any such plan or agreement in existence; (D) granted any general increase in compensation (including salary, bonus or other benefits) to employees of the Company; or (E) extended any loans or advances to any of its directors, officers, management employees or key employees of the Company, except advances to employees for expenses consistent with past practices;

(viii) (A) assumed or incurred any indebtedness for borrowed money; (B) guaranteed any Indebtedness; (C) issued or sold any debt securities or warrants or rights to acquire any debt securities; (D) guaranteed any debt obligations of any other Person; or (E) created any Lien on the property or assets of the Company;

(ix) except in the ordinary course of business consistent with past practice, (A) entered into any Material Contract; or (B) modified, rescinded, terminated, waived, released or otherwise amended in any material respect any of the terms or provisions of any Material Contract;

(x) except as required by GAAP or applicable Law, (A) permitted any change in (1) any practice or policy regarding pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or Taxes for accounting, financial or tax purposes, or (2) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes; or (B) made any material Tax election or settled or compromised any material Tax liability with any Governmental Agency;

(xi) except consistent with past practice and as would not result in penalties or late charges or adversely affect the Company’s relationship with suppliers, delayed payment on or failed to pay when due the trade accounts payable or other recurring expenses of the Company;

(xii) incurred any capital expenditures in excess of $10,000 individually or $10,000 in the aggregate;

(xiii) paid, discharged or settled any claims, liabilities or obligations in excess of $25,000 individually or $10,000 in the aggregate;

(xiv) settled, released or forgiven any material claim or litigation or waived any right thereto;

(xv) except as consistent with past practices, filed any Tax Return or entered into any agreement with any Governmental Agency;

(xvi) waived or agreed to any extension of any limitations period in respect of Taxes;

(xvii) recorded or effectuated the transfer of record ownership of, or beneficial interest in, any Units;

(xviii) made any change in the lines of business in which the Company or its Subsidiaries participate or engage in; or

(xix) entered into any commitment to take any actions prohibited by this Section 2.22.

Section 2.23  Permits and Licenses.  Schedule 2.23 sets forth a correct and complete list of all material licenses, franchises, permits, certificates, approvals or other similar authorizations affecting or relating in any way to the assets or business of the Company or its Subsidiaries (the “Permits”). The Permits are sufficient and adequate in all material respects to permit the continued lawful operation of the Company’s businesses as presently conducted or contemplated to be conducted and the Company owns, holds or possesses adequate right to use all Permits required in connection with the operation of its businesses as presently conducted or contemplated to be conducted by the Company. The Company and its Subsidiaries are in compliance with the terms of the Permits. The Permits are in full force and effect and, to the Company’s Knowledge, no suspension or cancellation of any of the Permits is threatened. No consent or authorization is required for the Company to continue to use the Permits after Closing, and the validity and effectiveness of the Permits will not be affected by the consummation of the transactions contemplated by this Agreement. The Company has provided correct and complete copies of the Permits to Buyer.

Section 2.24  Compliance with Laws.  The Company and its Subsidiaries are in compliance with all Laws applicable to the Company and its Subsidiaries. To the Company’s Knowledge, neither the Company nor its Subsidiaries is under investigation by any Governmental Agency with respect to, has been threatened by any Governmental Agency to be charged with or given notice of any violation of, any applicable Law.

Section 2.25  Insurance.  Set forth on Schedule 2.25 is a list of all insurance policies, including self-insurance programs, maintained by the Company or its Subsidiaries (collectively, the “Insurance Policies”). Each of the Insurance Policies is in full force and effect. The Company has delivered to Buyer correct and complete copies of the Insurance Policies. There is no claim by the Company pending under any of such Insurance Policies as to which the Company has received written notice that coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies. Except as set forth on Schedule 2.25, all premiums due and payable under all the Insurance Policies have been paid and are not subject to renegotiation or retroactive adjustment. To the Company’s Knowledge, there is no threatened termination of, or premium increase with respect to, any Insurance Policies. The aggregate amount of the insurance reserves reflected on the Balance Sheet are adequate to cover all of the costs and liabilities for claims under the Insurance Policies.

Section 2.26  Absence of Certain Practices.  Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any officer, employee or agent of the Company or its Subsidiaries, nor any other Person acting on their behalf has, directly or indirectly, given or agreed to give any payment, gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business or operations of the Company or its Subsidiaries (or assist the Company in connection with any actual or proposed transaction relating to their business and operations), (a) that subjected or might subject the Company or its Subsidiaries to any damage or penalty in any criminal or governmental litigation or proceeding, (b) that subjected or might subject the Company or its Subsidiaries to any adverse consequences with any Governmental Authority or the ability of the Company or its Subsidiaries to continue doing business as it is currently doing business, or (c) that in case of a payment made directly or indirectly to an official or employee of any Governmental Agency, constitutes an illegal bribe or kickback (or if made to an official or employee of a foreign government, is unlawful under the Foreign Corrupt Practices Act of 1977) or, in the case of a payment made directly or indirectly to a Person other than an official or employee of a government or Governmental Agency, constitutes an illegal bribe, illegal kickback or other illegal payment under any law of the United States or under the law of any state that could subject the payor to a criminal penalty or the loss of a license or privilege to engage in a trade or business or the termination of a Contract.

Section 2.27  Conflicts of Interest.  Except as set forth on Schedule 2.27, no holder of Units, director, officer or key employee of the Company or any relative or Affiliate of any of the foregoing: (a) has any pecuniary interest in any supplier or customer of the Company or in any other business with which the Company conducts business or with which the Company is in competition; (b) has any interest in any property or assets used by the Company; or (c) has any contractual or other claim, express or implied, of any kind whatsoever against the Company in connection with the business of the Company.

Section 2.28  Customers.  Except as set forth on Schedule 2.28, none of the Company’s customers has (a) since January 1, 2009, canceled or otherwise terminated, or, to the Company’s Knowledge, threatened to cancel or otherwise terminate or not renew, its relationship with the Company, or (b) since January 1, 2009 decreased by more than ten percent (10%), or, to the Company’s Knowledge, threatened, to decrease or limit by more than ten percent, the dollar amount of its business with the Company. The Company has not been notified in writing, or, to the Company’s Knowledge, notified orally, by any customer that the transactions contemplated by this Agreement will adversely affect the relations of the Company with such customer.

Section 2.29  Brokers’ and Finders’ Fees.  Neither the Company nor any Seller has incurred, directly or indirectly, any liability for investment banking services, brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.30  Disclosures.  No representation or warranty made by the Company or any Seller in this Agreement or in any document delivered in connection herewith, nor any statement or disclosure in the disclosure schedules relating to this Article II contains any untrue statement of material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

Article III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As a material inducement to Buyer and Parent to enter into this Agreement and to consummate the Purchase Transaction, the Sellers hereby, on a several basis, represent and warrant to Buyer and Parent as follows:

Section 3.1  Capitalization.  With respect to the authorized and outstanding Units of the Company, each Seller is the sole record and beneficial owners of the Units and each Seller owns such Units free and clear of all Liens. Upon the Closing, Buyer shall receive good, valid and marketable title to the Units being acquired hereunder, free and clear of all Liens. No Seller is a party to any voting agreements, irrevocable proxies, voting trusts, or other voting arrangements with respect to the Units.

Section 3.2  Authority; Enforceability.  Each Seller has the full legal right, power and authority to execute and deliver this Agreement and each Transaction Document to which the such Seller is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each Transaction Document to which each Seller is a party have been duly executed by such Seller and constitute the valid, legal and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or in law).

Section 3.3  Organization.  Each Seller that is an entity (i) as of the date hereof, is duly organized, validly existing and in good standing under the Laws of their place of incorporation, (ii) has the requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to adversely affect any Seller’s ability to consummate the transactions contemplated by this Agreement.

Section 3.4  No Conflict.  The execution and delivery by each Seller of this Agreement and any Transaction Document to which a Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not Conflict with: (i) any provision of the articles of incorporation (including any certificate of designations) and bylaws, or like organizational documents, of any Seller that is an entity, each as amended to date, (ii) any Contract to which a Seller is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (iii) any Law applicable to any Seller or any of its properties or assets (whether tangible or intangible), in each case which would adversely affect any Seller’s ability to consummate the transactions contemplated by this Agreement.

Section 3.5  Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement to which any Seller is a party or by which its assets are bound (so as not to trigger any conflict), is required to be made by a Seller in connection with the execution and delivery of this Agreement and any Transaction Documents to which any Seller is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, authorizations, filings, approvals and registrations which if not obtained or made would not adversely affect the ability of any Seller to consummate the Purchase Transaction within the time frame in which the Purchase Transaction would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

Section 3.6  Acquisition of Parent Common Stock.

(a) Each Seller is acquiring Parent Common Stock hereunder for his, her or its own account and not with a view to the resale or distribution of any part thereof.

(b) Each Seller acknowledges that all of the Parent’s reports, schedules, forms, statements and other documents filed by Parent under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange

Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, collectively referred to herein as the “SEC Reports”) were fully available to it, and it has reviewed and understands such reports. Each Seller acknowledges that it has received a copy of Parent’s annual report on Form 10-K for the year ended December 31, 2009, as well as all the information that it has requested relating to Parent, Buyer and the transactions contemplated by this Agreement. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Parent or Buyer regarding the terms and conditions of its acquisition of the Parent Common Stock hereunder and the transactions contemplated by this Agreement.

(c) Each Seller understands that the Parent Common Stock that it will acquire hereunder constitutes “restricted securities” from Buyer under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration. Each Seller understands that, subject to certain limitations, the currently available exemption from registration under Rule 144 requires the securities to be held for a certain period of time before they can be sold in the United States.

(d) Each Seller on Exhibit A that is designated is an “accredited investor” is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each such Seller agrees to complete the Accredited Investor Questionnaire set forth on Exhibit B hereto. Each Seller, including such Sellers that are not “accredited investors,” acknowledges that it has received a disclosure package, including a copy of Parent’s: annual report on Form 10-K for the year ended December 31, 2009; quarterly report on Form 10-Q for the quarter ended March 31, 2010, proxy statement on Schedule 14A filed May 19, 2010, and Form 8-K filings since January 1, 2010 through the date hereof, a reasonable time prior to the Seller’s execution of this Agreement.

(e) With respect to the tax and other economic considerations involved in acquiring the Parent Common Stock, the Sellers are not relying on advice from the Parent, Buyer or Company, and the Sellers have carefully considered and have discussed with their professional legal, tax, accounting and financial advisors the implications of acquiring the Parent Common Stock, the transaction contemplated hereby or their particular tax and financial situation.

(f) It is understood that the certificates evidencing the Parent Common Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN LOCK-UP AGREEMENT AS REFLECTED IN THE MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED JULY 6, 2010, COPIES OF WHICH ARE AVAILABLE UPON REQUEST.”

Article IV

REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Sellers to enter into this Agreement and consummate the Purchase Transaction, Buyer and Parent hereby jointly and severally represent and warrant to Sellers as follows:

Section 4.1  Organization and Standing.  Buyer and Parent are a corporations duly organized, in good standing and having a legal existence under the laws of the State of Delaware and have all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 4.2  Authority; Enforceability.  Buyer and Parent each has the full legal right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, and (subject to the approval of Parent’s shareholders) to consummate the transactions contemplated hereby and thereby. This Agreement and each Transaction Document to which Buyer and Parent are a party have been duly executed by Buyer and Parent and constitute the valid, legal and binding obligations of Buyer and Parent, enforceable against Buyer and Parent in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or in law).

Section 4.3  No Violation.  The execution and delivery and performance of this Agreement and the Transaction Documents to which Buyer and Parent are a party and the consummation of the transactions contemplated hereby and thereby, do not or will not (a) violate or conflict with any provision of the Organizational Documents of Buyer or Parent or (b) result in any violation of Laws applicable to Buyer or Parent.

Section 4.4  Consents.  Except for approval from Parent’s shareholders and the NASDAQ Stock Market, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Agency or any other Person, including a party to a material contract with Buyer or Parent, is required by or with respect to Buyer or Parent in connection with the execution and delivery of this Agreement or the Transaction Documents to which Buyer or Parent is a party or consummation of the transactions contemplated hereby or thereby.

Section 4.5  Legal Matters.  There is no suit, action, arbitration, administrative or other proceeding, governmental or otherwise, pending against, or, to Buyer’s Knowledge, threatened against Buyer or Parent before any court or arbitrator or any Governmental Agency, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Buyer or Parent to consummate the transactions contemplated by this Agreement.

Section 4.6  Due Diligence.  The Buyer and Parent each hereby acknowledge that they have conducted their own due diligence relative to the Company and have had the opportunity to review the information set forth in the Schedules to this Agreement, prior to signing this Agreement. Neither the Company nor the Controlling Sellers make any representations pertaining to the Company not otherwise set forth herein and the Buyer and Parent expressly rely on the results of their own investigation, due diligence and the representations and warranties of the Company and Sellers made herein for the decision to purchase the Units.

Article V

CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All of the representations and warranties of Sellers and Buyer or Parent set forth in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the date hereof and as of the Closing, or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of such date. All representations and warranties shall survive the consummation of the transactions provided for in this Agreement and shall terminate on the 24-month anniversary of the Closing Date; provided, however, (a) in the case of representations and warranties contained in Section 2.2, 2.3, 2.12, 2.29, 3.1, 3.2, 3.6 and 4.2 such representations and warranties shall survive the Closing Date indefinitely; and (b) in the case of the representations and warranties contained in Section 2.15, such representations and warranties shall survive the Closing Date until the later of (i) twenty-four (24) months after the Closing Date or (ii) the 60th day following the expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof). Each representation and warranty contained herein is independent of all other warranties and representations contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any warranties or representations contained in the text thereof or schedules thereto shall not be construed as exceptions or qualifications to any other warranty or representation. Neither the period of survival nor the liability of Sellers, on the one hand, or Buyer or Parent, on the other hand, with respect to any representations and warranties made by such party in this Agreement or the Transaction Documents shall be reduced or barred by any investigation made at any time before or after the Closing by or on behalf of such party. Notwithstanding the survival periods set forth above, if written notice of a Claim or Third Party Claim has been given prior to the expiration of the survival period for the applicable representation and warranty by a party in whose favor such representation and warranty has been made to the party that made such representation and warranty, then the relevant representation and warranty shall survive as to such Claim or Third Party Claim, until such Claim or Third Party Claim has been finally resolved.

Article VI

CONDUCT OF BUSINESS PENDING CLOSING

Section 6.1  Affirmative Covenants of the Company.  During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement, except as expressly contemplated or permitted by this Agreement or to the extent that Buyer shall otherwise consent in writing, (a) the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and (b) the Company shall use all reasonable efforts to (i) preserve intact their present business organization and goodwill, (ii) maintain their material rights and franchises, (iii) retain the services of their current officers and key employees, (iv) preserve their relationships with customers, suppliers and others having business dealings with any of them, (v) maintain supplies and inventories in quantities consistent with their customary business practice, (vi) keep in effect insurance comparable in amount and scope of coverage to that currently maintained, (vii) maintain in effect all existing Permits, and (viii) undertake all steps necessary, and such additional steps as are reasonably requested by Buyer, to protect all confidential and proprietary information and Intellectual Property from dissipation, destruction, theft or other loss or disclosure to Persons other than Buyer or Buyer’s Affiliates, agents or representatives.

Section 6.2  Negative Covenants of the Company.  Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement, except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, the Company shall not do any of the following:

(a) (i) Declare or pay any dividends on or make other distributions in respect of any Units or set aside funds therefor; (ii) split, combine or reclassify any Units or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any Units; or (iii) repurchase or otherwise acquire any Units;

(b) Issue any Units or any other security, instruments, rights or interests in the Company or any subscription, option, warrant, commitment or right of any kind whatsoever with respect to any Units or any other security, instrument, rights or interest in the Company;

(c) Amend or propose to amend its Organizational Documents;

(d) Merge or consolidate with or acquire any equity interest in any Person, or enter into an agreement with respect thereto; acquire or agree to acquire any material assets, except for the purchase of inventory and supplies in the ordinary course of business; or make any loan or advance to, or otherwise make any investment in, any Person other than trade debt incurred in the ordinary course of business consistent with past practice;

(e) Sell, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber, assign or otherwise dispose of, any of its assets (including any Units, other securities of the Company or Intellectual Property), other than sales of inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business consistent with past practice;

(f) Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(g) Except as may be required by Law or any Company Employment Agreement, (i) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer, management employee or key employee of the Company, whether past or present; (ii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any Person; (iii) become obligated under any new benefit plan or employee agreement that was not in existence on the date of this Agreement or amend any such plan or agreement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder; (iv) grant any general increase in compensation (including salary, bonus and other benefits) to employees of the Company; or (v) extend any loans or advances to any of its directors, officers, management employees or key employees, except advances to employees for expenses consistent with past practices;

(h) (i) Assume or incur any indebtedness for borrowed money; (ii) guarantee any indebtedness; (iii) issue or sell any debt securities or warrants or rights to acquire any debt securities; (iv) guarantee any debt obligations of any other Person; or (v) create any Lien on the property or assets of the Company;

(i) Enter into any Material Contract; or (ii) modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract;

(j) Except as required by GAAP or applicable Law, (i) permit any change in (A) any practice or policy regarding pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or Taxes, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes; or (ii) make any material Tax election or settle or compromise any material Tax liability with any Governmental Agency;

(k) Except as would not result in penalties or late charges or adversely affect the Company’s relationship with suppliers and consistent with past practice, delay payment on or fail to pay when due the trade accounts payable and other recurring expenses of the Company;

(l) Accelerate the collection of accounts receivable of the Company;

(m) Incur any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate;

(n) Pay, discharge or settle any claims, liabilities or obligations in excess of $100,000 individually or $250,000 in the aggregate;

(o) Settle, release or forgive any claim or litigation or waive any right thereto;

(p) Except as consistent with past practices, file any Tax Return or enter into any agreement with any Governmental Agency;

(q) Waive or agree to any extension of any limitations period in respect of Taxes;

(r) Record or effectuate the transfer of record ownership of, or beneficial interest in, any Units;

(s) Make any change in the lines of business in which the Company participates or is engaged;

(t) Enter into any commitment to take any actions prohibited by this Section 6.2; or

(u) Take any other action that would cause any of the representations and warranties made by Sellers in this Agreement not to remain true and correct.

Article VII

FURTHER COVENANTS AND AGREEMENTS

Section 7.1  Access to Information.  From the date of this Agreement until the Closing, Sellers shall cause the Company to provide to Buyer, its Affiliates, potential sources of financing for Buyer and its

Affiliates and each of their respective directors, officers, employees, agents and representatives (collectively, the “Agents”) access to all of the properties and assets of the Company and all of the Company’s documents, books and records relating to its current and past operations, and shall permit Buyer and its Agents to make copies thereof, and the Company and Sellers shall permit Buyer to interview the Company’s employees, accountants and legal counsel during reasonable business hours and upon reasonable prior notice.

Section 7.2  Agreement to Cooperate.  Each of the parties shall use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, all things necessary, proper or advisable to consummate the Purchase Transaction and make effective the transactions contemplated by this Agreement and the Transaction Documents.

Section 7.3  Notice of Breach or Default.  Sellers and Buyer each shall use commercially reasonable efforts to give prompt notice to the other of (a) the occurrence or non-occurrence of any event of which such party has Knowledge, whose occurrence or non-occurrence does or would be reasonably likely to cause any representation or warranty of such party contained in this Agreement or any Transaction Document to be untrue or inaccurate at any time from the date hereof to the Closing, or (b) any failure, of which such party has Knowledge, to comply with or satisfy any covenant, condition or agreement hereunder to be complied with or satisfied by the Company or Sellers, on the one hand, and Buyer on the other hand. The delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.4  Consents and Approvals.  The Company and Sellers, on the one hand, and Buyer, on the other hand, shall each use commercially reasonable efforts to obtain all necessary third party or governmental consents, permits and approvals necessary to consummate the Purchase Transaction and the transactions contemplated by this Agreement and the Transaction Documents.

Section 7.5  Expenses.  All costs and expenses incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall be paid as follows:

(a) Buyer shall pay all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, accountants and brokers or finders incurred by Buyer in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, whether or not the Closing shall have occurred.

(b) Sellers shall pay all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, accountants and brokers or finders incurred by the Company or Sellers in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, whether or not the Closing shall have occurred.

Section 7.6  Announcements.  None of Buyer, the Company or any Seller or any of Buyer’s or the Company’s respective directors or officers will disclose to any Person the contents of this Agreement other than to their respective shareholders, directors, advisors, partners, agents, financing sources and employees, except as required by law. None of the Company or any Seller shall, except as required by law, make any public announcement about the transactions contemplated by this Agreement.

Section 7.7  Preparation of Tax Returns; Payment of Taxes.

(a) Sellers will be responsible for payment of all Taxes (or the non-payment thereof) of the Company for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the portion of the taxable period ending on the Closing Date shall be:

(i) in the case of Taxes that are either (x) based upon or related to income receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable (after giving effect to amounts which may be deducted from or offset against such Taxes) if the taxable period ended on the Closing Date; and

(ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire Straddle Period (after giving effect to amounts which may be deducted from or offset against such Taxes or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this Section 7.7(a)(ii) taking into account the type of Tax to which such credit or refund relates. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.7(a)(ii) shall be computed by reference to the level of such items on the Closing Date. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with the prior practices of the Company.

(b) Subject to Section 7.7(a) above, Buyer shall prepare and file (or cause the Company to prepare and file) all Tax Returns that relate to the Company and are required to be filed after the Closing Date with respect to taxable periods ending on or before the Closing Date and Straddle Periods. With respect to any such Tax Return required to be filed with respect to the Company and as to which Taxes are allocable to Sellers under Section 7.7(a) above, Buyer shall provide Sellers with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to Sellers at least thirty (30) days prior to the due date (including any extension thereof) for filing such Tax Return, and Sellers shall have the right to review and comment on such Tax Return. Such Tax Return and statement shall be final and binding on Sellers unless, within ten (10) days after the date of delivery by Buyer of such Tax Return and statement, Sellers deliver to Buyer a written request for changes to such Tax Return or statement. If Sellers deliver such a request, then Sellers and Buyer shall undertake in good faith to resolve the issues raised in such request prior to the due date (including any extension thereof) for filing such Tax Return. If Sellers and Buyer are unable to resolve any such issue by the earlier of (i) ten (10) days after the date of receipt by Buyer of the request for changes and (ii) ten (10) days prior to the due date (including any extension thereof) for filing of the Tax Return in question, then Buyer shall engage an accountant (in the same manner as provided in Section 1.4 above) to resolve such dispute. The determination of such accountant shall be final and binding on the parties hereto. If such accountant is unable to make its determination with respect to any disputed item prior to the due date (including any extension thereof) for filing such Tax Return, then Buyer may treat such item, solely for purposes of filing the applicable Tax Return, as it determines in its sole discretion, and may cause the Tax Return to be filed; provided, however, that, in such a case, such accountant shall make its determination with respect to the disputed items, and the determination of such accountant shall control the rights of the parties under this Agreement. The costs and expenses of the accountant shall be shared equally by Buyer, on the one hand, and Sellers on the other hand.

(c) Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right of refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes.

Section 7.8  Financial Statements.  Sellers shall cause the Company to cooperate with Parent to provide financial statements of the Company prepared in accordance with U.S. GAAP and in compliance with all Securities and Exchange Commission (“SEC”) rules and regulations applicable to Parent and required by Parent for the Shareholder Approval.

Article VIII

RESTRICTIVE COVENANTS

Section 8.1  Company Confidential Information.

(a) Each Seller recognizes and acknowledges that such Seller has had access to certain Company Confidential Information. Each Seller expressly acknowledges that the Company Confidential Information is considered by Buyer to be unique assets, access to and knowledge of which are essential to preserve the goodwill and going business value of the Company for the benefit of Buyer and Buyer’s existing and future subsidiaries and Affiliates (each of the foregoing, including, without limitation, Buyer and the Company, individually, a “Buyer Affiliate”). In recognition of this fact, each Seller agrees that, for a period of five (5) years from the Closing Date, such Seller will use good faith efforts to preserve, as confidential, all Company Confidential Information obtained by such Seller, and that such Seller will not, for any reason or purpose whatsoever, use, publish, remove, copy or disclose to any party any of such Company Confidential Information without the express authorization of Buyer.

(b) For purposes of this Agreement, “Company Confidential Information” shall mean any and all:

(i) information obtained by a Seller through such Seller’s past or future affiliation with the Company or any Buyer Affiliate, however documented (including oral disclosure), concerning the Company’s business and affairs, including without limitation: data, know-how, and ideas; customer lists, contracts, billing histories, cleaning specifications and service performance; current and anticipated customer requirements; price and cost information; market studies; business plans and methods; computer software and programs; plans and projections for business opportunities for new or developing business; historical financial statements; financial projections and budgets; historical and projected sales; capital spending budgets and plans; the names and backgrounds of key personnel; commissions and salaries paid to personnel; personnel training and techniques and materials; types and kinds of materials used by the Company; types of supplies and costs thereof; and any other information, however documented (including oral disclosure), that the Company treats or designates as confidential or proprietary information or that is a trade secret within the meaning of applicable trade secret law; and

(ii) notes, analyses, compilations, studies, summaries and other material prepared by or for the Company, containing or based on, in whole or in part, any information included in the foregoing.

Notwithstanding the foregoing, Company Confidential Information shall not include information that is (A) in the public domain other than as a result of a breach of this Section 8.1, (B) required to be produced by a Seller under order of a court of competent jurisdiction or a valid administrative or congressional subpoena; provided, however, that upon issuance of any such order or subpoena, such Seller shall promptly notify Buyer and shall provide Buyer with an opportunity (if then available) to contest the propriety of such order or subpoena or restrict or condition the disclosure of such Company Confidential Information (or to arrange for appropriate safeguards against any further disclosure by the court or administrative or other body seeking to compel disclosure of such Company Confidential Information), any of the forgoing in this proviso to be at Buyer’s expense, or (C) reasonably disclosed in the course of any dispute with Buyer relating to the transactions contemplated in this Agreement. Nothing in this Section 8.1 shall preclude any Seller from disclosure or use of the Company Confidential Information if such disclosure or use is appropriate and in the ordinary course of carrying out such Seller’s duties as an employee of or consultant to any Buyer Affiliate after the Closing.

Section 8.2  Agreement Not to Compete.  For a period of five (5) years from the Closing Date, each Controlling Seller agrees that such Controlling Seller shall not, directly or indirectly (whether for compensation or otherwise), engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise), be financially interested in, or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, or provide any services as a consultant for, any business in the United States or Canada that is involved in the manufacturing, licensing, development, marketing or sales of products or technology currently owned, licensed, sold, or contemplated to be sold, by the Company or its Subsidiaries, or any other services provided by the Company or its Subsidiaries at the time of the Closing (collectively, the “Business”); provided, however, nothing contained herein shall prevent any Controlling Seller from holding for investment no more than one percent of any class of equity securities of a company whose securities are publicly traded.

Section 8.3  Non-Interference.

(a) For a period of five (5) years from the Closing Date, each Controlling Seller agrees that he shall not, in any matter related directly or indirectly to any business that is involved in the Business, directly or indirectly, approach or solicit for business, accept business from, divert business from, or otherwise interfere with any Buyer Affiliate’s relationship with, any Person that: (A) has been or becomes a customer of Company or any other Buyer Affiliate in the Business at anytime during the period, commencing one year prior to the Closing Date and ending on the fifth anniversary of the Closing Date; or (B) to whom any Buyer Affiliate had made a proposal during such period.

(b) For a period of five (5) years from the Closing Date, each Controlling Seller agrees that such Controlling Seller shall not, directly or indirectly, (i) approach, solicit, or attempt to induce, any supervisory or management employee of any Buyer Affiliate to leave the employ of an Buyer Affiliate or (ii) hire any supervisory or management employee of an Buyer Affiliate or any person who was a supervisory or management employee of an Buyer Affiliate within twelve (12) months of such date.

Section 8.4  Severability and Reformation of Covenants.  If any provision, paragraph or subparagraph of Sections 7.1, 7.2 or 7.3 is adjudged to be void or unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of Sections 7.1, 7.2 or 7.3. In the event that any portion of Sections 7.1, 7.2 or 7.3 should ever be adjudicated to exceed the time, geographic, service, or product limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, service, or product limitations permitted.

Section 8.5  Extension of Restrictions.  Each Seller agrees that, in the event that such Seller violates Sections 7.1, 7.2 or 7.3, the period of the restriction violated by such Seller shall be extended for the period of time of such Seller’s violation thereof.

Section 8.6  Equitable Relief and Damages.  Each Seller acknowledges that the restrictions contained in Sections 7.1, 7.2, and 7.3, to the extent applicable to such Seller, are, in view of the premise for the acquisition of such Seller’s Units and the nature of the businesses of the Company, reasonable and necessary to protect the legitimate interests of Buyer and the Company and that any violation of any provisions of those paragraphs will result in irreparable injury to Buyer and the Company. Each Seller also acknowledges that Buyer and the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer or the Company may be entitled. Each Seller further irrevocably submits to the jurisdiction of any Massachusetts state court or federal court sitting in Massachusetts over any suit, action or proceeding arising out of or relating to Sections 7.1, 7.2 or 7.3. Each Seller hereby waives, to the fullest extent permitted by law, any objection that such Seller may now or hereafter have to such jurisdiction or to the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action, or proceeding has been brought in any inconvenient forum.

Section 8.7  Assignment of Restrictions.  Buyer shall have the right to assign its rights and those of the Company under this Article VIII in connection with a merger involving Buyer, the Company or any of their Affiliates, or a sale or transfer of all, or substantially all, of the business and assets of Buyer, the Company or any of their Affiliates, provided that such successor, assign or surviving entity assumes the obligations of Buyer under this Agreement, and each Seller agrees to be obligated by the terms of this Article VIII to any successor, assign or surviving entity.

Article IX

CONDITIONS TO OBLIGATIONS OF BUYER AND PARENT

The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement and the Transaction Documents are subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any or all of which Buyer or Parent may waive in writing:

Section 9.1  Shareholder Approval.  Parent shall have received the approval of its shareholders authorizing Parent to (i) amend its charter to increase its authorized capital, (ii) issue the Parent Common Stock to Sellers pursuant to the terms of this Agreement, and (iii) otherwise consummate the Purchase Transaction (“Shareholder Approval”).

Section 9.2  No Material Adverse Change.  Since the date hereof, there shall not have occurred and be continuing any event or occurrence, or series of events or occurrences, that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 9.3  Representations and Warranties.  Each of the representations and warranties of Sellers set forth in this Agreement and each Transaction Document shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the date hereof and as of the Closing as though made on and as of the Closing or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date.

Section 9.4  Performance of Agreements.  The Company and each Seller shall have performed and complied with, in all material respects, all of their respective covenants, agreements and undertakings contained in this Agreement and the Transaction Documents that the Company or such Seller was required to perform or comply with at or prior to the Closing.

Section 9.5  No Actions, Etc.  No litigation, action, suit or other proceeding involving or potentially involving a liability, obligation or loss on the part of the Company or any Seller, which by reason of the nature of the relief sought (a) would question the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith or therewith or (b) would be reasonably expected to have a Material Adverse Effect, shall be threatened or commenced against any Person with respect to the consummation of the transactions contemplated by this Agreement.

Section 9.6  Consents.  All consents, including, without limitation, the consents set forth on Schedule 2.6 and all authorizations, permits, and approvals required to consummate the transactions provided for in this Agreement shall have been obtained.

Section 9.7  NASDAQ Approval.  Parent shall have received from the NASDAQ Stock Market all approvals that are required to compete the Purchase Transaction.

Section 9.8  Opinion of Counsel.  Buyer and Parent shall have received an opinion from the Company’s and Sellers’ counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and Parent (the “Legal Opinion”).

Section 9.9  Deliveries.  All documents required to be delivered to Buyer and Parent by the Company or Sellers at or prior to the Closing, including, without limitation, those required by Section 11.2, shall have been delivered at or by Closing.

Article X

CONDITIONS TO OBLIGATIONS OF SELLERS

The obligation of the Company and Sellers to consummate the transactions contemplated by this Agreement and the Transaction Documents is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which a majority-in-interest of the Sellers may waive in writing:

Section 10.1  Representations and Warranties.  Each of the representations and warranties of Buyer set forth in this Agreement and each Transaction Document shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the date hereof and as of the Closing as though made on and as of the Closing or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date.

Section 10.2  Performance of Agreements.  Buyer shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement which are required to be performed or complied with at or prior to the Closing.

Section 10.3  No Actions, Etc.  No litigation, action, suit or other proceeding involving or potentially involving a liability, obligation or loss on the part of Buyer, which by reason of the nature of the relief sought would question the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith.

Section 10.4  Bond Restructuring.  The Parent shall have restructured its $17,500,000 of New Jersey Economic Development Bonds in such form as is reasonably acceptable to a majority-in-interest of the Sellers.

Section 10.5  Deliveries.  All documents required to be delivered to Sellers by Buyer at or prior to the Closing, shall have been delivered at or by the Closing.

Article XI

CLOSINGS; DELIVERIES

Section 11.1  Closing.  The closing of the Purchase Transaction (the “Closing”) will occur as soon as practical after Parent obtains Shareholder Approval, which shall occur no later than August 31, 2010 (provided such date will be extended to September 30, 2010 if Parent receives comments from the Securities and Exchange Commission (“SEC”) on its Shareholder Approval proxy statement) unless a later date is otherwise agreed to by Buyer and Controlling Sellers (the date of Closing, the “Closing Date”). The Closing shall take place at the offices of Parent and Buyer, unless another date, time or place is agreed to by Buyer and Sellers.

Section 11.2  Company and Sellers’ Deliveries at the Closing.  At the Closing, the Company and Sellers shall deliver or cause to be delivered to Buyer:

(a) A certificate representing the Units as set forth in Section 1.1(a), duly endorsed in blank or accompanied by separate unit powers sufficient for the transfer of all of each Seller’s right, title and interest in such Units to Buyer.

(b) A certificate signed by the President or Chief Executive Officer of the Company, dated the Closing Date, certifying on behalf of the Company that: (i) all of the representations and warranties of the Company contained in the Transaction Documents are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing to the same extent as if made at such time or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date; and (ii) all agreements and covenants of the Company that this Agreement or the Transaction Documents require the Company to have performed or complied with at or prior to the Closing have been so performed or complied with in all material respects.

(c) A certificate signed by each Seller, dated the Closing Date, certifying that: (i) all of the representations and warranties of such Seller contained in this Agreement and the Transaction Documents are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing to the same extent as if made at such time or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date; and (ii) all agreements and covenants of such Seller that this Agreement or the Transaction Documents require such Seller to have performed or complied with at or prior to the Closing have been so performed or complied with in all material respects.

(d) A certificate signed by the Secretary of the Company dated the Closing Date, certifying on behalf of the Company that: (i) all corporate actions required by the Company to authorize and approve the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the Purchase Transaction and the other transactions and agreements provided for herein and therein, have been taken, and setting forth copies of such corporate actions; and (ii) the accuracy of the specimen signature of the officer or other authorized representative of the Company executing this Agreement and the Transaction Documents.

(e) A good standing certificate or its equivalent for the Company issued by the Secretary of the Commonwealth of Massachusetts, dated as of a date that is within ten (10) business days of the Closing Date, and a good standing certificate or its equivalent issued by the secretary of state of each jurisdiction in which the Company is qualified to do business as a foreign corporation, dated as of a date that is within fifteen (15) calendar days of the Closing Date.

(f) The Legal Opinion, executed by Clark, Balboni & Gildea.

(g) Evidence of all consents, permits and approvals required to be obtained by the Company or Sellers to consummate the transactions contemplated by this Agreement.

(h) All other documents reasonably required by Buyer to be delivered by the Company or Sellers.

Section 11.3  Buyer Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered to Sellers:

(a) The Purchase Price as set forth in Section 1.1(c).

(b) A certificate signed by the President or Chief Executive Officer of Buyer and Parent, dated the Closing Date, certifying on behalf of Buyer and Parent that: (i) all of the representations and warranties of Buyer and Parent contained in this Agreement and the Transaction Documents are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing to the same extent as if made at such time or in the case of representations and warranties made as of a specified date earlier than the Closing, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date; and (ii) all agreements and covenants of Buyer and Parent that this Agreement or the Transaction Documents require Buyer and Parent to have performed or complied with at or prior to the Closing have been so performed or complied with in all material respects.

(c) A certificate signed by the Secretary of Buyer and Parent dated the Closing Date, certifying on behalf of Buyer and Parent that: (i) all corporate actions required by Buyer and Parent to authorize and approve the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the Purchase Transaction and the other transactions and agreements provided for herein and therein have been taken and setting forth copies of such corporate actions; and (ii) the accuracy of the specimen signature of the officer or other authorized representative of Buyer and Parent executing this Agreement and the Transaction Documents.

(d) A good standing certificate for Parent issued by the Delaware Secretary of State, dated as of a date that is within ten (10) business days of the Closing Date.

(e) All other documents reasonably required by Sellers to be delivered by Buyer and Parent.

Article XII

INDEMNIFICATION

Section 12.1  Indemnification.

(a) Upon the terms and subject to the conditions of this Article XII, each of the Controlling Sellers agree, on a joint and several basis, to indemnify and reimburse Buyer and each of Buyer’s successors and assigns and their respective present and future directors, officers, agents and employees (collectively, the “Buyer Group”) from and against all claims, actions or causes of action, assessments, liabilities, settlements, judgments or judicial or arbitration compromises (whether voluntary or involuntary), losses, deficiencies, damages, interests, fines, penalties, costs, expenses, obligations or responsibilities, whether known or unknown, fixed or unfixed, conditional or unconditional, liquidated or unliquidated, accrued, absolute, contingent or otherwise, including, but not limited to, reasonable attorneys fees and court costs (hereinafter collectively referred to as “Damages”), as asserted against, imposed upon or incurred by any member of the Buyer Group, directly or indirectly, to the extent such Damages result from:

(i) any misrepresentation, breach of representation or warranty or any non-fulfillment of any covenant or agreement made by or to be performed by the Company or any Controlling Seller pursuant to this Agreement; or

(ii) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

(b) Upon the terms and subject to the conditions of this Article XII, each of the Sellers agree, on an individual basis, to indemnify and reimburse Buyer Group from and against all Damages, as asserted against, imposed upon or incurred by any member of the Buyer Group, directly or indirectly, to the extent such Damages result from:

(i) any misrepresentation, breach of representation or warranty or any non-fulfillment of any covenant or agreement made by or to be performed by such Seller pursuant to this Agreement; or

(ii) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

(c) Upon the terms and subject to the conditions of this Article XII, Buyer agrees to indemnify each Seller from and against all Damages as asserted against, imposed upon or incurred by such Seller, directly or indirectly, to the extent such Damages result from:

(i) any misrepresentation, breach of representation or warranty or any non-fulfillment of any covenant or agreement made by or to be performed by Buyer pursuant to this Agreement; or

(ii) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

(d) Any member of the Buyer Group or Seller entitled to indemnification pursuant to Sections 12.1(a), 12.1(b) or 12.1(c) is hereinafter sometimes referred to as an “Indemnified Party,” and the “Indemnifying Party” shall be (i) Controlling Sellers, with respect to claims for indemnity by the Buyer Group under Section 12.1(a), (ii) the specific Seller, with respect to claims for indemnity by the Buyer Group under Section 12.1(b), and (iii) Buyer, with respect to claims for indemnity by Controlling Sellers under Section 12.1(c).

Section 12.2  Procedure for Indemnification.

(a) Upon obtaining actual knowledge of any item of Damages not involving a Third Party Claim, the Indemnified Party shall, as promptly as practicable following the date the Indemnified Party has obtained such actual knowledge, give written notice of such claim for which indemnification is sought pursuant to Section 12.1 (each, a “Claim”) to the Indemnifying Party, but, subject to Section 12.3(a), no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnified Party, at its cost, shall furnish to the Indemnifying Party in good faith and in reasonable detail such information as the Indemnified Party may have with respect to such Claim (including copies of any applicable invoice, billing or other document evidencing or asserting the same).

(b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Party will give written notice to the Indemnifying Party of the commencement of such Third Party Claim, and, at its cost, shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but, subject to Section 12.3(a), no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at the Indemnifying Party’s sole cost and expense (and not as a reduction in the amount of indemnification available under Section 12.1(a), 12.1(b) or 12.1(c), as the case may be), using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that the Indemnifying Party establishes to the reasonable satisfaction of the Indemnified Party that such Third Party Claim plus all other pending Claims and Third Party Claims will not exceed the Indemnifying Party’s applicable limitations on indemnification set forth in Section 12.3. If the Indemnifying Party satisfies the requirements of this Section 12.2(b) and desires to exercise its right to assume the defense and control the settlement of such Third Party Claim, the Indemnifying Party shall give written notice (the “Notice”) to the Indemnified Party within twenty (20) calendar days of receipt of written notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim stating that the Indemnifying Party shall assume the defense and control of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to (i) assume the defense and control the settlement of a Third Party Claim, which settlement shall be subject to the consent of the Indemnifying Party (not to be unreasonably withheld) except as otherwise provided in Section 12.2(e), and (ii) employ separate counsel at the reasonable expense of the Indemnifying Party and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party or (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Party, such settlement would have a continuing Material Adverse Effect on the Indemnified Party’s business (including any material impairment of its relationships with customers and suppliers). In addition, if the Indemnifying Party fails to give the Indemnified Party the Notice in accordance with the terms of this Section 12.2(b), the Indemnified Party shall have the right to assume control of the defense of and settle the Third Party Claim and, to the extent the Indemnified Party is finally determined to be entitled to indemnification for Damages suffered in connection with such Third Party Claim, all costs incurred in connection therewith shall constitute additional Damages of the Indemnified Party. In any such case specified in the foregoing two sentences, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Party.

(c) If at any time after the Indemnifying Party assumes the defense of a Third Party Claim, any of the conditions set forth in Section 12.2(b) above are no longer satisfied, the Indemnified Party shall have the same rights as set forth above as if the Indemnifying Party had never assumed the defense of such claim.

(d) Notwithstanding the foregoing, the Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense of any Third Party Claim that the other party is defending.

(e) If the Indemnifying Party assumes the defense of any Third Party Claim in accordance with the terms of Section 12.2(b), the Indemnifying Party shall have the right, upon thirty (30) calendar days’ prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Party will not have any liability and will be fully indemnified with respect to all Damages related to such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if (i) the judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages or relief, or (ii) in the reasonable judgment of the Indemnified Party, any settlement for solely money damages would have a continuing Material Adverse Effect on the Indemnified Party’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim for which it has assumed the defense and control of the settlement on such terms and conditions as it deems reasonably appropriate if such Third Party Claim involves only equitable or other non-monetary relief; provided, however, that if such settlement purports to impose equitable or other non-monetary relief on the Indemnifying Party, then the Indemnified Party shall not settle such Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right to settle any Third Party Claim involving monetary damages with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(f) Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

(g) Any disputes as to the amounts of Damages or entitlement to indemnification under this Article XII shall be resolved pursuant to Article XIV.

Section 12.3  Limitation of Indemnification Obligations.

(a) Notification.  No Indemnifying Party hereto shall have any obligation under Section 12.1 with respect to any Claim or Third Party Claim relating to a breach of a representation or warranty hereunder unless such Indemnifying Party is notified of such Claim or Third Party Claim on or before the expiration of the survival period of the underlying representation or warranty as set forth in Article V.

(b) Deductible for Certain Claims.

(i) Controlling Sellers will have no obligation to indemnify the Buyer Group under Section 12.1(a) with respect to misrepresentations or breaches of warranties until the aggregate amount of all Damages incurred or suffered with respect to all such Claims or Third Party Claims under Section 12.1(a) exceeds $100,000 in the aggregate (the “Basket”), in which event the Indemnified Party shall be entitled to indemnification for the amount of their Damages arising under such indemnification in excess of such amount; provided, however, that the Basket shall not apply to any Damages incurred or suffered by the Buyer Group, with respect to Damages related to a Non-Cap Claim.

(ii) Buyer will have no obligation to indemnify Sellers under Section 12.1(c) with respect to misrepresentations or breaches of warranties until the aggregate amount of all Damages incurred or suffered with respect to all such Claims or Third Party Claims under Section 12.1(c) exceeds $100,000 in the aggregate, in which event the Indemnified Party shall be entitled to indemnification for the amount of their Damages arising under such indemnification in excess of such amount; provided, however, that this limitation shall not apply to any Damages incurred or suffered by Sellers, with respect to Damages related to the non-fulfillment by Buyer of Section 3.2.

(iii) No Basket shall be applicable to indemnification claims made by the Buyer Group under Section 12.1(b).

(c) Indemnification Limitations for Certain Claims.

(i) Subject to Section 12.3(d) below, the maximum aggregate amount of Damages for which indemnification is required to be made shall be, in the case of Section 12.1(a) with respect to misrepresentations or breaches of warranties by Controlling Sellers (other than with respect to Non-Cap Claims, which are unlimited), the total Purchase Price received by the Controlling Sellers; provided, however, the foregoing limitation shall not apply to Damages suffered by the Buyer Group as a result of (each a “Non-Cap Claim”) (A) misrepresentations or breaches of representations or warranties contained in Section 2.2, 2.3, 2.4, 2.14, 2.15, 2.17 or 2.29, or (B) non-fulfillment by a Controlling Seller of the covenants or agreements made by such Controlling Seller in this Agreement.

(ii) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate amount of Damages for which indemnification is required to be made shall be, in the case of Section 12.1(b) with respect to breaches of representations or warranties by Sellers, shall equal in each case in which Buyer Group has incurred Damages the total Purchase Price received by the Seller that is the Indemnifying Party for such case.

(iii) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate amount of Damages for which indemnification is required to be made shall be, in the case of Section 12.1(c) with respect to breaches of representations or warranties by Buyer, shall equal the Purchase Price received by the Controlling Sellers.

(d) Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that, in the event of fraud, nothing in this Agreement shall limit (i) any party’s rights or (ii) the amount of Damages recoverable by a party against the party committing such fraud.

Section 12.4  Method of Payment of Damages.  Any claims for Damages with respect to breaches of representations and warranties by the Controlling Sellers or the Sellers (other than for a Non-Cap Claim) shall be satisfied, at the discretion of the Sellers subject to such claims, by either: (i) cash payment, or (ii) to the extent Seller holds sufficient shares of Parent Common Stock, such Seller’s return of the appropriate number of shares of Parent Common Stock to Parent, such shares to be valued at the average closing price of the Parent Common Stock for the five (5) days prior to the date when the subject Claim accrued. Except as set forth in the previous sentence, all claims for Damages established pursuant to this Agreement shall be promptly paid by the Indemnifying Party in cash. If the Indemnifying Party does not satisfy an obligation to pay Damages within twenty (20) business days of the establishment of such Damages pursuant to this Agreement, the Indemnified Party shall be entitled to take such remedies as it deems appropriate to satisfy such Damages.

Article XIII

TERMINATION; EFFECT OF TERMINATION

Section 13.1  Termination.  This Agreement may be terminated, and the transactions contemplated hereunder may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date in accordance with the following conditions:

(a) by mutual written consent of Buyer and the Controlling Sellers; or

(b) by (i) Buyer if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company or Sellers set forth in this Agreement, or (ii) Sellers if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement; or

(c) by either Buyer or Sellers if the Closing shall not have been consummated on or before August 31, 2010 (provided such date will be extended to September 30, 2010 if Parent receives comments from the SEC on its Shareholder Approval proxy statement); or

(d) by Sellers if any of the conditions specified in Article X has not been met or waived by Sellers at any such time as such conditions can no longer be satisfied; provided, however, that the failure of such condition does not result from a breach by any Seller of any term or condition of this Agreement or any Transaction Document; or

(e) by Buyer if any of the conditions specified in Article IX has not been met or waived by Buyer at any such time as such conditions can no longer be satisfied; provided, however, that the failure of such condition does not result from a breach by Buyer of any term or condition of this Agreement or any Transaction Document.

Section 13.2  Status of Agreement After Termination.  Upon any termination of this Agreement pursuant to Section 13.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any Affiliate, stockholders, directors or officers thereof; provided, however, that such termination shall not relieve any party from liability for breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to the date of termination. The provisions of Sections 6.5 and 6.6 shall survive any termination of this Agreement.

Article XIV

ARBITRATION

Section 14.1  Arbitration.  Other than claims for equitable remedies, all claims, demands, disputes, controversies, differences or misunderstandings between or among the parties arising out of, or by virtue of, this Agreement shall be submitted to and determined by arbitration in accordance with the procedures set forth on Exhibit D hereto.

Section 14.2  Consent to Service of Process.  Each of Buyer and each Seller hereby consents to process being served in any suit, action, arbitration or proceeding of any nature, by the mailing of a copy thereof by United States mail certified, postage prepaid, return receipt requested, to them at their respective addresses set forth in Section 15.3 hereof. Each of Buyer and each Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, all claim of error by reason of any such service pursuant to the terms hereof (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (a) shall be deemed in every respect effective service of process in any such suit, action or proceeding, and (b) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service.

Section 14.3  Reservation of Rights.  Nothing in this Article XIV or Exhibit D shall affect the right of any party hereto to serve process in any manner permitted by law or affect the right of any party to bring proceedings against, any other party in the courts of any jurisdiction or jurisdictions with respect to equitable matters.

Article XV

GENERAL

Section 15.1  Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire agreement of the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements and understandings, whether oral or written, of the parties relating thereto. This Agreement may only be amended by a writing signed by the Parent, on behalf of Parent and Buyer, and the Controlling Sellers, on behalf of the Sellers. Except as provided in Article VIII or Article XIII, this Agreement is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns and does not confer on any other Person any rights or remedies hereunder. The provisions of Article VIII and Article XIII may be enforced by the beneficiaries thereof.

Section 15.2  Assignment.  This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective heirs, executors successors and permitted assigns. Except as provided in Section 8.7 or the proviso at the end of this sentence, none of the parties hereto shall assign or delegate their respective rights or obligations under this Agreement in whole or in part without the prior written consent of the other parties hereto in their sole discretion; provided, however, that Buyer may assign and delegate its rights and obligations under this Agreement to any Affiliate of Buyer. Any assignment or attempted assignment of this Agreement in violation of the terms of this Section 15.2 shall be void ab initio.

Section 15.3  Notices.  All notices, requests, demands, waivers, consents, approvals, payments or other communications which are required by or permitted hereunder shall be in writing and be deemed delivered

(a) upon receipt, if by hand delivery, (b) upon transmission, if sent by facsimile with confirmation of receipt during normal business hours for the recipient or on the next business day if sent after normal business hours for the recipient, (c) the next business day, if sent by a reputable overnight courier service such as FedEx or DHL, or (d) on the fifth calendar day following deposit in the United States mail, certified, postage prepaid, return receipt requested addressed as follows:

If to Buyer	Converted Organics Inc.
Attention: Facsimile:

With a copy to (which shall not constitute notice):	Cozen O’Connor The Army and Navy Building 1627 I Street, NW Suite 1100 Washington, D.C. 20006 Attention: Ralph V. De Martino, Esq. Facsimile: (866) 741-8182

If to the Company or Sellers:	TerraSphere Systems, LLC Facsimile:
With a copy to (which shall not constitute notice):
Facsimile:

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15.3 for the giving of notice.

Section 15.4  Indulgences, Etc.  Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement or any of the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right remedy, power or privilege or any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

Section 15.5  Mutual Drafting.  This Agreement is the result of the joint efforts of the parties hereto and each provision has been subject to the mutual negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting of this Agreement.

Section 15.6  Disclosure Schedules.  Each matter set forth in or explicitly incorporated by reference into any of the Schedules attached to this Agreement (or any agreement, instrument or other documents specifically referenced in such Schedule to the extent a copy of the same has been delivered to Buyer prior to the execution of this Agreement) shall only be deemed to have been disclosed under such Schedule. The Schedules shall in all respects constitute a part of the representations and warranties of Sellers.

Section 15.7  Provisions Several.  The provisions of this Agreement are independent of and several from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 15.8  Headings.  The paragraph headings in this Agreement are for convenience only; the paragraph headings form no part of this Agreement and shall not affect its interpretation.

Section 15.9 Gender, Etc. Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 15.10  Governing Law.  All questions relating to the validity, construction and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice-of-law rules of this or any other jurisdiction to the contrary.

Section 15.11  Counterparts.  This Agreement may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parent, Buyer and Company hereto have duly executed this Membership Interest Purchase Agreement on the day and year first above written.

CONVERTED ORGANICS INC.

By:
Name:

Title:

TERRASPHERE INC.

By:
Name:

Title:

TERRASPHERE SYSTEMS, LLC

By:
Name:

Title:

[SIGNATURE PAGE OF PARENT, BUYER AND COMPANY]

IN WITNESS WHEREOF, the Sellers hereto have duly executed this Membership Interest Purchase Agreement on the day and year first above written.

By:

Name:

Title:

Pursuant to Section 1.1(c) of this Agreement, indicate your selection below among either Option 1 (immediate payment structure) or Option 2 (earn-out payment structure):

Option 1  ☐
Option 2  ☐

[SIGNATURE PAGE OF SELLERS]

ANNEX A

DEFINITIONS

As used in the Agreement, each of the following terms has the meaning given in this Annex A or in the respective Sections referred to below:

“412 Plan” shall have the meaning set forth in Section 2.17(d).

“AAA” shall have the meaning set forth in Exhibit C.

“Affiliate” shall mean with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person specified.

“Agents” shall have the meaning set forth in Section 7.1.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Balance Sheet” shall have the meaning set forth in Section 2.7.

“Basket” shall have the meaning set forth in Section 12.3(b)(i).

“Business” shall have the meaning set forth in Section 8.2.

“Buyer” shall have the meaning set forth in the introductory paragraph.

“Buyer Affiliate” shall have the meaning set forth in Section 8.1(a).

“Buyer Group” shall have the meaning set forth in Section 12.1(a).

“Claim” shall have the meaning set forth in Section 12.2(a).

“Closing” shall have the meaning set forth in Section 11.1.

“Closing Date” shall have the meaning set forth in Section 11.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the introductory paragraph.

“Company Confidential Information” shall have the meaning set forth in Section 8.1(b).

“Company Employment Agreement” shall have the meaning set forth in Section 2.18.

“Company Ownership Percentage” shall be the respective ownership percentage of the Company of each Seller, as set forth on Exhibit A.

“Contract” shall have the meaning set forth in Section 2.13(a).

“Controlling Sellers” shall mean the Sellers listed on Schedule A.

“Copyrights” shall have the meaning set forth in Section 2.12(b).

“Customer Contract” shall have the meaning set forth in Section 2.13(a).

“Damages” shall have the meaning set forth in Section 12.1(a).

“Environmental Laws” shall have the meaning set forth in Section 2.14(b).

“ERISA” shall have the meaning set forth in Section 2.17(a).

“ERISA Affiliates” shall have the meaning set forth in Section 2.17(a).

“Excess Funding” shall have the meaning set forth in Section 1.3(b).

“Financial Statements” shall have the meaning set forth in Section 2.7.

“Buyer Affiliate” shall have the meaning set forth in Section 8.1(a).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Agency” shall mean any (a) United States federal, state, local, municipal, or other governmental or quasi-governmental authority of any nature (including any governmental agency, instrumentality, branch, department, official or entity and any court or other tribunal), or (b) United States body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Substance” shall have the meaning set forth in Section 2.14(c).

“Indebtedness” shall mean, with respect to the Company, the sum, as of the Closing Date and without giving effect to the transactions contemplated by this Agreement, of (a) all indebtedness for borrowed money (including principal, accrued and unpaid interest, fees due, and any other amounts due), (b) other items in the nature of indebtedness, such as any accrued severance obligations, capital lease obligations, any accrued bonuses and all accrued but unpaid Taxes, other than those taxes listed as “current liabilities.”

“Indemnified Party” shall have the meaning set forth in Section 12.1(d).

“Indemnifying Party” shall have the meaning set forth in Section 12.1(d).

“Insurance Policies” shall have the meaning set forth in Section 2.25.

“Intellectual Property” shall have the meaning set forth in Section 2.12(b).

“Intellectual Property Licenses” shall have the meaning set forth in Section 2.12(a).

“IRS” shall have the meaning set forth in Section 2.17(b).

“Knowledge” shall mean with respect to (a) Buyer, the knowledge of Buyer’s Chief Financial Officer (i) if such individual is actually aware of such fact or matter, or (ii) such individual would reasonably be expected to become aware of such fact or matter in the ordinary course of discharging such individual’s duties as an officer of Buyer; and (b) the Company, the knowledge of any officer, director or executive of the Company, or any Seller, if (i) such individual is actually aware of such fact or matter, or (ii) such individual would reasonably be expected to become aware of such fact or matter in the ordinary course of discharging such individual’s duties as an officer, director or employee of the Company.

“Laws” shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, writ, judgment or injunction.

“Leased Real Property” shall have the meaning set forth in Section 2.10.

“License” shall have the meaning set forth in the preamble.

“Legal Opinion” shall have the meaning set forth in Section 9.9.

“Liens” shall mean debts, claims, security interests, pledges, rights of others, liens, encumbrances, assessments, charges or restrictions of every nature, except for (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith and by appropriate proceeding (with no risk of forfeiture), if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the Financial Statements; (b) statutory liens of landlords, mechanics liens and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the Financial Statements; and (c) easements, rights-of-way, restrictions and other similar non-monetary charges or encumbrances, in each case, that do not interfere with the ordinary conduct of the Company’s operations and do not or would not materially detract from the value of the property to which such encumbrance relates.

“Material Adverse Effect” shall mean any change or effect, individually or in the aggregate with any other change or effect, that is or would be reasonably expected to be materially adverse to the financial condition, operations or results of operations or prospects of the Company.

“Material Contract” shall have the meaning set forth in Section 2.13(b).

“Notice” shall have the meaning set forth in Section 12.2(b).

“Organizational Documents” shall mean, with respect to a particular Person, the certificate or articles of incorporation and bylaws or similar organizational documents, as applicable, of such Person.

“Parent’s Common Stock” shall have the meaning set forth in Section 1.1(c).

“Patents” shall have the meaning set forth in Section 2.12(b).

“PBGC” shall have the meaning set forth in Section 2.17(b).

“PCBs” shall have the meaning set forth in Section 2.14(c).

“Permits” shall have the meaning set forth in Section 2.23.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, Governmental Agency or other entity.

“Personal Property” shall have the meaning set forth in Section 2.11.

“Plan” and “Plans” shall have the meanings set forth in Section 2.17(a).

“Proprietary Information” shall have the meaning set forth in Section 2.12(b).

“Purchase Price” shall have the meaning set forth in Section 1.1(c).

“Purchase Transaction” shall have the meaning set forth in the preamble.

“Real Property Leases” shall have the meaning set forth in Section 2.10.

“SEC” shall have the meaning set forth in Section 7.8.

“Seller” or “Sellers” shall have the meaning set forth in the introductory paragraph.

“Seller Employment Agreement” shall have the meaning set forth in Section 9.7.

“Shareholder Approval” shall have the meaning set forth in Section 9.1.

“Stock Consideration” shall have the meaning set forth in Section 1.2.

“Software” shall have the meaning set forth in Section 2.12(b).

“Straddle Period” shall have the meaning set forth in Section 2.15(c).

“Subsidiaries” shall have the meaning set forth in Section 2.1(b).

“Tax” and “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Agency, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

“Tax Qualified Plan” shall have the meaning set forth in Section 2.17(r).

“Tax Return” shall mean all returns, reports, estimates, declarations, information returns or similar statements required to be filed with respect to any Tax, including any schedule or attachment thereto and including any amendment thereof.

“Technology” shall have the meaning set forth in the preamble.

“Third Party Claim” shall have the meaning set forth in Section 12.2(b).

“Trademarks” shall have the meaning set forth in Section 2.12(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” shall mean the agreements, documents, certificates and instruments required to be executed or delivered by any Seller, the Company or Buyer pursuant to this Agreement (but excluding this Agreement).

“Unfunded Pension Liability” shall have the meaning set forth in Section 2.17(e).

“Units” shall have the meaning set forth in the preamble.

“Withdrawal Liability” shall have the meaning set forth in Section 2.17(g).

Annex B

Acquisition Committee of the Board of Directors	July 6, 2010
Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

Confidential

Dear Acquisition Committee:

Converted Organics Inc., a Delaware corporation (the “Company”), has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Acquisition Committee of the Board of Directors of the Company (the “Acquisition Committee”) and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company and, accordingly, to the holders of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), other than those holders who also own membership units of TerraSphere Systems LLC (“TerraSphere” or the “Target”), of the consideration to be paid by the Company in the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

The Proposed Transaction involves the purchase of 100% of the membership units (the “Units”) of TerraSphere by a wholly owned subsidiary of the Company (“TerraSphere Inc.”) in exchange for shares of Company Common Stock, pursuant to a Membership Interest Purchase Agreement (the “Agreement”) by and among the Company, TerraSphere and TerraSphere Inc. The purchase price for the Units (the “Purchase Price”) shall be, at the option of each Seller (“Seller”), in the form of either:

1) Option one (“Option One”) — such Seller’s pro rata portion of $21,000,000 worth of Company Common Stock, valued at the price which is the average closing price for Company Common Stock over the fifteen (15) trading days preceding the date of the execution of the Agreement (the “Closing Price Per Share”); or

2) Option two (“Option Two”) — such Seller’s pro rata portion of $12,000,000 worth of Company Common Stock, valued at the Closing Price Per Share, plus additional shares of Company Common Stock that may be paid based upon the achievement of certain milestones set forth in the Agreement. The total value of the Company Common Stock (valued at the Closing Price Per Share) to the Sellers, if all such milestone payments are made, would equal $28,000,000.

The number of shares of Company Common Stock to be issued in connection with the Proposed Transaction is subject to certain potential anti-dilution adjustments after the closing as to which we express no opinion. The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’

Duff & Phelps, LLC	T +1 312 697 4600	www.duffandphelps.com
311 South Wacker Drive	F +1 312 697 0112
Suite 4200
Chicago, IL 60606

Acquisition Committee of the Board of Directors
Converted Organics Inc.
July 6, 2010

procedures, investigations, and financial analysis with respect to the preparation of our Opinion included, but were not limited to, the items summarized below:

1. Discussed the Proposed Transaction, the operations, financial condition, future prospects and projected operations and performance of the Company and the Target with the managements of the Company and the Target;

2. Reviewed the Company’s audited financial statements as filed with the Securities and Exchange Commission for the years ending December 31, 2008 and 2009 as well as the March 31, 2010 10Q;

3. Reviewed TerraSphere’s audited financial statements as of December 31, 2009 and unaudited financial statements as of March 31, 2010;

4. Reviewed year-to-date unaudited trial balance of TerraSphere as of June 22, 2010;

5. Reviewed the three-year financial forecasts prepared by the management of the Company and the five-year financial forecasts prepared by the management of the Target;

6. Met with licensees of the Target and discussed strategic plans and business models;

7. Reviewed a draft of the Agreement received on June 28, 2010;

8. Reviewed the due diligence packet pertaining to the sale of the PharmaSphere division (“PharmaSphere”) of TerraSphere;

9. Reviewed investor presentations of TerraSphere dated March 2010 and October 2009;

10. Reviewed the historical trading price and trading volume of the Company Common Stock and the publicly traded securities of certain other companies that we deemed relevant;

11. Compared the financial performance of the Company and the Target and the prices and trading activity of the Company Common Stock with those of certain other publicly traded companies that we deemed relevant; and

12. Conducted such other analyses and considered such other factors as we deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1. Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2. Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

3. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

4. Assumed that information supplied to Duff & Phelps and representations and warranties made in the Agreement are accurate in all material respects;

Acquisition Committee of the Board of Directors
Converted Organics Inc.
July 6, 2010

5. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

6. Relied upon the fact that the Acquisition Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and

7. Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the Target or the contemplated benefits expected to be derived in the Proposed Transaction.

8. Assumed the offer from a private equity group to purchase newly issued units of a wholly owned entity of TerraSphere (“PharmaSphere”) for $6.7 million for an approximate ownership of 52.9% of PharmaSphere is still outstanding and available to be accepted by TerraSphere.

In addition, the management of the Company has directed us to assume that Sellers owning 69% of the Units will elect Option Two.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (b) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Transaction, or (c) advise the Acquisition Committee, the Board of Directors or any other party with respect to alternatives to the Proposed Transaction. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the Company Common Stock after announcement of the Proposed Transaction. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by any other party, or with respect to the fairness of any such compensation. We also express no opinion with respect to the impact of the Proposed Transaction on any particular holder of Company Common Stock other than in its capacity as such.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Acquisition Committee and may not translate to any other purposes. This Opinion (a) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (b) is not a recommendation as to how the Acquisition Committee or the Board of Directors of the Company or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and

Acquisition Committee of the Board of Directors
Converted Organics Inc.
July 6, 2010

(c) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Without the prior written consent of Duff & Phelps, this Opinion may not be quoted from or referred to, in whole or in part, in any written document or used for any other purpose, except as described in the remainder of this paragraph. This Opinion may be included in its entirety in any proxy statement distributed to stockholders of the Company in connection with the Proposed Transaction or other document required by law or regulation to be filed with the Securities and Exchange Commission, and you may summarize or otherwise reference the existence of this Opinion in such documents, provided that any such summary or reference language shall also be subject to the prior written approval by Duff & Phelps.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Acquisition Committee in connection with the delivery of this Opinion, and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the engagement letter between the Company and Duff & Phelps, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Acquisition Committee that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has performed financial advisory services to a subsidiary of the Target for which Duff & Phelps received customary fees and indemnification.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the consideration to be paid by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company and, accordingly, to the holders of the Company Common Stock, other than those holders who also own membership units of TerraSphere.

This Opinion has been approved by the internal opinion committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC

000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on , 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/COIN • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The board of directors recommends a vote FOR the proposal below and if no specification is made, the shares will be voted for such proposal.	+

		For	Against	Abstain			For	Against	Abstain

1.	Approval of the acquisition of TerraSphere Systems LLC and the issuance of up to 34,166,667 shares of Company common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections as described in the proxy statement.	☐	☐	☐	2.	To approve the ability of the Company’s chief executive officer to adjourn the special meeting for the purpose of soliciting additional proxies.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Converted Organics Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                           , 2010
The undersigned stockholder acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement hereby appoints Edward J. Gildea and David Allen, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Converted Organics Inc. (the “Company”) at the Special Meeting of Stockholders of the Company to be held at Marriott’s Longwharf, 296 State Street, Boston MA 02109, on                           , 2010 at 9:30 a.m., local time, and at any adjournments or postponements thereof.
PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
(Item to be voted appear on reverse side.)